CONFORMED THROUGH AMENDMENT NO. 3

SALE AND SERVICING AGREEMENT

by and among

GOLUB CAPITAL MASTER FUNDING LLC,
as the Issuer,

GOLUB CAPITAL INCORPORATED,
as the Originator and as the Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,
as the Indenture Trustee and the Collateral Administrator

Dated as of July 27, 2007

Golub Capital Master Funding LLC Variable Funding Notes

(continued)

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(continued)

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(continued)

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Section 13.04.	GOVERNING LAW	85

Section 13.05.	Severability of Provisions	85

Section 13.06.	Assignment	85

Section 13.07.	Third-Party Beneficiaries	85

Section 13.08.	Separate Counterparts	85

Section 13.09.	Headings and Cross-References	85

Section 13.10.	Assignment to Indenture Trustee	85

Section 13.11.	No Petition Covenants	86

Section 13.12.	Limitation of Liability of Indenture Trustee	86

Section 13.13.	Tax Treatment	86

Section 13.14.	Allocation of Payments on Loans Subject to the Retained Interest Provisions	86

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SALE AND SERVICING AGREEMENT

THIS SALE AND SERVICING AGREEMENT, dated as of July 27, 2007, is by and among:

(1)	GOLUB CAPITAL MASTER FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the “Issuer”);

(2)
GOLUB CAPITAL INCORPORATED, a New York corporation (together with its successors and assigns, “GCI”), as the servicer (together with its successors and assigns, in such capacity, the “Servicer”), and as the originator (together with its successors and assigns, in such capacity, the “Originator”); and

(3)
U.S. BANK NATIONAL ASSOCIATION (together with its successors and assigns, “U.S. Bank”), not in its individual capacity but solely as the indenture trustee (together with its successors and assigns, in such capacity, the “Indenture Trustee”) and as the collateral administrator (together with its successors and assigns, in such capacity, the “Collateral Administrator”).

RECITALS

WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires Loans (as defined herein);

WHEREAS, the Issuer seeks to purchase the Initial Loans (as defined herein) from the Originator and may acquire from time to time thereafter certain Additional Loans from the Originator (such Initial Loans and Additional Loans, together with certain related property as more fully described herein, being the Loan Assets as defined herein);

WHEREAS, the Originator is willing to sell the Loan Assets (as defined herein) to the Issuer pursuant to the terms hereof; and

WHEREAS, the Servicer is willing to service the Loan Assets for the benefit and account of the Issuer pursuant to the terms hereof.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

SECTION 1.01.      Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Accreted Interest” means accrued interest on a Deferred Interest Loan that is added to the principal amount of such Loan instead of being paid as it accrues.

“Additional Loans” means those Loans conveyed to the Issuer on a Transfer Date occurring after the initial Transfer Date.

“Advance” has the meaning given to such term in the Note Purchase Agreement.

“Advance-Funded Loan” means any Loan which will be funded at the closing of such Loan with the proceeds of an Advance and which is designated by the Issuer (or the Servicer on the Issuer’s behalf) in writing to the Deal Agent and the Indenture Trustee as an “Advance-Funded Loan,” and which shall constitute an “Advance-Funded Loan” for purposes of the conditions, obligations, certifications and delivery requirements (as applicable) provided for in Sections 2.03(b), 2.05 and 2.06, and Section 4.02(h) of the Note Purchase Agreement, and shall constitute a Loan for all other purposes under this Agreement. Subject to the foregoing, any Advance-Funded Loan as to which each of the above-referenced conditions, obligations, certifications and delivery requirements (as applicable) shall have been satisfied (as confirmed in writing by the Servicer to the Deal Agent and the Indenture Trustee) shall no longer constitute an Advance-Funded Loan for any purpose under this Agreement.

“Advance Rate” means, with respect to any type of Loan on any date of determination, the corresponding percentage set forth in the appropriate row under the then-current Diversity Score of the Loan Pool, as specified below, calculated after giving effect to the inclusion of such Loan in the Loan Pool:

	Advance Rate
Loan Type	Diversity Score less than 20	Diversity Score greater than or equal to 20

Senior Secured Loan	75%	85%

Second Lien Loan	55%	75%

Subordinated Loan	45%	65%

“Affiliate” of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person; provided that for purposes of determining whether any Loan is eligible to be included in the Loan Pool or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies in which such Person acquires, holds or sells investments. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agented Loan” means any Loan that has each of the following characteristics: (a) the Loan is originated or purchased by the Originator in accordance with the Credit and Collection Policy as a part of a syndicated loan transaction that has been fully consummated prior to such Loan becoming part of the Loan Pool, (b) the Issuer, as assignee of the Loan, has all of the rights and obligations of the Originator (other than the Originator’s obligations as lead agent, collateral agent or paying agent or in similar capacities with respect to such Loan) with respect to such Loan and the Underlying Collateral and (c) unless the Loan is an unsecured Loan, the Loan is secured by an undivided interest in the Underlying Collateral that also secures and is shared by, on a pro rata basis, all other holders of such Obligor’s indebtedness of equal priority; provided that Agented Loans shall not include (1) the obligations, if any, of any agents under the Underlying Loan Documents evidencing such Agented Loans, and (2) the Retained Interests under the Underlying Loan Documents evidencing such Agented Loans that are retained by the Originator or are owned or owed by other lenders.

“Agented Loan Advance” has the meaning given to such term in the Note Purchase Agreement.

“Aggregate Concentration Excess” means, as of any date of determination, the sum (without duplication) of the aggregate dollar amount by which the Outstanding Loan Balance of all Eligible Loans included in the Loan Pool:

(a)           to a single Obligor exceeds 5% of the Concentration Limit; provided that the Outstanding Loan Balance of all Agented Loans to a single Obligor shall only constitute part of the Aggregate Concentration Excess to the extent it exceeds the limitations set forth in Section 4.03(a) of the Note Purchase Agreement;

(b)           that are Fixed Rate Loans exceeds 40% of the Concentration Limit;

(c)           that are Second Lien Loans exceeds 40% of the Concentration Limit;

(d)           that are Subordinated Loans exceeds 40% of the Concentration Limit;

(e)           that are Committed Revolving Loans or Committed Delayed Draw Term Loans exceeds 30% of the Concentration Limit;

(f)            that pay interest less frequently than quarterly exceeds 25% of the Concentration Limit;

(g)           that are Large Middle Market Loans exceeds 30% of the Concentration Limit;

(h)          that are Broadly Syndicated Loans exceeds 15% of the Concentration Limit;

(i)           (w) that are Loans for which the Obligors are classified in the Moody’s Industry Classification Groups for the Diversified/Conglomerate Services, Electronics, Retail Stores, Personal, Food and Miscellaneous and Personal and Non Durable Consumer Products categories, individually, exceeds 15% of the Concentration Limit; (x) that are Loans for which the Obligors are classified in the Moody’s Industry Classification Group for the Healthcare, Education and Childcare category exceeds 20% of the Concentration Limit; (y) that are Loans falling within the categories referred to in clauses (w) and (x) above (which categories individually exceed 10% of the Concentration Limit), collectively, exceeds 30% of the Concentration Limit; and (z) that are Loans for which the Obligors are classified in the Moody’s Industry Classification Groups other than those specified in clauses (w) and (x) above, individually, exceeds 10% of the Concentration Limit.

(j)             that are DIP Loans exceeds 7.5% of the Concentration Limit;

(k)            that are DIP Loans and made to a single Obligor exceeds 2.0% of the Concentration Limit;

(l)             to Obligors with a principal place of business located in, organized under the laws of, or substantially all of the assets of which are located in, Canada exceeds 10% of the Concentration Limit;

(m)           that are Deferred Interest Loans for which the full amount of accrued and unpaid interest is currently being deferred in accordance with the terms of such Loan exceeds 10% of the Concentration Limit;

(n)            to Obligors with a principal place of business located in, organized under the laws of, or substantially all of the assets of which are located in, Canada or any Moody’s Group I Country, Moody’s Group II Country or Moody’s Group III Country exceeds 20% of the Concentration Limit;

(o)            to Obligors with a principal place of business located in, organized under the laws of, or substantially all of the assets of which are located in any Moody’s Group II Country exceeds 2.0% of the Concentration Limit;

(p)            to Obligors with a principal place of business located in, organized under the laws of, or substantially all of the assets of which are located in, any Moody’s Group III Country exceeds 2.0% of the Concentration Limit;

(q)            that are Non-USD Loans exceeds 10% of the Concentration Limit; and

(r)             that are Loans with a Loan Risk Rating of 3 exceeds 20% of the Concentration Limit.

The Aggregate Concentration Excess amounts shall be calculated such that (i) Committed Revolving Loans and Committed Delayed Draw Term Loans shall be treated as fully funded, (ii) only the funded portions of the Funded Revolving Loans and Funded Delayed Draw Term Loans will be included in such calculation and (iii) for purposes of such calculation, the Maximum Facility Amount shall include the outstanding amount of all Excess Concentration Advances outstanding as of the applicable date of determination.

“Aggregate Loan Commitment Amount” means, as of any date of determination, the aggregate Loan Commitment Amounts of all Loans in the Loan Pool as of such date of determination.

“Aggregate Net Mark to Market Amount” means, as of any date of determination, the net positive amount that would be payable by the Issuer if each Interest Rate Hedge Transaction were terminated on that date.

“Aggregate Outstanding Loan Balance” means, as of any date of determination, the sum of the Outstanding Loan Balance for each Eligible Loan included in the Loan Pool as of such date of determination.

“Aggregate Outstanding Principal Balance” means, as of any date of determination, the aggregate principal amount of all Notes outstanding as of such date of determination.

“Agreement” means this Sale and Servicing Agreement, as amended, modified, waived, supplemented or restated from time to time in accordance with the terms hereof.

“Allonge” means, with respect to any Underlying Note, an original allonge in blank, signed in the name of the Issuer.

“Amortization Period” means the period from and including the Commitment Termination Date until all amounts payable to the Indenture Trustee and the Secured Parties have been satisfied in full.

“Applicable Law” for any Person means the certificate of incorporation or articles of association and by–laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

“Approved Owner” means each Person identified on the list provided by the Issuer on the Closing Date and approved by the Deal Agent and the Required Noteholders, together with any other Person subsequently approved in writing by the Deal Agent and the Required Noteholders.

“Assignment” means, with respect to a Loan, the assignment and acceptance agreement between the Originator and the Issuer effecting the assignment of such Loan (including to the extent provided in such assignment and acceptance agreement any related Loan Commitment) by the Originator to the Issuer.

“Availability” means, as of any date of determination, an amount equal to the excess, if any, of (i) the Maximum Availability over (ii) the sum of (x) the Advances outstanding on such day plus (y) the Aggregate Net Mark to Market Amount.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§101, et seq.), as amended from time to time.

“Borrowing Base” means, as of any date of determination, an amount equal to the product of (x) the Aggregate Outstanding Loan Balance of all Eligible Loans as of such date, minus the Concentration Reduction Amount as of such date times (y) the Weighted Average Advance Rate as of such date.

“Borrowing Base Determination Date” means (i) with respect to a Borrowing Base Certificate delivered pursuant to Section 9.03(a) in connection with the application of Principal Collections or amounts on deposit in the Commitment Reserve Account, the close of business on the Business Day immediately preceding such application, (ii) with respect to a Borrowing Base Certificate delivered pursuant to Section 9.03(b) in connection with an Advance Request, the close of business on the Business Day immediately preceding the Business Day on which such Advance Request is delivered under the Note Purchase Agreement; (iii) with respect to a Borrowing Base Certificate delivered pursuant to Section 9.03(b) in connection with a purchase of Additional Loans on a Transfer Date pursuant to Section 7.02(d)(iv), the close of business on the Business Day immediately preceding such Transfer Date; (iv) with respect to a Borrowing Base Certificate delivered pursuant to Section 9.03(c) or any date that any Loan ceases to be an Eligible Loan, the close of business on the Business Day immediately preceding such date; and (v) with respect to each Borrowing Base Certificate delivered pursuant to Section 9.03(e) in connection with a Monthly Report prepared with respect to any Payment Date, the related Calculation Date.

“Borrowing Base Certificate” has the meaning given to such term in the Note Purchase Agreement.

“Broadly Syndicated Loan” means a Loan that is part of a credit facility (including any first lien and second lien loans included in the facility) with a maximum committed facility amount of $250,000,000 or greater.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks in New York, New York, Minneapolis, Minnesota, Florence, South Carolina, or Boston, Massachusetts, may, or are required to, remain closed.

“Calculation Date” means, with respect to any Payment Date, the last day of the calendar month immediately preceding such Payment Date.

“Canadian Dollars” means the lawful currency of Canada.

“Certificate of Issuer’s Counsel” means a certificate substantially in the form of Exhibit M hereto.

“Change-in-Control” means the date on which (a) in respect of the Originator or the Servicer, (i) any Person or “group” acquires any “beneficial ownership” (as such terms are defined under Rule 13d-3 of, and Regulation 13D under the Exchange Act), either directly or indirectly, of stock or other equity interests or any interest convertible into any such interest in the Originator or the Servicer having more than fifty percent (50%) of the voting power for the election of directors of the Originator or the Servicer under ordinary circumstances or (ii) the Originator or the Servicer sells, transfers, conveys, assigns or otherwise disposes of all or substantially all of the assets of the Originator or the Servicer or (b) in respect of the Issuer, GCP IV, GCP V and GCP VI, or a direct or indirect Subsidiary of GCP IV, GCP V and GCP VI, together cease to own 100% of the stock or other equity interests or any interest convertible into any such interest in the Issuer, or any such additional owner (or, at the option of the Deal Agent, the parent thereof) of the stock or other equity interests or any interest convertible into any such interest of the Issuer shall have failed to enter into or maintain in effect a guaranty substantially in the form of the GCP IV Performance Guaranty and the GCP V Performance Guaranty; provided that the transaction described in the S-1 filed on May 14, 2007 in the name of Golub Capital Partners LLC or any similar private transaction shall not be a “Change-in-Control”.

“Citi” means Citigroup Global Markets Realty Corp., a New York corporation.

“Closing Date” means July 27, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

“Collateral Administration Agreement” means the Collateral Administration Agreement, dated July 27, 2007, by and among the Servicer and the Collateral Administrator, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Collateral Administrator” has the meaning given to such term in the Preamble.

“Collection Account” has the meaning given to such term in Section 7.01(a)(i).

“Collection Period” means, with respect to a Payment Date, the period from but excluding the prior Calculation Date (or, in the case of the first Payment Date, the Initial Cut-Off Date) to and including the Calculation Date for such Payment Date.

“Collections” means the aggregate of Interest Collections and Principal Collections.

“Commitment” shall have the meaning given to such term in the Note Purchase Agreement.

“Commitment Reserve Account” has the meaning given to such term in Section 7.01(a)(iii).

“Commitment Reserve Account Initial Balance” means an amount equal to $0.

“Commitment Reserve Amount” means, as of any date of determination, an amount equal to the excess, if any, of (a) an amount equal to the aggregate unfunded portion of the Aggregate Loan Commitment Amounts at such time over (b) the Availability (calculated (x) assuming all Revolving Loans and Delayed Draw Term Loans in the Loan Pool are fully funded and (y) without giving effect in the definition of Maximum Draw Amount of the amounts on deposit in the Commitment Reserve Account).

“Commitment Termination Date” means the earliest of (a) the Scheduled Commitment Termination Date, (b) the date on which the Commitments are terminated by the Issuer in accordance with Section 2.05(b) of the Note Purchase Agreement, (c) the date on which the Commitments are terminated pursuant to Section 5.2 of the Indenture, (d) the date on which the Portfolio Yield Test is not satisfied and (e) the date on which the Default Ratio is greater than 5.0%.

“Committed Delayed Draw Term Loan” means a Delayed Draw Term Loan for which the Issuer owns both the commitment to make future advances to the Obligor and the funded portion of such Delayed Draw Term Loan.

“Committed Revolving Loan” means a Revolving Loan for which the Issuer owns both the commitment to make future advances to the Obligor and the funded portion of such Revolving Loan.

“Computer Records” means the computer records generated by the Servicer or any subservicer that provide information relating to the Loans and that were used by the Originator in selecting the Loans conveyed to the Issuer pursuant to Section 2.01.

“Concentration Limit” means, as of any date of determination, an amount equal to the greater of the Aggregate Outstanding Loan Balance and the Maximum Facility Amount.

“Concentration Reduction Amount” means, as of any date of determination, an amount equal to (a) the Aggregate Concentration Excess as of such date (excluding, for purposes of this calculation, (x) the aggregate Outstanding Loan Balance of Agented Loans in the Loan Pool (or, if applicable, such lesser portion thereof) that were acquired with the proceeds of Agented Loan Advances and (y) the aggregate Outstanding Loan Balance of Loans in the Loan Pool that were acquired with the proceeds of Excess Concentration Advances) or (b) if greater, and if, as of such date (i) the Diversity Score for the Eligible Loans in the Loan Pool is less than 20 or (ii) an Event of Default has occurred and is continuing, the sum, calculated for each of the Obligors of Loans included in the Loan Pool as of such date with the largest, second-largest and third-largest aggregate Outstanding Loan Balance of Loans for each Obligor included in the Loan Pool as of such date, of the Outstanding Loan Balances of such Loans.

“Continued Errors” has the meaning given to such term in Section 8.03(f).

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth on Schedule 2 hereto.

“Credit and Collection Policy” means the written credit and collection policies and procedures manual of the Originator and the Servicer in effect on the Closing Date, as amended or supplemented from time to time in accordance with Section 5.02(h) of this Agreement; and with respect to any Successor Servicer, the written collection policies and procedures of such Person at the time such Person becomes Successor Servicer.

“Currency Hedge Transaction” means each currency hedge transaction between the Issuer and a Hedge Counterparty that is governed by a Hedging Agreement.

“Cut-Off Date” means either or both of (as the context may require) the Initial Cut-Off Date and any Subsequent Cut-Off Date as applicable to the Loan or Loans in question.

“Daily Interest Amount” means, for each day of an Interest Accrual Period, an amount equal to:

Where

N	=	the number of Advances outstanding on the relevant day of an Interest Accrual Period;

IRi	=	the Note Interest Rate applicable to Advance i as of such day;

Pi	=	the aggregate principal amount of Advance i as of such day (after giving effect to all distributions made on such day); and

Xi	=	the amount of any unpaid Interest Amount on Advance i from any Payment Date occurring prior to such day.

“Deal Agent” means Citi, as the Deal Agent under the Note Purchase Agreement, and any successor Deal Agent under the Note Purchase Agreement.

“Default” has the meaning given to such term in the Indenture.

“Default Ratio” means, as of any date of determination, the annualized equivalent of the ratio (expressed as a percentage) computed as of the last day of the most recently ended calendar month by dividing (a) the aggregate Outstanding Loan Balance of all Loans that (without duplication) became Defaulted Loans during the three calendar months immediately preceding such date (or such lesser number of calendar months as shall have elapsed since the Closing Date to such date of determination) by (b) the average of the Aggregate Outstanding Loan Balance for each day of each of the calendar months referred to in clause (a) above.

“Default Requirement” shall mean, with respect to any Loan, the monetary amount (if any) specified in the Underlying Loan Agreement for such Loan as to which such Loan may become declared due and payable before it would otherwise have been due and payable as a result of, or on the basis of, the occurrence of an event of default in respect of other indebtedness of the related Obligor in an aggregate amount above such specified monetary amount; provided that if no such monetary amount is specified in such Underlying Loan Agreement, the “Default Requirement” of such Loan shall mean an amount equal to 25% of the maximum size of the committed credit facility under which such Loan was made.

“Defaulted Loan” means a Loan (a) that is, in the case of a Broadly-Syndicated Loan, five days or more past due with respect to any interest or principal payment and for all other Loans, 60 days or more past due (it being understood that interest on any Revolving Loan that is capitalized in accordance with the terms of the Underlying Loan Agreement and any Accreted Interest with respect to any Deferred Interest Loan will not be considered past due), or would be so past due but for any amendment, modification, waiver or variance made to such Loan resulting from the Obligor’s inability to pay such Loan in accordance with its terms, (b) the maturity of which has been accelerated as a result of a non-payment default, (c) that has been placed on non-accrual status by the Servicer (which, in the Servicer’s judgment, exercised consistent with the Credit and Collection Policy, shall include, but not be limited to, (x) all Loans (excluding DIP Loans) the Obligor of which has experienced an Insolvency Event or has suffered any material adverse change that materially affects its viability as a going concern and (y) all Loans that are uncollectible in whole or in part), (d) that has been converted to an equity investment in the related Obligor, (e) for which, in the case of a Broadly-Syndicated Loan, the related Obligor is in payment default on any other obligation that is senior to or pari passu with such Loan and such obligation is in an amount equal to or greater than the Default Requirement, and the Servicer has received notice thereof from the related Obligor, or a trustee, fiscal agent, administrative agent, clearing agent or paying agent for the related obligation, or has actual knowledge thereof, or (f) that, in the Servicer’s judgment, exercised consistent with the Credit and Collection Policy, should be considered a Defaulted Loan.

“Deferred Interest Loan” means a Loan that requires the related Obligor to pay only a portion or none of the accrued and unpaid interest in cash on a current basis, with the remaining interest being deferred and paid later, together with any unpaid interest thereon, in a lump sum, which amount shall be treated as Interest Collections at the time it is received.

“Delayed Draw Term Loan” means a Loan that is fully committed on the initial funding date thereof and is required by its terms to be fully funded in one or more installments on draw dates to occur within three years after the closing date thereof, but which, once fully funded, has the characteristics of a Term Loan, including any Committed Delayed Draw Term Loan and Funded Delayed Draw Term Loan. Once fully funded, such Loan will cease to be a Delayed Draw Term Loan.

“Designated Accounts” means the Collection Account, the Note Distribution Account and the Commitment Reserve Account, collectively.

“Designated Account Property” means the Designated Accounts, all cash, investments, Financial Assets, securities and investment property held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities or otherwise) and all proceeds of the foregoing.

“Determination Date” means the last day of each calendar month.

“DIP Loan” means a Loan to an Obligor that is a “debtor-in-possession” as defined under the Bankruptcy Code, the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (a) (i) such DIP Loan is fully secured by liens on the debtor’s otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or any other applicable bankruptcy or insolvency law, or (ii) such DIP Loan is secured by liens of equal or senior priority on property of such debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code or any other applicable bankruptcy or insolvency law, and (b) such DIP Loan is fully secured based upon current valuation or appraisal report. Notwithstanding the foregoing, such a Loan will not be deemed to be a DIP Loan following the emergence of the related debtor-in-possession from bankruptcy protection under Chapter 11 of the Bankruptcy Code.

“Discretionary Sale” has the meaning given to such term in Section 2.07.

“Discretionary Sale Date” means the Business Day specified by the Issuer to the Deal Agent and the Indenture Trustee in a Discretionary Sale Notice as the proposed date of a Discretionary Sale.

“Discretionary Sale Notice” has the meaning given to such term in Section 2.07.

“Diversity Score” means the single number that indicates collateral concentration for the Loan Pool in terms of both Obligor and industry concentration, which is calculated as described in Schedule 1 hereto.

“Dollar” and “$” means lawful currency of the United States.

“Dollar Equivalent” means, on any date of determination, with respect to any amount denominated in a Permitted Currency other than Dollars, the amount of Dollars that would be required to purchase such amount of such Permitted Currency on the date two Business Days prior to such date, based upon: (a) except as described in clause (b), the rate payable by the Issuer pursuant to the applicable Currency Hedge Transaction entered into by the Issuer pursuant to the Indenture; (b) in the case of interest amounts (including any Interest Collections) on any Loan, if such interest amounts are not subject to a Currency Hedge Transaction, the spot selling rate at which the Deal Agent offers to sell such Permitted Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later; and (c) in the case of any other amounts, the exchange rate determined by the Servicer in its reasonable business judgment.

“Election Rate Loan” means a Loan which by its terms permits the related Obligor to periodically elect between Loan Rates based on the Loan Prime Rate or the Loan LIBOR Rate.

“Eligible Deposit Account” means a segregated account with an Eligible Institution.

“Eligible Guarantor” means, as of any date of determination, a guarantor as to which each of the following is true:

(a)           the guarantor is a business organization (and not a natural person or a Governmental Authority) that is duly organized, validly existing and in good standing under the laws of, and has its principal place of business and substantially all of its assets in, the United States, Canada or any Moody’s Group I Country, Moody’s Group II Country, Moody’s Group III Country or any political subdivision thereof (unless otherwise consented to in writing by the Deal Agent);

(b)           the guarantor is not an Affiliate of the Originator, the Servicer or the Issuer;

(c)           the guarantor’s principal business is not in the nuclear waste or biotech industry; and

(d)           the guarantor is not the subject of an Insolvency Proceeding unless the related Loan is a DIP Loan.

“Eligible Institution” means a depository institution (or the corporate trust department of such a depository institution) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) which has a short-term unsecured debt rating of “A-1” from S&P or “P-1” from Moody’s or such other ratings as are acceptable to the Deal Agent and (B) whose deposits are insured by the FDIC.

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(i)           direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

(ii)           demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank), including of the Indenture Trustee or its Affiliates, and subject to supervision and examination by Federal or State banking or depository institution authorities; provided that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating of “A-1” from S&P and “P-1” from Moody’s for short-term unsecured debt obligations or certificates of deposit granted thereby;

(iii)          commercial paper having, at the time of the investment or contractual commitment to invest therein, a credit rating of “A-1” from S&P and “P-1” from Moody’s for short-term unsecured debt obligations or certificates of deposit granted thereby;

(iv)          investments in money market or common trust funds having a rating of “AAAm” or “AAAm-G” from S&P and “Aaa” from Moody’s (including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor, so long as such fund shall have such rating);

(v)           bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi)          repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (ii) or (B) a depository institution or trust company (x) the deposits of which are insured by FDIC or (y) the counterparty for which has a credit rating of “A-1” from S&P and “P-1” from Moody’s for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amount of such repurchase obligation, and which is required to be liquidated immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall);

(vii)         commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating of “A-1” from S&P and “P-1” from Moody’s; or

(viii)        any other investment consented to in writing by the Deal Agent (and in respect of which notice of such consent has been provided by the Deal Agent to the Noteholders).

Unless otherwise consented to in writing by the Deal Agent, each of the foregoing investments shall only constitute “Eligible Investments” if they mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on such next Payment Date if such investment is issued by the institution with which the Note Distribution Account is then maintained. Any of the foregoing Eligible Investments may be purchased by or through the Indenture Trustee or any of its Affiliates.

“Eligible Loan” means, as of any date of determination, a Loan as to which each of the following is true:

(a)          the Loan has been originated or acquired by GCI or is a Third Party Acquired Loan;

(b)          the Loan is a Senior Secured Loan, a Second Lien Loan or a Subordinated Loan;

(c)          at any time after the Rule 3a-7 Compliance Date, the Loan is an “eligible asset” within the meaning of Rule 3a-7 under the 1940 Act;

(d)          the Obligor of the Loan is an Eligible Obligor;

(e)          each guarantor of the Loan that was material to the Originator’s underwriting of the Loan is an Eligible Guarantor;

(f)           the Loan has a Loan Risk Rating of 3 or higher;

(g)          the Loan had an original term to maturity as of the date of the origination thereof of not greater than ten years;

(h)          except as permitted under the definition of “Excess Concentration Advances” and clause (ff) of this definition, the Loan is denominated and payable only in Dollars in the United States and does not permit the currency in which, or country in which, such Loan is payable to be changed;

(i)           the Loan is not a Defaulted Loan and, as of the related Transfer Date, no Scheduled Payment in respect thereof remains unpaid for more than ten days after the due date therefor;

(j)           the Loan, other than any Deferred Interest Loan which by its terms permits the full amount of accrued and unpaid interest to be deferred, provides for Scheduled Payments of interest in cash, which are due and payable on a semi-annual or more frequent basis;

(k)          the Loan satisfies all applicable requirements of and has been originated or acquired, underwritten, closed and serviced in all material respects in accordance with the Credit and Collection Policy (including without limitation the execution by the Obligor of all material documentation required by the Credit and Collection Policy);

(l)           the Loan (if not a Third Party Acquired Loan) was generated or acquired in the ordinary course of the Originator’s business, or, in the case of a Third Party Acquired Loan, was acquired by the Issuer in an arm’s length transaction at the fair market value thereof (as determined by the Servicer in its reasonable discretion and in accordance with the Credit and Collection Policy) as of the related date of acquisition;

(m)         the Originator is not in breach of any of its obligations under the Underlying Loan Documents relating to the Loan;

(n)          the Loan is not a consumer loan intended primarily for personal, family or household use;

(o)          the Loan is in full force and effect and constitutes the duly authorized, legal, valid, binding and absolute and unconditional payment obligation of the related Obligor (subject, with respect to enforcement only, to applicable Insolvency Laws and to general principles of equity, whether considered in a suit at law or in equity), and there are no conditions precedent to the enforceability or validity of the Loan that have not been satisfied or validly waived;

(p)          the Underlying Loan Documents are in full force and effect and constitute the duly authorized, legal, valid, binding and absolute and unconditional obligation of the related Obligor, enforceable against such Obligor in accordance with their terms (subject to applicable Insolvency Laws and to general principles of equity, whether considered in a suit at law or in equity), and there are no conditions precedent to the enforceability or validity of such Underlying Loan Documents that have not been satisfied or validly waived;

(q)          the Loan, together with the Underlying Loan Documents and Loan File related thereto, is fully assignable to the Issuer and does not require the consent of or notice to the Obligor or any other Person or contain any enforceable restriction on the transfer or the assignment of the Loan to the Issuer pursuant to this Agreement or the related Assignment or the grant of a security interest therein to the Indenture Trustee pursuant to the Indenture other than a consent or waiver of such restriction that has been obtained or a notice that has been provided;

(r)           no provision of the Underlying Loan Documents has been waived, modified, or altered in any respect, except to the extent any such action satisfies each of the following: (i) such action was effected in the normal course of business; (ii) such action was effected in accordance with the Credit and Collection Policy, unless such waiver, modification or alteration has been effected by a lender group without the consent of the Originator or the Servicer, as applicable; (iii) such action does not have a material adverse effect on the collectability of the Loans or the interest of the Secured Parties in any related Underlying Collateral; and (iv) such action was effected by instruments duly authorized and executed and contained in the Required Loan Documents and recorded, if necessary, to protect the interests of the Secured Parties and which have been delivered to the Indenture Trustee;

(s)          the Loan has been originated or acquired in accordance with, and the Loan (or any portion thereof) does not contravene, in any material respect any Applicable Law (including, without limitation, Applicable Law relating to predatory or abusive lending, usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, licensing and privacy);

(t)           the information with respect to each Loan set forth on the List of Loans delivered to the Indenture Trustee and the Deal Agent is true and complete as of the date of such delivery;

(u)          the Loan (if not a Third Party Acquired Loan), together with the Underlying Collateral, has been originated or acquired by the Originator for acquisition by the Issuer, and immediately prior to the transfer and assignment contemplated by this Agreement, the Originator held good and indefeasible title to, and was the sole owner thereof, subject to no Liens except Liens which will be released simultaneously with such transfer and assignment and Permitted Liens; and immediately upon the transfer and assignment contemplated by this Agreement and the applicable Assignment, (i) the Issuer will hold good and indefeasible title to, and be the sole owner of, such Loan, subject to no Liens except Permitted Liens and (ii) the Issuer will have all of the rights of an assignee of (rather than a participant in) such Loan;

(v)          if the Loan is a Third Party Acquired Loan, then immediately prior to the transfer and assignment (if applicable) contemplated by the instruments of conveyance relating to such Loan, the assignor, if any, held good and indefeasible title to, and was the sole owner of, such Loan, subject to no Liens except Liens which will be released simultaneously with such transfer and assignment and Permitted Liens; and immediately upon the transfer and assignment contemplated by the instruments of conveyance relating to such Loan, (i) the Issuer will hold good and indefeasible title to, and be the sole owner of, such Loan, subject to no Liens except Permitted Liens and (ii) the Issuer will have all of the rights of an assignee of (rather than a participant in) such Loan;

(w)          the Loan constitutes an “instrument” or a “payment intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions;

(x)           the Loan is not subject to any litigation, dispute, refund, claims of rescission, setoff, netting, counterclaim or defense whatsoever, including but not limited to, claims by or against the Obligor thereof or a payor to or account debtor of such Obligor;

(y)          all payments of principal, interest and fees in respect of the Loan will be made free and clear of, and without deduction or withholding by the Obligor for or on account of, any taxes, unless such withholding or deduction is required by Applicable Law and the Obligor thereof is required to make “gross-up” payments that cover the full amount of any such withholding taxes on an after-tax basis;

(z)           no selection procedure adverse to the interests of the Secured Parties was utilized by the Originator or the Servicer in the selection of the Loan for inclusion in the Loan Pool;

(aa)         all of the Required Loan Documents required to be delivered to the Indenture Trustee with respect to such Loan have been delivered to the Indenture Trustee;

(bb)        the related Assignment complies with any applicable requirements set forth in the related Underlying Loan Agreement, except to the extent any noncompliance does not affect the validity of the assignment of such Loan;

(cc)         the Underlying Loan Agreement does not contain a confidentiality provision that, in the judgment of the Servicer, prohibits the Issuer from disclosing financial information and other non-public information obtained from the related Obligor in connection with the Loan regarding the related Obligor and the Required Loan Documents to the Rating Agencies;

(dd)        immediately prior to the transfer of the Loan (other than a Third Party Acquired Loan) to the Issuer, the carrying value of the Loan as reflected in the Originator’s books and records is the Outstanding Loan Balance of such Loan;

(ee)         the Loan is not Margin Stock; and

(ff)          if the Loan is not denominated and payable in Dollars, such Loan is subject to hedging arrangements satisfactory to the Deal Agent.

“Eligible Obligor” means, as of any date of determination, an Obligor as to which each of the following is true:

(a)           the Obligor is a business organization (and not a natural person or a Governmental Authority) that is duly organized, validly existing and in good standing under the laws of, and has its principal place of business and substantially all of its assets in, the United States, Canada or a Moody’s Group I Country, Moody’s Group II Country, Moody’s Group III Country or any political subdivision thereof (unless otherwise consented to in writing by the Deal Agent);

(b)          the Obligor is not an Affiliate of the Originator, the Servicer, the Issuer or any of their respective Affiliates; and

(c)           the Obligor’s principal business is not in the nuclear waste or biotech industry.

“English Pounds Sterling” means the lawful currency of the United Kingdom.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated, and rulings and interpretations issued thereunder.

“Errors” has the meaning given to such term in Section 8.03(f).

“Event of Default” has the meaning given to such term in the Indenture. “Euro” means the lawful currency of the Participating Member States.

“Excess Concentration Advance” has the meaning given to such term in the Note Purchase Agreement.

“Facility Expenses” means, with respect to any Payment Date, all costs, fees (with the exception of the Facility Fees and excluding any Interest Amount) and expenses payable by the Issuer pursuant to Article XII of the Note Purchase Agreement with respect to the related Interest Accrual Period, including, without limitation, any indemnity payments for increased costs, taxes or funding losses.

“Facility Fees” means, with respect to any Payment Date, the Unused Fees with respect to the related Interest Accrual Period.

“FDIC” shall mean the Federal Deposit Insurance Corporation and any successor thereto.

“Finance Charges” means, with respect to any Loan, any interest or finance charges owing by an Obligor pursuant to or with respect to such Loan.

“Financial Assets” has the meaning given to such term in Article 8 of the New York UCC. As used herein, the Financial Assets “related to” a Security Entitlement is the Financial Assets in which the Entitlement Holder (as defined in Article 8 of the New York UCC), holding such Security Entitlement has the rights and property interest specified in Article 8 of the New York UCC.

“Fitch” means Fitch, Inc. or any successor thereto.

“Fixed Rate Loan” means a Loan, other than a Floating Rate Loan, where the Loan Rate payable by the Obligor thereunder is expressed as a fixed rate of interest.

“Floating LIBOR Rate Loan” means a Loan where the Loan Rate payable by the Obligor thereof is based on the Loan LIBOR Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related Loan LIBOR Rate.

“Floating Prime Rate Loan” means a Loan where the Loan Rate payable by the Obligor thereof is based on the Loan Prime Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related Loan Prime Rate and no Election Rate Loan shall be considered a Floating Prime Rate Loan.

“Floating Rate Loan” means a Floating Prime Rate Loan or a Floating LIBOR Rate Loan.

“Funded Delayed Draw Term Loan” means a Delayed Draw Term Loan for which the Originator retains the commitment to make future advances to the Obligor and the Issuer acquires only the funded portion of such Delayed Draw Term Loan.

“Funded Revolving Loan” means a Revolving Loan for which the Originator retains the commitment to make future advances to the Obligor and the Issuer acquires only the funded portion of such Revolving Loan.

“Funding Date” has the meaning given to such term in the Indenture.

“GAAP” means United States generally accepted accounting principles.

“GCC” means Golub Capital Company LLC.

“GCC V” means Golub Capital Company V LLC.

“GCC VI” means Golub Capital Company VI LLC.

“GCI” shall have the meaning given to such term in the Preamble.

“GCP IV” means Golub Capital Partners IV, L.P., as guarantor under the GCP IV Performance Guaranty.

“GCP IV Performance Guaranty” means that certain performance guaranty, dated as of July 27, 2007, made by the GCP IV in favor of the Issuer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“GCP V” means Golub Capital Partners V, L.P., as guarantor under the GCP V Performance Guaranty.

“GCP V Performance Guaranty” means that certain performance guaranty, dated as of July 27, 2007, made by the GCP V in favor of the Issuer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“GCP VI” means Golub Capital Partners VI, L.P., as guarantor under the GCP VI Performance Guaranty.

“GCP VI Performance Guaranty” means that certain performance guaranty, dated as of July 1, 2008, made by GCP VI in favor of the Issuer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

 “Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Issuer to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) Citibank, N.A., and (b) any other entity that on the date of entering into any Hedge Transaction is a Qualified Hedge Counterparty approved by the Deal Agent in its sole discretion.

“Hedge Transaction” means each Interest Rate Hedge Transaction and each Currency Hedge Transaction.

“Hedging Agreement” means each agreement between the Issuer and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Issuer and such Hedge Counterparty pursuant to Section 3.15 of the Indenture, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto substantially in the form of Exhibit K hereto or such other forms as the Deal Agent shall approve in writing, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

“Holder” and “Noteholder” means each Person in whose name a Note is registered in the Note Register.

“Indemnified Party” has the meaning given to the term “Indemnified Party” in the Note Purchase Agreement.

“Indenture” means the Indenture, dated as of July 27, 2007, between the Issuer and the Indenture Trustee.

“Indenture Collateral” shall mean the “Collateral” specified in the “Granting Clause” of the Indenture.

“Indenture Trustee” shall have the meaning given to such term in the Preamble.

“Indenture Trustee Expenses” means, with respect to any Payment Date, the sum of (a) the aggregate accrued fees and expenses (including any indemnity payments) due and payable to the Indenture Trustee (excluding the Indenture Trustee Fee with respect to such Payment Date) on such Payment Date pursuant to the Indenture Trustee Fee Agreement or any Transaction Document, plus (b) any unpaid Indenture Trustee Expenses from any prior Payment Date; provided that for so long as U.S. Bank is the Collateral Administrator any fees and expenses U.S. Bank accrues in such capacity shall be included in the calculation of the Indenture Trustee Expenses.

“Indenture Trustee Fee” means, with respect to any Payment Date, the aggregate fee payable to the Indenture Trustee for services rendered during the related Collection Period, which shall be equal to (a) the sum of (i) one-twelfth of the Annual Administration Fee (subject to a minimum annual fee of $65,000), (ii) the Foreign Asset Administration Fee, and (ii) any outstanding Document Custodial Services Fees; and (b) any unpaid Indenture Trustee Fee from any prior Payment Date; provided that for so long as U.S. Bank is the Collateral Administrator, any fee payable to U.S. Bank in such capacity shall be deemed to be included in the Indenture Trustee Fee. As used herein, (a) “Annual Administration Fee” shall mean the product of (i) .0325% and (ii) the average of the Aggregate Outstanding Loan Balance plus Eligible Investments plus uninvested cash proceeds in the Accounts on the first and last day of the related Collection Period, (b) “Document Custodial Services Fees” shall mean those certain fees and charges of the Indenture Trustee for document custodial services as set forth on the schedule to the Indenture Trustee Fee Agreement entitled “Schedule of Fees for Document Custodial Services”, subject to a minimum fee payable to the Indenture Trustee for such document custodial services of $150.00 per month, and (c) “Foreign Asset Administration Fee” shall mean those certain fees of the Indenture Trustee set forth under the headings “Annual Administration Fee for Foreign Denominated Assets” and “Collateral Administration Fee per Foreign Facility or Loan Asset Purchased” in the schedule to the Indenture Trustee Fee Agreement entitled “Schedule of Fees for Services as Indenture Trustee and Collateral Administrator.”

“Indenture Trustee Fee Agreement” means that certain amended and restated letter agreement dated as of December 31, 2007 in favor of U.S. Bank as Indenture Trustee.

“Ineligible Loan” shall have the meaning given to such term in Section 11.01.

“Initial Noteholder” means Citigroup Global Markets Realty Corp., in its capacity as an initial Noteholder under the Note Purchase Agreement.

“Initial Cut-Off Date” means the initial Transfer Date.

“Initial Loans” means those Loans conveyed to the Issuer on the initial Transfer Date and identified on the initial List of Loans required to be delivered pursuant to Section 2.03(b)(i).

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed or undismissed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Insolvent” means as to any Person at any time, having a state of affairs such that any of the following conditions are met: (a) the fair value of the property owned by such Person is less than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is unable to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person intends to, or believes that it may, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; or (e) such Person is engaged in a business or a transaction, or is about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Insurance Proceeds” means proceeds of a Loan or the related Loan Assets constituting payments made under any insurance policy.

“Interest Accrual Period” means, with respect to any Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date; or, in the case of the first Payment Date, the period from and including the Closing Date to but excluding such first Payment Date.

“Interest Amount” means, with respect to any Payment Date, the sum of (a) an amount equal to the sum of the Daily Interest Amount for each day during the related Interest Accrual Period, plus (b) any unpaid Interest Amount from any prior Payment Date.

“Interest Collection Account” has the meaning given to such term in Section 7.01(a)(i).

“Interest Collections” means (i) all payments received on or after the Initial Cut-Off Date on account of interest on the Loans (including Finance Charges, commitment fees, upfront fees, facility fees and other fees and the deferred interest component of a Deferred Interest Loan) and all late payment, default, amendment and waiver charges; (ii) the interest portion of any amounts received in connection with the purchase or repurchase of any Loan; and (iii) Investment Earnings on funds held in the Designated Accounts.

“Interest Rate Hedge Transaction” means each interest rate hedge transaction between the Issuer and a Hedge Counterparty that is governed by a Hedging Agreement, including, for the avoidance of doubt, any interest rate swap and interest rate cap.

“Investment Earnings” means the investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account, the Note Distribution Account and the Commitment Reserve Account, to be credited to the Collection Account on the applicable Calculation Date pursuant to Sections 7.01 and 7.02.

“Issuer” shall have the meaning given to such term in the Preamble.

“Large Middle Market Loan” means any Loan issued as part of a credit facility with an original loan size (including any first and second lien loans included in the facility) greater than $125,000,000 but less than $250,000,000, including for purposes of this definition the maximum available amount of commitments under any Revolving Loans.

“LIBOR” means, with respect to each day of any Interest Accrual Period, the rate for deposits in U.S. Dollars for a period of one month which appears on Bloomberg as of 11:00 a.m., London time, on such day. If such rate does not appear on that date on Bloomberg (or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Deal Agent after consultation with the Issuer), then LIBOR will be the Reference Bank Rate.

“LIBOR Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Lien Release Dividend” has the meaning given to such term in Section 2.08(a).

“Lien Release Dividend Date” means the date specified by the Issuer, which date may be any Business Day, provided written notice is given in accordance with Section 2.08(a).

“Liquidation Proceeds” means net cash proceeds received by the Servicer or the Issuer in connection with the liquidation of Defaulted Loans, whether through trustee’s sale, foreclosure sale or otherwise.

“List of Loans” means the list in an electronic format acceptable to the Indenture Trustee and the Servicer identifying each Loan constituting part of the Loan Assets, which list shall consist of the initial List of Loans reflecting the Initial Loans transferred to the Issuer on the initial Transfer Date, together with any subsequent List of Loans amending the current List of Loans reflecting the Additional Loans transferred to the Issuer on the related Transfer Date, and which list in each case (a) identifies by a unique account number and Obligor name each Loan included in the Loan Pool, and (b) sets forth as to each such Loan (i) the Outstanding Loan Balance as of the related Cut-Off Date, (ii) the maturity date, (iii) the Loan Commitment Amount (if any), (iv) the Obligor(s), and (v) whether such Loan is a Noteless Loan; and which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit B.

“Loan” means any Senior Secured Loan, Second Lien Loan or Subordinated Loan (i) arising from the extension of credit to an Obligor by the Originator, (ii) purchased and re-underwritten in the ordinary course of the Originator’s business or (iii) that is a Third Party Acquired Loan.

“Loan Assets” shall have the meaning given to such term in Section 2.01.

“Loan Checklist” means a list delivered in connection with each Loan File by the Issuer (or the Servicer on its behalf) to the Indenture Trustee pursuant to Section 2.05 of this Agreement that identifies the items contained in the related Loan File, including whether the related Loan is evidenced by an Underlying Note and whether the Originator is the sole lender.

“Loan Commitment” means, with respect to any Loan, the Issuer’s commitment to make future advances to the Obligor of such Loan.

“Loan Commitment Amount” means, with respect to any Loan, the Issuer’s maximum future committed funding obligation to the Obligor(s) thereunder.

“Loan Files” means, with respect to any Loan and Underlying Collateral, each of the Required Loan Documents, as identified on the Loan Checklist.

“Loan LIBOR Rate” means, with respect to any Loan, “LIBOR” (or similar definition), as and when determined in accordance with the applicable Underlying Loan Documents.

“Loan Pool” means, as of any date of determination, all outstanding Loans other than Loans that (a) have been reconveyed by the Issuer to the Originator, pursuant to Section 11.02 hereof or (b) have been paid in full.

“Loan Prime Rate” means, with respect to any Loan, the “prime rate” or “base rate” (or similar definition), as and when determined in accordance with the applicable Underlying Loan Documents.

“Loan Rate” means, for each Loan in a Collection Period, the current cash pay interest rate for such Loan in such period, as specified in the related Underlying Loan Documents.

“Loan Rate Index” means (a) in the case of a Floating Prime Rate Loan, the Loan Prime Rate, (b) in the case of a Floating LIBOR Rate Loan, the Loan LIBOR Rate and (c) in the case of a Fixed Rate Loan, a fixed rate of interest.

“Loan Register” means, with respect to each Noteless Loan, the register in which the agent or collateral agent on such Loan will record, among other things, (i) the amount of such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (iii) the amount of any sum in respect of such Loan received from the Obligor and each lender’s share thereof, (iv) the date of origination of such Loan and (v) the maturity date of such Loan.

“Loan Risk Rating” means with respect to any Loan, the internal risk rating assigned by the Originator to the credit facility under which such Loan arises pursuant to the Credit and Collection Policy.

“Margin Stock” means “Margin Stock” as defined in Regulation U issued by the Board of Governors of the Federal Reserve System.

“Maturity Date” means the date which is the earliest of (i) the date specified by the Deal Agent or the Required Noteholders as the “Maturity Date” following an Event of Default as contemplated by Section 5.2(a) of the Indenture, (ii) the date on which the Maturity Date automatically occurs as contemplated by Section 5.2(a) of the Indenture and (iii) the date that is two years following the Commitment Termination Date.

“Maximum Availability” means, as of any date of determination, the lesser of (i) the Maximum Facility Amount and (ii) the Maximum Draw Amount.

“Maximum Draw Amount” means, as of any date of determination, the Borrowing Base on such date plus the sum of all amounts then on deposit in the Principal Collection Account and the Commitment Reserve Account as of such date.

“Maximum Facility Amount” means, as of any date of determination, $300,000,000 (which amount shall be subject to increases, at the option of the Issuer, prior to the Commitment Termination Date, in increments of $100,000,000, up to a maximum amount of $500,000,000) in accordance with the terms of the Note Purchase Agreement.

“Minimum Weighted Average Spread”: As of any date of determination, the percentage equivalent of a fraction obtained by (a) multiplying the Outstanding Loan Balance of each Floating Rate Loan in the Loan Pool as of such date that is a Senior Secured Loan by 3%, (b) multiplying the Outstanding Loan Balance of each Floating Rate Loan in the Loan Pool as of such date that is not a Senior Secured Loan by 5%, (c) multiplying the Outstanding Loan Balance of each Fixed Rate Loan by 10%, (d) summing all of the products determined pursuant to clauses (a), (b) and (c) for all Loans in the Loan Pool as of such date and (e) dividing the sum produced in clause (d) by the Aggregate Outstanding Loan Balance as of such date; provided that each of the calculations in clauses (a) through (e) shall exclude any Defaulted Loan that is not paying in full current interest pursuant to the terms of its Underlying Loan Agreement.

“Monthly Report” shall have the meaning given to such term in Section 9.01.

 “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Group I Country” means any one of the Netherlands, the United Kingdom, Australia and New Zealand.

“Moody’s Group II Country” means any one of Germany, Ireland, Sweden and Switzerland.

“Moody’s Group III Country” means any one Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg, Norway and Spain.

“Moody’s Industry Classification Groups” means any of the Moody’s industry classification groups set forth in Schedule V hereto, any other additional classification groups established by Moody’s after the date hereof with respect to the Loans.

“New York Business Day” means any Business Day in the city of New York, New York. “New York UCC” means the UCC as in effect in the state of New York.

“Non-USD Loan” means any Loan that is (a) denominated in a Permitted Currency other than Dollars and (b) not convertible into or payable in, at the option of the issuer thereof or the Obligor thereunder, any other currency (other than Dollars).

“Note Advance Request” means a request for an additional advance under the Notes pursuant to an “Advance Request” delivered under the Note Purchase Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement, dated July 27, 2007, among the Issuer, the Originator, the Servicer, the Noteholders party thereto from time to time, the “Purchasers” party thereto from time to time and the Deal Agent, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Noteholder” means each Person in whose name a Note is registered in the Note Register.

“Note” means any one of the Golub Capital Master Funding LLC Variable Funding Notes executed and authenticated in accordance with the Indenture.

“Note Distribution Account” has the meaning given to such term in Section 7.01(a)(ii).

“Note Interest Rate” means the annual rate of interest payable with respect to each Advance under the Notes, which shall be equal to LIBOR plus the applicable Note Margin for such Advance.

“Note Register” shall have the meaning given to such term in Section 1.1 of the Indenture.

“Noteless Loan” means a Loan with respect to which (i) the related loan agreement does not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to the Issuer.

“Note Margin” means, with respect to any Advance, as of each day of any Interest Accrual Period, a rate per annum based on the data provided in the Borrowing Base Certificate most recently delivered pursuant to Section 9.03, and determined as follows:

(a)           During the Revolving Period:

(i)           Margin for Regular Advances and Same-Day Advances (other than Excess Concentration Advances and Agented Loan Advances):

(A)           The Note Margin for any requested Regular Advance and Same-Day Advance, or portion thereof, that will not, when funded, cause the Aggregate Outstanding Principal Balance to exceed $300,000,000 shall be as follows:

Diversity Score
At any time less than 25	At any time equal to or greater than 25 and less than 40	At any time equal to or greater than 40

0.80%	0.70%	0.65%

(B)           The Note Margin for (I) any requested Regular Advance and Same-Day Advance, or portion thereof, that will, when funded, cause the Aggregate Outstanding Principal Balance to exceed $300,000,000, and (II) any additional Regular Advance and Same-Day Advance requested on any Funding Date on which the Aggregate Outstanding Principal Balance is greater than $300,000,000 shall be as follows:

Diversity Score
At any time less than 25	At any time equal to or greater than 25 and less than 40	At any time equal to or greater than 40

1.45%	1.25%	1.15%

(ii)           Margin for Agented Loan Advances:

 (A)           The Note Margin for any requested Agented Loan Advance, or portion thereof, that will not, when funded, cause the Aggregate Outstanding Principal Balance to exceed $300,000,000 shall be as follows:

Number of days an Agented Loan Advance is outstanding	Margin

Up to 60 days	1.00%

61-90 days	1.25%

(B)           The Note Margin for (I) any requested Agented Loan Advance, or portion thereof, that will, when funded, cause the Aggregate Outstanding Principal Balance to exceed $300,000,000, and (II) any additional Agented Loan Advance requested on any Funding Date on which the Aggregate Outstanding Principal Balance is greater than $300,000,000 shall be as follows:

Number of days an Agented Loan Advance is outstanding	Margin

Up to 60 days	1.80%

61-90 days	2.25%

(iii)         (A)           The Note Margin for any requested Excess Concentration Advance, or portion thereof, that will not, when funded, cause the Aggregate Outstanding Principal Balance to exceed $300,000,000 shall be 1.25%.

(B)           The Note Margin for (I) any requested Excess Concentration Advance, or portion thereof, that will, when funded, cause the Aggregate Outstanding Principal Balance to exceed $300,000,000, and (II) any additional Excess Concentration Advance requested on any Funding Date on which the Aggregate Outstanding Principal Balance is greater than $300,000,000 shall be 2.25%.

(b)          During the Amortization Period:

(i)           The Note Margin applicable to the Advances, or portions thereof, comprising in the aggregate up to $300,000,000 of the Aggregate Outstanding Principal Balance shall be as set forth in clause (a)(i)(A) of this definition for the initial year of the Amortization Period and thereafter shall be as follows:

Diversity Score
At any time less than 25	At any time equal to or greater than 25 and less than 40	At any time equal to or greater than 40

1.45%	1.25%	1.15%

(ii)           At any time during the Amortization Period, the Note Margin applicable to Advances or portions thereof, comprising in the aggregate the portion of the Aggregate Outstanding Principal Balance in excess of $300,000,000 shall be as follows:

Diversity Score
At any time less than 25	At any time equal to or greater than 25 and less than 40	At any time equal to or greater than 40

1.70%	1.50%	1.40%

“Obligor” means, with respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan.

“Officer’s Certificate” means a certificate delivered to the Indenture Trustee signed by the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Servicer or the Issuer, as required by this Agreement or any other Transaction Document.

“Omnibus Amendment Fee Letter” means the Omnibus Amendment Fee Letter Agreement, dated December 31, 2007, among the Originator, the Servicer and the Deal Agent, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel, or internal counsel (except with respect to federal securities law, tax law, bankruptcy law or UCC matters), for the Issuer or the Servicer, from Dechert LLP or other counsel reasonably acceptable to the Indenture Trustee or the Deal Agent, as the case may be.

“Originator” shall have the meaning given to such term in the Preamble.

“Outstanding” means, with respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a)           Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b)           Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the applicable Noteholders; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made; and

(c)           Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser.

“Outstanding Loan Balance” of a Loan means the excess of (a) the principal amount of such Loan, or portion thereof transferred to the Issuer, outstanding as of the applicable Cut–Off Date plus any additional principal amounts funded under such Loan since the applicable Cut-Off Date over (b) all Principal Collections received on such Loan, or portion thereof, transferred to the Issuer since the applicable Cut–Off Date; provided that for any Deferred Interest Loan, the Outstanding Loan Balance of such Deferred Interest Loan shall exclude any Accreted Interest with respect thereto.

“Outstanding Principal Balance” means with respect to any Note as of any date of determination, the outstanding principal balance of such Note at such date of determination.

“Participating Member States” means a member state of the European Community in accordance with the Treaty of Rome of March 25, 1957, as amended, inter alia, by the Single European Act and the Treaty of European Union of February 7, 1992, establishing the European Union and which has adopted the single currency in accordance with legislation of the European Union relating to the European Monetary Union.

“Paying Agent” means, with respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer. The initial Paying Agent under the Indenture shall be the Indenture Trustee.

“Payment Date” means the 15th day of each month, commencing December 15, 2007 or, if such day is not a Business Day, the next succeeding Business Day.

“Permitted Currency” means Dollars, Canadian dollars, Euro and Pounds Sterling.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

(a)           Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person;

(b)           Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith;

(c)           Liens granted pursuant to or by the Transaction Documents; and

(d)           with respect to any Second Lien Loan or Subordinated Loan, Liens in favor of senior lenders with respect to the related Obligor, its property and assets.

“Permitted Securitization Transaction” means any collateralized loan obligation transaction undertaken by the Issuer or an Affiliate of the Issuer or the Originator that is secured, directly or indirectly, by the Loans and the Underlying Collateral or any portion thereof or interest therein.

“Person” means any individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Physical Property” means (i) bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(47) of the New York UCC and are susceptible of physical delivery and (ii) Security Certificates.

“Portfolio Acquisition and Disposition Requirements” means, with respect to any acquisition or disposition of a Loan, each of the following conditions: (a) such Loan, if being acquired by the Issuer, is an Eligible Loan; (b) such Loan is being acquired or disposed of in accordance with the terms and conditions set forth herein; and (c) such Loan is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

“Portfolio Acquisition and Disposition Requirements Certificate” means a certificate of a Responsible Officer of the Servicer, substantially in the form of Exhibit A hereto.

“Portfolio Yield” means, as of each Determination Date on and after the first Calculation Date, the annualized percentage equivalent of a fraction, equal to:

Where

IC	=
all Interest Collections deposited into the Interest Collection Account during the three consecutive calendar months immediately preceding such Determination Date; provided that, with respect to Loans making Scheduled Payments of interest on a semi-annual basis, Interest Collections shall be equal to (i) the Interest Collections deposited into the Interest Collection Account during the six consecutive calendar months immediately preceding such Determination Date, divided by (ii) 2;

ITSFees =
the Indenture Trustee Fee and the Servicing Fee, in each case accrued over the three consecutive calendar months immediately preceding such Determination Date, without giving effect to any distributions thereof;

IA	=	the Interest Amount accrued over the three consecutive calendar months immediately preceding such Determination Date, without giving effect to any distributions thereof;

AOLBDailyAvg
=          (i) the sum of the Aggregate Outstanding Loan Balances as of each day of the three consecutive calendar months immediately preceding such Determination Date, divided by (ii) the number of days in such period; and

UFees	=	the Unused Fees accrued over the three consecutive calendar months immediately preceding such Determination Date, without giving effect to any distributions thereof,

it being understood that annualization of the Portfolio Yield shall be effected by multiplying the Portfolio Yield for any three month period by four; provided that, notwithstanding the foregoing, IC with respect to any quarterly-pay Loans or semi-annual-pay Loans included in the Loan Pool during the three consecutive calendar months or six consecutive calendar months, respectively, immediately preceding such Determination Date, on which no Interest Collections have been received during such respective periods, shall be equal to the amount determined in accordance with clause (i) of the definition of “Weighted Average Spread”.

“Portfolio Yield Test” means a test that will be satisfied as of any Reporting Date if the Portfolio Yield equals or exceeds 1.80% for the three month period prior to such Reporting Date or the Portfolio Yield was equal to or exceeded 1.80% for the three month period prior to the immediately preceding Reporting Date.

“Predecessor Servicer Work Product” has the meaning given to such term in Section 8.03(f).

“Prepayments” means any and all prepayments, including prepayment premiums, on or with respect to a Loan (including, with respect to any Loan and any Collection Period, any Scheduled Payment, Finance Charge or portion thereof that is due in a subsequent Collection Period that the Servicer has received and expressly permitted the related Obligor to make in advance of its scheduled due date, and that will be applied in respect of such Scheduled Payment).

“Principal Collection Account” has the meaning given to such term in Section 7.01(a)(i).

“Principal Collections” means (a) amounts received in respect of payments received on or after the applicable Cut–Off Date on account of principal on each Loan, including (i) the principal portion of (x) any Scheduled Payments and Prepayments, and (y) any amounts received in connection with the purchase or repurchase of any Loan and (ii) any Insurance Proceeds or Liquidation Proceeds; and (b) any other amounts received on or after the applicable Cut-Off Date in respect of each Loan to the extent not constituting Interest Collections.

“Priority of Payments” means, collectively, the priority of payments set forth in Section 7.04(a), Section 7.04(b) and Section 7.04(c), as applicable.

“Purchase Price” has the meaning given to such term in Section 2.02(a).

“Qualified Hedge Counterparty” means a party that is a recognized dealer in interest rate swaps and interest rate caps, organized under the laws of the United States of America or a jurisdiction located therein (or another jurisdiction reasonably acceptable to the Issuer and each Rating Agency), that with respect to itself or its credit support provider: (a) at the time it becomes a Hedge Counterparty has a short-term rating of at least “A-1” by S&P or a long-term senior unsecured debt rating of at least “A+” by S&P if such Person does not have a short-term rating by S&P (for so long as any of the Notes are outstanding), and a short-term rating of at least “F1” and a long-term senior unsecured debt rating of at least “A” by Fitch or, if such Person does not have a short-term rating by Fitch, a long-term senior unsecured debt rating of at least “A” by Fitch (for so long as any of the Notes are outstanding) and at least the following ratings by Moody’s: (x) where the entity is the subject of a short-term rating scale by Moody’s, such entity’s Moody’s short-term rating is “Prime-1” and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s, and (y) where such entity is not the subject of a short-term rating scale by Moody’s, if the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s (for so long as any of the Notes are outstanding) and thereafter maintains a short-term rating of “A-3” from S&P or, if such Person does not have a short-term rating, a long-term senior unsecured debt rating of at least “BBB-” from S&P, and is otherwise in compliance with the terms of the Hedging Agreement (for so long as any of the Notes are outstanding), and a short-term debt rating of at least “F2” by Fitch and a long-term senior unsecured debt rating of at least “BBB+” by Fitch, or, if such Person does not have a short-term rating by Fitch, a long-term senior unsecured debt rating of at least “BBB+” by Fitch (for so long as any of the Notes are outstanding) and at least the following ratings by Moody’s: (x) where the entity is the subject of a short-term rating scale by Moody’s, such entity’s Moody’s short term rating is “Prime 2” or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s, and (y) where such entity is not the subject of a short-term rating scale by Moody’s, if the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s (for so long as any of the Notes are outstanding); provided that should a Rating Agency effect an overall downward adjustment of its short-term or long-term debt ratings, then the rating required of that Rating Agency under this clause (a) for a party to constitute a Qualified Hedge Counterparty shall be downwardly adjusted accordingly; provided further that any adjustment to a rating shall be subject to the prior written consent of the applicable Rating Agency and (b) legally and effectively accepts the rights and obligations under the applicable Interest Rate Hedge Transaction, or, as the case may be, alternate credit support arrangements pursuant to a written agreement reasonably acceptable to the Issuer.

“Qualified Purchaser” means a qualified purchaser within the meaning of Section 2(a)(51)(A) of the 1940 Act.

“Rating Agency” means each of S&P, Moody’s and Fitch.

“Record Date” means, with respect to any date of determination and the Notes, the close of business on the day immediately preceding such date of determination.

“Records” means all Loan and other documents, books, records and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) executed in connection with the origination or acquisition of the Loans or maintained with respect to the Loans and the related Obligors that the Originator or the Servicer have generated.

“Reference Bank Rate” means, with respect to each day of any Interest Accrual Period, a rate determined on the basis of the rates at which deposits in United States dollars are offered by Citibank, N.A. (or another bank selected by the Deal Agent) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to such day to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then Outstanding Principal Amount of the Notes. If no quotation can be obtained, then LIBOR for such day will be the rate from the prior day.

“Regular Advance” shall have the meaning given to such term in the Note Purchase Agreement.

“Released Amounts” means, with respect to any payment or collection received with respect to any Loan on any Business Day (whether such payment or collection is received by the Servicer or the Issuer), an amount equal to that portion of such payment or collection on any Retained Interest released from the Loan Assets pursuant to Section 2.04.

“Replaced Loan” has the meaning given to such term in Section 2.09(a).

“Reporting Date” means the second Business Day prior to each Payment Date.

“Required Loan Documents” means, for each Loan:

(a)           an executed copy of the Assignment for such Loan, as identified on the Loan Checklist;

(b)           with the exception of Noteless Loans, the original (or, as permitted by Section 2.05 for Advance-Funded Loans, faxed) executed Underlying Note endorsed by the Issuer or the prior holder of record in blank or to the Indenture Trustee;

(c)           an executed copy of the Underlying Loan Agreement (which may be included in the Underlying Note if so indicated in the Loan Checklist), together with a copy of all amendments and modifications thereto, as identified on the Loan Checklist;

(d)           a copy of any related security agreement (if any) signed by the applicable Obligor(s), as identified on the Loan Checklist;

(e)           a copy of the Loan Checklist;

(f)           a copy of any related guarantees then executed in connection with such Loan, as identified on the Loan Checklist;

(g)           a copy of any recorded UCC financing statements filed securing any related Underlying Collateral naming the Originator, or, with respect to syndicated loans, the collateral agent named thereunder, as “Secured Party”, as identified on the Loan Checklist;

(h)           if the Originator is the only lender under the credit facility and the Underlying Collateral includes a pledge of stock, the original stock certificate serving as Underlying Collateral for such Loan, along with an executed, original stock power executed in blank, as identified on the Loan Checklist; and

(i)           if the Originator is the only lender under the credit facility all other items listed in the related Loan Checklist that have not previously been delivered, or a certificate from a Responsible Officer of the Originator that such delivery has been waived consistent with the prudent lending practices and the Credit and Collection Policy of the Originator and such waiver shall not have a material adverse effect on the Secured Parties.

“Required Noteholders” means, so long as any Notes are Outstanding (x) during the Revolving Period, the Noteholders holding more than 50% of the Commitments and (y) as of and after the Commitment Termination Date (after giving effect to any Termination Date Advance), the Noteholders holding more than 50% of the Aggregate Outstanding Principal Balance, provided that, pursuant to Section 2.07 of the Note Purchase Agreement, the Commitment of any Defaulting Party (as defined in the Note Purchase Agreement) shall be deemed to be zero for purposes of this definition.

“Responsible Officer” means, when used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any Chief Executive Officer, President, Executive Vice President, Vice President, Assistant Vice President, Secretary, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to the Issuer, the Originator or the Servicer, any Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President, the Vice Chairman, the Treasurer, the Global Finance Director, the Secretary or any Assistant Secretary or Assistant Treasurer.

“Retained Interest” means, for each Loan, the following interests, rights and obligations in such Loan and under the related loan documents, which are being retained by the Originator: (a) all of the rights and obligations, if any, of the agent(s) under the related Underlying Loan Agreement, (b) all rights and obligations of the Originator as an issuer of a letter of credit or as a swingline lender under the related Underlying Loan Agreement, (c) the applicable portion of the interests, rights and obligations under the Underlying Loan Documents in respect of such Loan that relate to such portion(s) of the indebtedness that is owned by another lender, (d) any agency, issuing bank, swingline facility fees or similar fees associated with the rights and obligations of the agent that are not being transferred in accordance with clauses (a) and (b) above, (e) any advisory, consulting, audit, in–house legal expenses or similar fees and/or expenses due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clauses (a) and (b) above, (f) with respect to Funded Revolving Loans and Funded Delayed Draw Term Loans, the commitment to make future advances retained by the Originator and (g) any unused commitment fees associated with the commitments related to the Funded Revolving Loans and Funded Delayed Draw Term Loans that are not being transferred in accordance with clause (f) above.

“Revolving Loan” means a Loan with a commitment that is fixed pursuant to the terms of the related Underlying Loan Documents and pursuant to which amounts borrowed may be repaid and subsequently re-borrowed, including any Committed Revolving Loan and Funded Revolving Loan.

“Revolving Period” means the period from and including the Closing Date to but not including the Commitment Termination Date.

“Rule 3a-7 Compliance Date” means the date, if any, on which the Servicer on behalf of the Issuer shall elect to comply with Rule 3a-7 of the 1940 Act; provided that prior written notice of such date shall be given to the Deal Agent and the Indenture Trustee.

“S&P” means Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., or any successor thereto.

“Same-Day Advance” shall have the meaning given to such term in the Note Purchase Agreement.

“Scheduled Commitment Termination Date” means December 29, 2008, or such other date (if any) agreed to in accordance with Section 2.06 of the Note Purchase Agreement.

“Scheduled Payment” means, with respect to any Loan, the payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Loan after the related Cut-Off Date and any such payment received after the related Cut-Off Date.

“Second Lien Loan” means, any Loan that (i) is secured by a valid and perfected second priority security interest on all of the Obligor’s assets constituting Underlying Collateral for the Loan (whether or not there is also a security interest of a higher or lower priority in additional collateral), (ii) with respect to priority of payment obligations is pari passu with the indebtedness of the holder with the first priority security interest except after an event of default thereunder and (iii) is subject to an intercreditor agreement between the Issuer and the holder of such first priority security interest.

“Secured Parties” means the Noteholders, the Deal Agent, the Hedge Counterparties and the Indemnified Parties.

“Securities Entitlement” has the meaning given such term in Section 8-102(a)(17) of the New York UCC.

“Securities Intermediary” has the meaning given to such term in Section 7.01(d).

“Security Certificate” has the meaning given such term in Section 8-102(a)(16) of the New York UCC.

“Senior Secured Loan” means any Loan that (a) provides that the payment obligation of the related Obligor on such Loan is either senior to, or pari passu with, all other loans or financings to such Obligor, and (b) is secured by a first priority Lien on all of the Obligor’s assets constituting Underlying Collateral for the Loan (subject to customary permitted Liens allowed under the related Underlying Loan Agreement).

“Servicer” shall have the meaning given to such term in the Preamble.

“Servicer Default” shall have the meaning given to such term in Section 8.01.

“Servicer Transfer” shall have the meaning given to such term in Section 8.02(b).

“Servicing Fee” means, with respect to any Payment Date, the fee payable to the Servicer for services rendered during the related Collection Period, which shall be equal to the sum of (a) (i) to the extent GCI or any Affiliate shall have acted as Servicer during such Collection Period, the product of (A) a fraction, the numerator of which is the number of days in the related Collection Period and the denominator of which is 360, multiplied by (B) 0.75%, multiplied by (C) the average Aggregate Outstanding Loan Balance during the related Collection Period, and (ii) to the extent any Successor Servicer not described in the foregoing clause (i) shall have acted as the Servicer during such Collection Period, (A) the fee identified in clause (a)(i) above for such Collection Period or (B) such other fee as may be agreed upon by such Successor Servicer and consented to in writing by the Deal Agent, which other fee described in this clause (B) shall not exceed 110% of the actual out-of-pocket costs and expenses incurred by such Successor Servicer in performing its duties hereunder; plus (b) any unpaid Servicing Fee from any prior Payment Date.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Indenture Trustee and the Deal Agent by the Servicer, as the same may be amended from time to time.

“Subordinated Loan” means any Loan other than a Senior Secured Loan or a Second Lien Loan.

“Subsequent Cut–Off Date” means the date specified as the effective date of the assignment of any Additional Loan in the related Assignment.

“Subsidiary” means, with respect to any Person, means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such entity (irrespective of whether at the time capital stock of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, or such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Substitute Loan” has the meaning given to such term in Section 2.09.

“Substitution Date” means the Business Day specified by the Issuer to the Deal Agent, the Indenture Trustee and each Hedge Counterparty in a Substitution Notice as the proposed date of a replacement of a Replaced Loan with a Substitute Loan.

“Substitution Notice” has the meaning given to such term in Section 2.09(a).

“Successor Servicer” shall have the meaning given to such term in Section 8.02(b).

“Term Loan” means a loan that is a closed-end extension of credit by the Originator to an Obligor which may be fully funded or partially funded at the closing thereof, and which provides for full amortization of the principal thereof prior to or upon maturity.

“Termination Date Advance” shall have the meaning given to such term in the Note Purchase Agreement.

“Termination Notice” shall have the meaning given to such term in Section 8.02(a).

“Third Party Acquired Loan” means any Loan, other than an Agented Loan, acquired directly by the Issuer from a third party in a syndicated loan transaction arranged and underwritten by the Originator, or any transaction in which the Issuer is the designee of the Originator under the instruments of conveyance relating to the applicable Loan.

“Transaction Documents” means this Agreement, the Indenture, the Note Purchase Agreement, any Hedging Agreement, the Collateral Administration Agreement, the GCP IV Performance Guaranty, the GCP V Performance Guaranty, the GCP VI Performance Guaranty and any documents or agreements executed by the Issuer, the Originator or the Servicer in connection with the forgoing, as the forgoing documents and agreements are amended, modified, restated, replaced, substituted, waived, supplemented or extended from time to time.

“Transfer Date” means each date on which the Originator transfers Loans, or portions thereof, to the Issuer pursuant to Section 2.01.

“Transition Expenses” means, with respect to any Payment Date, the sum of (a) all reasonable costs (including reasonable attorneys’ fees) incurred by the Indenture Trustee and any Successor Servicer during the related Collection Period in connection with the transfer of servicing obligations under this Agreement to such Successor Servicer and the amendment to this Agreement to reflect such transfer, plus (b) any unpaid Transition Expenses from any prior Payment Date.

“Transition Expenses Cap” means (a) with respect to any Payment Date, $200,000 minus any Transition Expenses paid on any prior Payment Date.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“Uncertificated Securities” has the meaning given to such term in Section 8-102(a)(18) of the New York UCC.

“Underlying Collateral” means the assets of an Obligor or others in which a security interest has been granted by the Obligor or others to secure such Loan, including, but not limited to, real estate, accounts receivable, inventory and other tangible and intangible assets of the related Obligor.

“Underlying Loan Agreement” means, with respect to any Loan, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Loan is made.

“Underlying Loan Documents” means, with respect to any Loan, the related Underlying Loan Agreement together with any agreements and instruments (including any Underlying Note) executed or delivered in connection therewith.

“Underlying Note” means the one or more promissory notes executed by an Obligor evidencing a Loan.

“United States” means the United States of America.

“Unused Fee” shall have the meaning given to such term in the Note Purchase Agreement.

“U.S. Bank” shall have the meaning given to such term in the Preamble.

“Warranty Event” has the meaning given to such term in Section 11.01(a).

“Weighted Average Advance Rate” means, for any Advances outstanding on any day, the weighted average of the Advance Rates applicable to the Eligible Loans backing such Advances on such day, weighted according to the proportion of the Aggregate Outstanding Loan Balance that each type of Loan forming a part of the Loan Pool represents.

“Weighted Average Spread” means as of any date of determination, the percentage equivalent of a fraction (i) the numerator of which is equal to (a) the sum of the products determined by multiplying the Outstanding Loan Balance of each Floating Rate Loan in the Loan Pool as of such date by the stated current cash spread above or below the Loan LIBOR Rate plus (b) the sum of the products determined by multiplying the Outstanding Loan Balance of each Fixed Rate Loan in the Loan Pool as of such date by the stated cash coupon for such loan and (ii) the denominator of which is the Aggregate Outstanding Loan Balance; provided that, (x) for purposes of this definition, in the case of a Floating Rate Loan based on a Loan Prime Rate, the stated spread to the Loan LIBOR Rate shall be calculated on any date of determination by the Servicer in its reasonable judgment on behalf of the Issuer by subtracting the applicable Loan LIBOR Rate from Loan Prime Rate and adding such amount to the spread of such Loan and (y) each of the calculations in clauses (i)(a) and (i)(b) and the denominator in clause (ii) shall exclude any Defaulted Loan that is not paying in full current interest pursuant to the terms of its Underlying Loan Agreement.

“Weighted Average Spread Test” means a test that will be satisfied as of any date of determination if the Weighted Average Spread equals or exceeds the Minimum Weighted Average Spread.

SECTION 1.02.       Usage of Terms.  With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

SECTION 1.03.      Section References.  All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

SECTION 1.04.       Calculations.  Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

SECTION 1.05.      Accounting Terms.  All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

SECTION 1.06.      Currencies; Currency Equivalents.  At any time, any reference in the definition of the term “Permitted Currency” or in any other provision of this Agreement to the currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such currency is the same as it was on the date hereof. For all purposes under the Transaction Documents, other than Section 3.15(b) of the Indenture, any amount that is denominated in any Permitted Currency (other than Dollars) shall be deemed to be the Dollar Equivalent of such amount, determined as of the relevant measurement date.

ARTICLE 2
TRANSFER OF LOAN ASSETS

SECTION 2.01.      Transfer of Loan Assets.  Subject to and upon the terms and conditions set forth herein, the Originator hereby agrees to sell, transfer, assign, set over and otherwise convey to the Issuer, on the initial Transfer Date and on each subsequent Transfer Date, all the right, title and interest of the Originator in and to the following (the Originator’s interest in items (a)–(f) below, being collectively referred to herein as the “Loan Assets” but which in each case shall exclude any Retained Interest):

(a)           the Loans identified on the Assignments delivered on the initial Transfer Date or such subsequent Transfer Date, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the related Cut–Off Date;

(b)           all right, title and interest with respect thereto under the applicable Underlying Loan Agreement and Underlying Loan Documents, including the right to receive any indemnities, increased costs, taxes or similar amounts owed thereunder to any holder of the Loans;

(c)           all Underlying Collateral, guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(d)           the Loan Files;

(e)           all Records; and

(f)           all proceeds of the foregoing.

SECTION 2.02.      Consideration for Transfer of Loan Assets; Survival of Representations and Warranties; Characterization of Transfer.

(a)           The price (the “Purchase Price”) for the Loan Assets to be sold on any Transfer Date shall be an amount equal to the purchase price set forth in the respective applicable Assignments for the Loans sold on such Transfer Date, which Purchase Price shall equal the Outstanding Loan Balance of such Loans. Such Purchase Price shall be payable in cash by the Issuer to the Originator, in immediately available funds on the related Transfer Date, and shall consist of (i) the proceeds of any Advances made to the Issuer in connection with the acquisition of such Loans plus (ii) to the extent that the amount set forth in clause (i) is less than the fair market value of such Loans, a capital contribution made by GCC, GCC V and GCC VI in an amount equal to the difference between such fair market value and the amount set forth in clause (i).

(b)           The Originator acknowledges that the representations and warranties of the Originator in Section 3.02(b) will run to and be for the benefit of the Issuer, the Indenture Trustee, the Deal Agent and the Noteholders; and the Issuer and the Indenture Trustee may enforce the repurchase obligations of the Originator with respect to breaches of such representations and warranties as set forth herein and in Section 11.01.

(c)           The Originator and Issuer intend and agree that (i) the transfer of the Loan Assets to the Issuer is intended to be a sale, conveyance and transfer of ownership of the Loan Assets, as the case may be, rather than the mere granting of a security interest to secure a borrowing and (ii) such Loan Assets shall not be part of the Originator’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a mere granting of a security interest to secure indebtedness, the Originator shall be deemed to have granted the Issuer a perfected first priority security interest in such Loan Assets and this Agreement shall constitute a security agreement under Applicable Law, securing the repayment of the purchase price paid hereunder and the obligations and/or interests represented by the Notes, in the order and priorities, and subject to the other terms and conditions of, this Agreement, the Indenture and the Note Purchase Agreement, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

SECTION 2.03.      Conditions Precedent.  The obligation of the Issuer to make the initial purchase of Loan Assets hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a)           On or before the Closing Date, the Originator shall have delivered or caused to be delivered to the Indenture Trustee and the Deal Agent each of the documents, certificates and other items as follows:

(i)           a certificate of an officer of the Issuer substantially in the form of Exhibit C hereto;

(ii)          copies of resolutions of the Board of Directors of the Originator and the Servicer approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of the Originator and the Servicer;

(iii)         officially certified evidence dated within 30 days of the Closing Date of due formation and good standing of the Originator under the laws of the State of New York;

(iv)         a certificate of an officer of the Originator and Servicer substantially in the form of Exhibit D hereto;

(v)          copies of (i) a UCC financing statement to be filed with the appropriate office in the State of New York naming the Originator, as debtor, and the Issuer as secured party (and the Indenture Trustee as assignee) and identifying the Loan Assets as collateral; and (ii) a UCC financing statement to be filed with the appropriate office in the State of Delaware naming the Issuer as debtor and the Indenture Trustee as secured party and identifying the Indenture Collateral as collateral;

(vi)         an Officer’s Certificate listing the Servicer’s Servicing Officers;

(vii)        evidence of deposit in the Commitment Reserve Account of the Commitment Reserve Account Initial Balance (if any) by the Issuer;

(viii)       a fully executed copy of each Transaction Document; and

(ix)          (A) an opinion letter of Dechert LLP in form and substance satisfactory to the Deal Agent as to true sale and non-consolidation matters, dated as of the initial Transfer Date and relating to the initial transfer of Loan Assets hereunder, and (B) a copy of the Credit and Collection Policy or access thereto, and provided, additionally, to the Initial Noteholders.

(b)           In addition to the conditions precedent set forth in Section 2.03(a), the obligation of the Issuer to make the initial purchase of Loan Assets hereunder and any subsequent purchase of Loan Assets hereunder shall not become effective unless each of the following conditions have been satisfied on or prior to the related Transfer Date (and the delivery of a related Assignment by the Originator shall be deemed a representation and warranty by the Originator that such conditions have been or will be, as of the related Transfer Date, satisfied):

(i)           the Originator shall have delivered to the Issuer, the Indenture Trustee and the Deal Agent the initial List of Loans or an updated List of Loans in the case of any Additional Loans, which shall list the Loans to be sold on such Transfer Date, together with (x) the delivery to the Indenture Trustee of the related original Underlying Notes and Allonges as required under Section 2.05 (except in the case of Noteless Loans and except as otherwise permitted by Section 2.05 in connection with Advance-Funded Loans), (y) the delivery to the Indenture Trustee of the Loan Files as required under Section 2.05, and (z) the delivery to the Indenture Trustee and the Deal Agent of a Certificate of Issuer’s Counsel;

(ii)          the Originator shall have deposited or caused to be deposited in the Collection Account all Collections received with respect to any Additional Loans on and after the related Subsequent Cut–Off Date within two Business Days of such receipt;

(iii)         each of the representations and warranties made by the Originator pursuant to Section 3.02, applicable to the Initial Loans or the Additional Loans, as applicable (including without limitation that each such Loan is an Eligible Loan), shall be true and correct as of the related Transfer Date; and

(iv)         the Originator shall bear all incidental transaction costs incurred in connection with a sale effected pursuant to this Agreement (including without limitation any costs associated with the preparation or recording of the Assignments) and shall, at its own expense, on or prior to the related Transfer Date, indicate in its Computer Records that ownership of the related Loans has been sold to the Issuer pursuant to this Agreement.

SECTION 2.04.      Release of Released Amounts.  The parties hereto acknowledge and agree that the Issuer has no interest in the Retained Interest and Released Amounts. The Indenture Trustee is hereby directed to and does agree to release to the Issuer from the Loan Assets, and the Issuer hereby agrees to release to the Originator, an amount equal to the Released Amounts within one Business Day following receipt of written notice from the Servicer identifying any amounts as Released Amounts (which notice shall be signed by a Servicing Officer if such Released Amounts for such Business Day equal or exceed $10,000 or if the aggregate Released Amounts in any Collection Period equal or exceed $25,000), which release shall be automatic and shall require no further act by the Indenture Trustee or the Issuer; provided that the Indenture Trustee shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release, as may reasonably be requested by the Originator in writing. Such Released Amounts shall not constitute and shall not be included in the Loan Assets.

SECTION 2.05.      Delivery of Underlying Notes and the Loan Files.  The Issuer hereby authorizes and directs the Originator to deliver to the Indenture Trustee on or before each Transfer Date (i) possession of all original, executed Underlying Notes and Allonges for each Loan (except in the case of any Noteless Loan) to be transferred on such Transfer Date, (ii) a PDF copy via e-mail of the related Loan Checklist for each such Loan, (iii) a List of Loans including each Loan to be transferred on such Transfer Date and (iv) the Loan File associated with each such Loan; provided that notwithstanding the foregoing, with respect to any Advance-Funded Loan, in lieu of the items required by clause (i) and (iv) above, the Issuer shall (A) (other than in the case of a Noteless Loan) have a copy of the executed Underlying Note (accompanied by a Certificate of Issuer’s Counsel) faxed to the Indenture Trustee on the applicable Transfer Date and cause the original of such Underlying Note to be received by the Indenture Trustee within two Business Days after such Transfer Date, and (B) within seven Business Days of the Transfer Date deliver all other portions of the Loan File, in each case endorsed in blank without recourse, where applicable.

SECTION 2.06.      Certification by Indenture Trustee; Possession of Underlying Notes.

(a)           Within two Business Days following the applicable Transfer Date, the Indenture Trustee shall, by delivery to the Originator and the Servicer of a certification in the form attached hereto as Exhibit E, confirm that (except as otherwise noted on the exception report attached thereto) it has received (i) the Loan Checklist for each Loan identified on the List of Loans delivered in respect of such Transfer Date pursuant to Section 2.05, (ii) for each Loan identified on the related List of Loans for such Transfer Date, each of the original, executed Underlying Notes and Allonges identified on each such Loan Checklist (or, in the case of any Advance-Funded Loan, a copy of the executed Underlying Note accompanied by a Certificate of Issuer’s Counsel) and (iii) except as otherwise permitted by Section 2.05, the Loan File associated with each such Loan. Within five Business Days after each Transfer Date (or such other time period mutually agreed to by the Indenture Trustee and the Deal Agent), the Indenture Trustee shall deliver to the Originator, the Servicer, the Deal Agent and the Noteholders a final certification in the form attached hereto as Exhibit F evidencing, among such other matters specified in such form of certification, (x) its possession of the Underlying Notes and Allonges, if any, with respect to the Loans being transferred on such Transfer Date; and (y) the completeness of the Loan Files as of the date that such Loan Files were checked in by the Indenture Trustee; (provided that in the case of Advance-Funded Loans, the Indenture Trustee shall deliver within 10 Business Days of the applicable Transfer Date an addendum to such final certification evidencing the completeness of the Loan Files relating to such Advance-Funded Loans as of the date of such addendum). If such final certification states that the Indenture Trustee has not received an original Underlying Note and Allonge with respect to any Advance-Funded Loan (other than a Noteless Loan) transferred to the Issuer on the relevant Transfer Date, or if the addendum to such final certification states that the relevant Loan File for such Loan is not complete, such Loan and its related Underlying Collateral shall thereafter be deemed an Ineligible Loan for all purposes hereunder.

(b)           If the Indenture Trustee during the process of reviewing the Loan Files finds any document constituting a part of a Loan File or any Underlying Note or Allonge which is not properly executed where applicable, has not been received, is unrelated to a Loan identified in the List of Loans and Loan Checklist, or does not conform in a material respect to the requirements of the definition of Loan File, or the description thereof as set forth in the List of Loans, the Indenture Trustee shall promptly so notify the Originator, the Servicer and the Deal Agent. In performing any such review, the Indenture Trustee may conclusively rely on the Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee’s review of the Loan Files, the Underlying Notes and Allonges is limited solely to confirming that the documents listed in the definition of Loan File have been executed and received and relate to the Loans identified in the List of Loans; provided that with respect to the UCC financing statements referenced in clause (g) of the definition of Required Loan Documents, the Indenture Trustee’s sole responsibility will be to confirm that the Loan File contains UCC financing statements (to the extent such statements are identified on the related Loan Checklist) and not to make determinations about the effectiveness or materiality of such UCC financing statements or whether the information contained therein is accurate. For the avoidance of doubt, the scope of the Indenture Trustee review shall not include the verification of the Outstanding Principal Loan Balance of any Loan. The Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File or any Underlying Note or Allonge of which it is so notified by the Indenture Trustee. If, however, within 30 days after the Indenture Trustee’s notice to it respecting such material defect the Originator has not remedied the defect and such defect materially and adversely affects the value of the related Loan, such Loan will be treated as an “Ineligible Loan” and the Originator will take such action with respect to such Loan as required by Section 11.01.

(c)           On the Payment Date in June of each year, commencing June 2008, the Indenture Trustee shall deliver to the Originator, the Servicer and the Deal Agent a list of all Underlying Notes and Allonges which were released by or returned to the Indenture Trustee during the prior calendar year (or, in the case of the Payment Date in June 2008, since the Closing Date), the date of such release or return and the reason for such release or return (such reason to be provided to the Indenture Trustee by the Servicer).

(d)           It is acknowledged and agreed that the Indenture Trustee shall, subject to the terms of this Agreement, maintain physical possession of the Loan Files and release such documents only in accordance with Section 5.03.

SECTION 2.07.      Discretionary Sales of Loans.

(a)           On any Discretionary Sale Date during the Revolving Period, and for so long as no Event of Default or Servicer Default has occurred and is continuing, the Issuer shall have the right to prepay, or apply Availability to reduce, all or a portion of the Advances outstanding in connection with the sale and assignment to an Affiliate or an unaffiliated third party purchaser by the Issuer of, and the release of the Lien by the Indenture Trustee over, one or more specified Loans (or portions thereof) (a “Discretionary Sale”), subject to the following terms and conditions and subject to the other restrictions contained herein:

(A)           at least one Business Day prior to each Discretionary Sale Date, the Servicer, on behalf of the Issuer shall have given to the Deal Agent and the Indenture Trustee, written notice of its intent to effect a Discretionary Sale (each such notice, a “Discretionary Sale Notice”), specifying the Discretionary Sale Date, including a list of all Loans or portions thereof to be sold and assigned pursuant to such Discretionary Sale;

(B)           any Discretionary Sale shall be made by the Issuer in a transaction (i) reflecting arm’s-length market terms and (ii) in which the Issuer makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to the Discretionary Sale (other than any representations, warranties or covenants relating to the Issuer’s ownership of or title to the Loan or portions thereof that is the subject of the Discretionary Sale that are standard and customary in connection with such a sale or for which the Originator has agreed to fully indemnify the Issuer);

(C)           [Reserved];

(D)           immediately after giving effect to the Discretionary Sale and the assignment to the Issuer of the Loan Assets or portions thereof on any Discretionary Sale Date, (i) the remaining Advances outstanding shall not exceed the Maximum Availability, and (ii) all representations and warranties of the Originator and Servicer contained in Sections 3.01 and 3.03, as applicable, and of the Issuer contained in Section 3.04, shall be true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which shall be true and correct in all respects) as of the Discretionary Sale Date, except those representations and warranties relating to an earlier date.

(E)           on the Discretionary Sale Date, the Servicer shall have delivered to the Deal Agent (with a copy to the Indenture Trustee) (i) a completed Borrowing Base Certificate (including a calculation of the Borrowing Base after giving effect to such Discretionary Sale), (ii) at any time after the Rule 3a-7 Compliance Date, a Portfolio Acquisition and Disposition Requirements Certificate certifying that the Portfolio Acquisition and Disposition Requirements shall have been satisfied with respect to the contemplated Discretionary Sale, and (iii) and a certificate of a Responsible Officer certifying that the requirements of Section 2.07(a)(D) shall have been satisfied with respect to the contemplated Discretionary Sale; and

(F)           on the related Discretionary Sale Date, the Indenture Trustee, on behalf of the Deal Agent, shall have received into the Collection Account, in immediately available funds, an amount equal to the sum of (i) an amount sufficient to reduce the Advances outstanding such that, after giving effect to the sale of the Loan Assets or portions thereof to be sold by the Issuer pursuant to this Section 2.07, the Availability will be equal to or greater than zero, plus (ii) an amount equal to all unpaid Interest Amounts to the extent reasonably determined by the Deal Agent to be attributable to that portion of the Advances outstanding to be reduced or repaid in connection with the Discretionary Sale plus (iii) an aggregate amount equal to the sum of all other amounts due and owing to the Deal Agent, the Indenture Trustee and the Indemnified Parties, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date and to accrue to the next Payment Date, in each case, to the extent attributable to the Loan Assets or portions thereof to be sold by the Issuer pursuant to this Section 2.07; provided that the Deal Agent shall have the right to determine whether the amount paid (or proposed to be paid) by the Issuer on the Discretionary Sale Date is sufficient to satisfy the requirements in clauses (i) through (iii) of this clause (F) and is sufficient to reduce the Advances outstanding such that the Availability shall be equal to or greater than zero.

(b)           In connection with any Discretionary Sale, following receipt by the Deal Agent of the amounts referred to in Section 2.07(a)(F) above (receipt of which shall be confirmed to the Indenture Trustee), there shall be released to the Issuer (for further sale to an Affiliate or an unaffiliated third party purchaser) without recourse, representation or warranty of any kind all of the right, title and interest of the Indenture Trustee in, to and under the portion of the Loan Assets so released and such portion of the Loan Assets so released shall be released from any Lien under the Transaction Documents (subject to the requirements of Sections 2.07(a)(D) and (F) above).

(c)           In connection with any Discretionary Sale, on the related Discretionary Sale Date, the Indenture Trustee on behalf of the Deal Agent shall, at the written request of the Servicer, (i) execute such instruments of release with respect to the portion of the Loan Assets to be released to the Issuer, in recordable form if necessary, in favor of the Issuer, as the Servicer, on behalf of the Issuer may reasonably request, (ii) deliver any portion of the Loan Assets to be released to the Issuer in its possession to the Issuer and (iii) otherwise take such actions as are determined by the Issuer or Servicer to be reasonably necessary and appropriate to release the Lien on the portion of the Loan Assets to be released to the Issuer and release and deliver to the Issuer such portion of the Loan Assets to be released to the Issuer.

SECTION 2.08.      Lien Release Dividend.

(a)           Notwithstanding any provision contained in this Agreement to the contrary, provided there is not then existing an Event of Default, Default or a Servicer Default, on a Lien Release Dividend Date, the Issuer may dividend to GCC, GCC V or GCC VI all or a portion of the Loans in the Loan Pool (the “Lien Release Dividend”), subject to the following terms and conditions:

(A)           the Issuer and the Originator shall have given the Deal Agent (with a copy to the Indenture Trustee) at least one Business Day’s prior written notice of their intent to effectuate a Lien Release Dividend, unless such notice is waived by the Deal Agent;

(B)           any Lien Release Dividend shall only be in connection with a Permitted Securitization Transaction;

(C)           after giving effect to the Lien Release Dividend and the transfer to the Originator of the applicable Loans or portions thereof on the Lien Release Dividend Date, (i) the Availability is greater than or equal to $0, (ii) the representations and warranties contained in Sections 3.01, 3.03 and 3.04 shall continue to be true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which shall be true and correct in all respects), except to the extent relating to an earlier date, (iii) neither a Default nor Event of Default shall have resulted; and (iv) the Weighted Average Spread Test shall be satisfied after giving effect to the Lien Release Dividend;

(D)           such Lien Release Dividend must be in compliance with Applicable Law and may not (i) be made with the intent to hinder, delay or defraud any creditor of the Issuer or (ii) leave the Issuer, immediately after giving effect to the Lien Release Dividend, (x) insolvent, (y) with insufficient funds to pay its obligations as and when they become due or (z) with inadequate capital for its present and anticipated business and transactions;

(E)           on or prior to the Lien Release Dividend Date, the Issuer shall have (i) delivered to the Deal Agent (with a copy to the Indenture Trustee) a list specifying all Loans or portions thereof to be transferred pursuant to such Lien Release Dividend and the Deal Agent shall have approved same in its sole discretion and (ii) obtained all authorizations, consents and approvals required to effectuate the Lien Release Dividend;

(F)           a portion of a Loan may be transferred pursuant to a Lien Release Dividend; provided that (i) such transfer does not have an adverse effect on the portion of the Loan remaining as a part of the Loan Pool, any other Underlying Collateral or the Secured Parties, (ii) the Loan Files for such portion of the Loan remaining as a part of the Loan Pool have been amended to contain customary pro rata sharing, intercreditor and, if applicable, subordination, provisions and (iii) other than in the case of a Noteless Loan, a new promissory note for the portion of the Loan remaining as a part of the Loan Pool has been executed by the Obligor, and the original thereof has been endorsed in blank or to the Indenture Trustee on behalf of the Secured Parties and delivered to the Indenture Trustee;

(G)           the Issuer shall deliver to the Deal Agent (with a copy to the Indenture Trustee) (i) a Borrowing Base Certificate (including a calculation of the Borrowing Base after giving effect to such Lien Release Dividend) and (ii) at any time after the Rule 3a-7 Compliance Date, a Portfolio Acquisition and Disposition Requirements Certificate certifying that the Portfolio Acquisition and Disposition Requirements are satisfied with respect to such Lien Release Dividend; and

(H)           on the related Lien Release Dividend Date, the Indenture Trustee, on behalf of the Secured Parties, shall have received into the Collection Account, in immediately available funds, an amount equal to the sum of (i) an amount sufficient to reduce the Advances outstanding such that, after giving effect to the sale of the Loan Assets to be sold by the Issuer pursuant to this Section 2.08, the Availability will be equal to or greater than zero, plus (ii) an amount equal to all unpaid Interest Amounts to the extent reasonably determined by the Deal Agent to be attributable to that portion of the Advances outstanding to be reduced or repaid in connection with the Lien Release Dividend plus (iii) an aggregate amount equal to the sum of all other amounts due and owing to the Deal Agent, the Indenture Trustee and the Indemnified Parties, as applicable, (including, without limitation, Hedge Breakage Costs) under this Agreement and the other Transaction Documents, to the extent accrued to such date and to accrue to the next Payment Date, in each case, to the extent attributable to the Loan Assets to be transferred by the Issuer pursuant to this Section 2.08; provided that the Deal Agent shall have the right to determine whether the amount paid (or proposed to be paid) by the Issuer on the Discretionary Sale Date is sufficient to satisfy the requirements in clauses (i) through (iii) of this clause (H) and is sufficient to reduce the Advances outstanding such that the Availability shall be equal to or greater than zero.

(b)          In connection with the Lien Release Dividend, there shall be sold and assigned to the Issuer, without recourse, representation or warranty, all of the right, title and interest of the Indenture Trustee on behalf of the Secured Parties in, to and under the Loans or portions thereof so transferred (together with, in the case of the transfer of the Loans but not portions thereof, any related Underlying Collateral) and such Loans or portions thereof so transferred (together with, in the case of the transfer of the Loans but not portions thereof, any related Underlying Collateral) shall be released from the Lien of this Agreement (subject to the requirements of Section 2.08(a)(H) above).

(c)          The Issuer hereby agrees to pay the reasonable legal fees and expenses of the Deal Agent, the Indenture Trustee and the other Secured Parties in connection with any Lien Release Dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Indenture Trustee on behalf of the Secured Parties and any other party having an interest in the Loans in connection with such Lien Release Dividend).

(d)          In connection with any Lien Release Dividend, on the related Lien Release Dividend Date, the Indenture Trustee at the written direction of the Secured Parties shall, at the expense of the Issuer (1) execute such instruments of release with respect to the Loans or portions thereof to be transferred to the Issuer (together with, in the case of the transfer of the Loans, any related Underlying Collateral, and in the case of a portion of a Loan, the related Underlying Collateral with respect to such portion), in recordable form if necessary, in favor of the Issuer as the Issuer may reasonably request, (2) deliver any Loans or portions thereof to be transferred to the Issuer (together with, in the case of the transfer of the Loans, any related Underlying Collateral, and in the case of a portion of a Loan, the related Underlying Collateral with respect to such portion) in its possession to the Issuer and (3) otherwise, at and in accordance with the written direction of the Issuer (to the extent not inconsistent with the aforementioned direction of the Deal Agent) take such actions, as are necessary and appropriate to release the Lien of the Indenture Trustee on behalf of the Secured Parties on the Loans or portions thereof to be transferred to the Issuer (together with, in the case of the transfer of the Loans or portions thereof, any related Underlying Collateral) and release and deliver to the Issuer such Loans or portions thereof to be transferred to the Issuer (together with, in the case of the transfer of the Loans, any related Underlying Collateral, and in the case of a portion of a Loan, the related Underlying Collateral with respect to such portion).

SECTION 2.09.      Substitution of Loans.

(a)           On any Substitution Date prior to the occurrence of an Event of Default (and after the Commitment Termination Date at the discretion of the Deal Agent), the Issuer may, subject to the conditions set forth in this Section 2.09 and subject to the other restrictions contained herein (including, without limitation, the restrictions set forth in Section 2.10), replace any Loan with one or more Eligible Loans (each, a “Substitute Loan”), provided that no such replacement shall occur unless each of the following conditions is satisfied as of such Substitution Date:

(A)         at least one Business Day prior to each Substitution Date, the Issuer shall have given to the Deal Agent, the Indenture Trustee, each Noteholder and each Hedge Counterparty written notice of its intent to replace one or more Loans (each such notice, a “Substitution Notice”), specifying the Substitution Date and including a list of all Loans to be replaced on such Substitution Date (each a “Replaced Loan”);

(B)          each Substitute Loan is an Eligible Loan on the Substitution Date;

(C)          the Outstanding Loan Balance of such Substitute Loans shall be equal to or greater than the aggregate Outstanding Loan Balance of the Replaced Loans;

(D)          all representations and warranties contained in Sections 3.01, 3.02, 3.03 and 3.04 shall be true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which shall be true and correct in all respects) as of the Substitution Date of any such Substitute Loan, except to the extent they relate to a prior date;

(E)           the substitution of any Substitute Loan does not cause an Event of Default or Default to occur;

(F)           all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Substitute Loan and related Underlying Collateral to the Issuer and the Deal Agent shall have been taken as of or prior to the Substitution Date;

(G)           the Weighted Average Spread Test shall have been satisfied;

(H)           the Issuer shall have delivered to the Deal Agent (with a copy to the Indenture Trustee) on the date of such substitution (a) a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of the applicable Substitution Date and (b) a completed Borrowing Base Certificate (including a calculation of the Borrowing Base after giving effect to such substitution); and

(I)            at any time after the Rule 3a-7 Compliance Date, the Servicer shall deliver to the Deal Agent (with a copy to the Indenture Trustee) on the date of such substitution a Portfolio Acquisition and Disposition Requirements Certificate certifying that the Portfolio Acquisition and Disposition Requirements are satisfied with respect to such substitution.

(b)           In addition, the Issuer shall in connection with such substitution deliver to the Indenture Trustee the related Loan Files and shall pay to each Hedge Counterparty all Hedge Breakage Costs, if any, incurred in connection with the substitution of such Loan pursuant to this Section 2.09 and the termination of any Hedge Transactions, in whole or in part, in connection therewith. In connection with any such substitution, the Indenture Trustee on behalf of the Secured Parties shall, automatically and without further action (unless otherwise necessary or requested by the Issuer or the Servicer), be deemed to transfer to the Issuer, free and clear of any Lien created by the Indenture Trustee on behalf of the Secured Parties, all of the right, title and interest of the Indenture Trustee on behalf of the Secured Parties in, to and under such Replaced Loan, but without any representation and warranty of any kind, express or implied.

SECTION 2.10.      Limitations on Sale, Substitution and Repurchase of Loans.  (a) Subject to clause (b) below, the aggregate Outstanding Loan Balance of all Loans in the Loan Pool which are sold to, or repurchased by, the Originator pursuant to Section 2.07, or substituted pursuant to Section 2.09, shall not exceed an amount equal to, as of any date of determination, 20% of the highest average Aggregate Outstanding Loan Balance of any month during the 12 month period preceding the date of the proposed sale, repurchase, dividend or substitution (or such lesser number of months as shall have elapsed as of such date), or, in the case of Defaulted Loans, 10% of the highest average Aggregate Outstanding Loan Balance of any month during the 12 month period preceding the date of the proposed sale, repurchase, dividend or substitution (or such lesser number of months as shall have elapsed as of such date).

(b) After giving effect to any Discretionary Sale, the aggregate Outstanding Loan Balance of all Broadly Syndicated Loans sold pursuant to Section 2.07 on a Discretionary Sale Date shall not exceed 10% of the Maximum Facility Amount for the current calendar year; provided that such sum shall not include (i) all or any portion of any Broadly Syndicated Loan sold in connection with any Permitted Securitization Transaction, (ii) any sale of all or any portion of any Defaulted Loan to any third party or (iii) any sale otherwise permitted pursuant to the terms of this Agreement, the Omnibus Amendment Fee Letter or the other Transaction Documents.

SECTION 2.11.      Certain Trading Restrictions.  At any time after the Rule 3a-7 Compliance Date, notwithstanding anything in Section 2.07 or 2.09, the Issuer shall not, and the Servicer shall not on the Issuer’s behalf, acquire, sell or substitute any Loan unless the Servicer shall have delivered a certificate of a Responsible Officer to the Indenture Trustee certifying that such acquisition, sale or substitution satisfies the Portfolio Acquisition and Disposition Requirements, or take any other action if such action would cause the Issuer not to be in compliance with the requirements of Rule 3a-7 under the 1940 Act.

SECTION 2.12.      Disposition of Issuer’s Properties and Assets.

Except as otherwise expressly permitted by this Agreement or any other Transaction Document, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any material portion of its properties or assets, including those included in the Trust Estate pursuant to the Grant of Collateral under the Indenture, to any Person, unless:

(a)           immediately after giving effect to such transaction, no Default, Event of Default or Servicer Default shall have occurred and be continuing; and

(b)           the Deal Agent and the Required Noteholders shall have consented to such transaction and such Person.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

The Originator makes the representations and warranties in Sections 3.01 and 3.02, and the Servicer makes the representations and warranties in Section 3.03, on which the Issuer will rely in purchasing the Initial Loan Assets on the initial Transfer Date and any Additional Loans on any subsequent Transfer Date, and on which the Secured Parties will rely. The Issuer makes the representations and warranties in Section 3.04 on which the Originator, the Servicer and the Secured Parties will rely. Such representations and warranties are made as of the execution and delivery of this Agreement, as of the Closing Date, as of each Transfer Date, and as of each other date on which such representations and warranties are made or deemed made under or in connection with this Agreement, but shall survive the sale, transfer and assignment of the Loan Assets to the Issuer.

SECTION 3.01.      Representations and Warranties Regarding the Originator.  By its execution of this Agreement, the Originator represents and warrants to the Issuer, the Indenture Trustee, the Deal Agent and the Noteholders that, as of the Closing Date, as of each Transfer Date, and as of each other date on which such representations and warranties are reaffirmed by the Originator pursuant to the terms of this Agreement and the other Transaction Documents (such representations and warranties to survive the sale, transfer and assignment of the Loan Assets to the Issuer):

(a)           Organization and Good Standing; Governmental Action.  The Originator has been duly incorporated and is validly existing and in good standing under the laws of the State of New York, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. No governmental action required by Applicable Law that has not been obtained is required by or with respect to the Originator in connection with the execution and delivery of any of the Transaction Documents by the Originator or the consummation by the Originator of the transactions contemplated thereby.

(b)           Due Qualification.  The Originator is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualification.

(c)           Power and Authority.  The Originator has the power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to carry out its terms. The Originator has full power and authority to sell and assign the property to be sold and assigned to the Issuer, has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement, and each other Transaction Document to which it is a party have been duly authorized by the Originator by all necessary corporate action.

(d)           Binding Obligation.  This Agreement and each other Transaction Document to which the Originator is a party shall constitute a legal, valid and binding obligation of the Originator enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)           No Violation.  The consummation of the transactions contemplated by this Agreement and each other Transaction Document to which the Originator is a party, and the fulfillment of the terms of this Agreement and each other Transaction Document to which the Originator is a party shall not conflict with, result in any material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Originator, or any Contractual Obligation to which the Originator is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligation, other than this Agreement and each other Transaction Document to which the Originator is a party, or violate in any material respect any Applicable Law or, to the best of the Originator’s knowledge, any order, rule or regulation applicable to the Originator of any Governmental Authority having jurisdiction over the Originator or any of its properties.

(f)           No Proceedings.  There are no proceedings or investigations pending, or to the Originator’s knowledge, threatened, before any Governmental Authority having jurisdiction over the Originator or its properties (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Originator is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Originator is a party, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which the Originator is a party.

(g)           No Insolvency.  With respect to the Initial Loans (other than Third Party Acquired Loans) as of the initial Transfer Date (i) the Originator is not and will not become Insolvent as a result of the transfer of such Initial Loans and (ii) the Originator is not transferring such Initial Loans with the actual intent to hinder, delay or defraud any Person. With respect to any Additional Loans (other than Third Party Acquired Loans) as of the related Transfer Date (i) the Originator was not and will not become Insolvent as a result of the transfer of such Additional Loans and (ii) the Originator did not transfer such Additional Loans with the actual intent to hinder, delay or defraud any Person.

(h)           Place of Business; No Changes.  As of the Closing Date, the Originator’s location (within the meaning of Article 9 of the UCC) is as set forth in Appendix A hereto. As of the Closing Date, the Originator has not changed its name, whether by amendment of its certificate of incorporation, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.

(i)          [Reserved].

(j)          Sale Treatment.  Other than for tax and accounting purposes, the Originator has treated the transfer of Loan Assets to the Issuer for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

(k)          Security Interest.

(i)           This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Loan Assets in favor of the Issuer, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Originator;

(ii)          The Originator has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Loan Assets granted to the Issuer under this Agreement; and

(iii)         The Originator has not authorized the filing of and is not aware of any financing statements against the Originator that include a description of collateral covering such Loan Assets other than any financing statement that has been terminated.

(l)            Nonconsolidation.  The Originator conducts its affairs such that the Issuer would not be substantively consolidated in the estate of the Originator and their respective separate existences would not be disregarded in the event of the Originator’s bankruptcy.

(m)           Accuracy of Information.  All written factual information heretofore furnished by the Originator for purposes of or in connection with this Agreement or the other Transaction Documents to which Originator is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Originator to any such party will be, true and accurate in every material respect, on the date such information is stated or certified.

(n)           Preference; Voidability.  The Originator shall have received reasonably equivalent value from the Issuer in consideration for the transfer to the Issuer of the Loan Assets from the Originator, and no such transfer has been made for or on account of an antecedent debt owed by the Originator to the Issuer and no such transfer is or may be voidable under any section of the Bankruptcy Code.

SECTION 3.02.      Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate.  The Originator represents and warrants to the Issuer, the Indenture Trustee, the Deal Agent and the Noteholders (x) with respect to Section 3.02(a) and Section 3.02(b) as to each Loan as of the execution and delivery of this Agreement and on the Closing Date, and as of each Transfer Date with respect to each Loan, and (y) with respect to Section 3.02(c), as to the Loan Pool in the aggregate as of the Initial Cut-Off Date, and as of each subsequent Transfer Date with respect to Additional Loans (after giving effect to the addition of such Additional Loans to the Loan Pool), that:

(a)           List of Loans.  The information set forth in the List of Loans (as amended or deemed amended from time to time in connection with a conveyance of Loans on a Transfer Date) is true, complete and correct in all material respects as of the applicable Cut–Off Date.

(b)           Eligible Loan.  Such Loan satisfies the criteria for the definition of Eligible Loan set forth in this Agreement as of the date of its conveyance hereunder; provided that any Loan which would constitute an Eligible Loan but for the failure of such Loan to satisfy clause (ee) of the definition of Eligible Loan shall be deemed not to breach this Section 3.02(b), although such Loan shall not constitute an Eligible Loan for any other purpose of this Agreement.

SECTION 3.03.      Representations and Warranties Regarding the Servicer.  The Servicer represents and warrants to the Issuer, the Indenture Trustee, the Deal Agent and the Noteholders that:

(a)           Organization and Good Standing; Governmental Action.  The Servicer has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to service the Loans as provided herein. No governmental action required by Applicable Law that has not been obtained is required by or with respect to the Servicer in connection with the execution and delivery of any of the Transaction Documents by the Servicer or the consummation by the Servicer of the transactions contemplated thereby.

(b)           Due Qualification.  The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business (including the servicing of the Loans) requires or shall require such qualification.

(c)           Power and Authority.  The Servicer has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out the terms of such agreements; and the Servicer’s execution, delivery and performance of this Agreement and such other Transaction Documents have been duly authorized by the Servicer by all necessary corporate action.

(d)           Binding Obligation.  This Agreement and the other Transaction Documents to which the Servicer is a party, when duly executed and delivered, shall constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)        No Violation.  The consummation by the Servicer of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and the fulfillment by the Servicer of the terms hereof and thereof, shall not conflict with, result in any material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Servicer, or any Contractual Obligation to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such Contractual Obligation other than this Agreement and the other Transaction Documents to which it is a party, or violate in any material respect any Applicable Law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Governmental Authority having jurisdiction over the Servicer or any of its properties.

(f)         No Proceedings.  To the Servicer’s knowledge, there are no proceedings or investigations pending, or threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents to which it is a party, (B) seeking to prevent the issuance of such Notes or the consummation of any of the transactions contemplated by the Transaction Documents, or (C) seeking any determination or ruling that might materially and adversely affect this Agreement, the performance by the Servicer of its obligations under, or the validity or enforceability of, the Transaction Documents.

(g)        Accuracy of Information.  All written factual information heretofore furnished by the Servicer for purposes of or in connection with this Agreement or the other Transaction Documents to which the Servicer is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Servicer to any such party will be, true and accurate in every material respect, on the date such information is stated or certified. Without limiting the generality of the foregoing, the information set forth in each Borrowing Base Certificate will be true and accurate in all material respects as of the Borrowing Base Determination Date.

(h)        Instructions to Obligors.  The Servicer has directed all Obligors in respect of Loans included in the Loan Pool to remit all Collections from such Loans directly to the Collection Account.

(i)         Financial Condition of the Servicer.  On the Closing Date and on each Transfer Date, the Servicer is not insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.

(j)         Taxable Mortgage Pool.  The Servicer shall manage the Loan Pool such that no more than 35% of the Aggregate Outstanding Loan Balance of Loans owned by the Issuer at any time shall consist of Loans principally secured by real property.

SECTION 3.04.      Representations and Warranties Regarding the Issuer.  The Issuer represents and warrants to the Originator, the Servicer, the Indenture Trustee, the Deal Agent and the Noteholders that, as of the Closing Date, as of each Transfer Date, and as of each other date on which such representations and warranties are reaffirmed by the Issuer pursuant to the terms of this Agreement and the other Transaction Documents (such representations and warranties to survive the sale, transfer and assignment of the Loan Assets to the Issuer):

(a)           Organization and Good Standing; Governmental Action.  The Issuer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. No governmental action required by Applicable Law that has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery of any of the Transaction Documents by the Issuer or the consummation by the Issuer of the transactions contemplated thereby.

(b)           Due Qualification.  The Issuer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualification.

(c)           Power and Authority.  The Issuer has the power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to carry out its terms. The Issuer has full power and authority to acquire the property to be sold and assigned to it by the Originator, has duly authorized such acquisition by all necessary limited liability company action; and the execution, delivery and performance of this Agreement, and each other Transaction Document to which it is a party have been duly authorized by the Issuer by all necessary limited liability company action.

(d)           Binding Obligation.  This Agreement and each other Transaction Document to which the Issuer is a party shall constitute a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)           No Violation.  The consummation of the transactions contemplated by this Agreement and each other Transaction Document to which the Issuer is a party, and the fulfillment of the terms of this Agreement and each other Transaction Document to which the Issuer is a party shall not conflict with, result in any material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Issuer, or any Contractual Obligation to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligation, other than this Agreement and each other Transaction Document to which the Issuer is a party, or violate in any material respect any Applicable Law or, to the best of the Issuer’s knowledge, any order, rule or regulation applicable to the Issuer of any Governmental Authority having jurisdiction over the Issuer or any of its properties.

(f)            No Proceedings.  There are no proceedings or investigations pending, or to the Issuer’s knowledge, threatened, before any Governmental Authority having jurisdiction over the Issuer or its properties (A) asserting the invalidity of this Agreement or any other Transaction Document to which the Issuer is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Issuer is a party, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which the Issuer is a party.

(g)        Solvency.  The Issuer is not Insolvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder and under the other Transaction Documents to which it is a party; it will not be rendered Insolvent by the execution and delivery of any of the Transaction Documents to which it is a party or the assumption of any of its obligations thereunder; and no Insolvency Event has occurred with respect to the Issuer.

(h)        Place of Business; No Changes.  As of the Closing Date, the Issuer’s location (within the meaning of Article 9 of the UCC) is as set forth in Appendix A hereto. As of the Closing Date, the Issuer has not changed its name, whether by amendment of its organizational documents, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.

(i)          Not an Investment Company.  Neither the Issuer nor the Loan Pool is, and, after giving effect to the transactions contemplated by the Transaction Documents, neither the Issuer nor the Loan Pool will be, required to be registered as an “investment company” under the 1940 Act.

(j)          Accuracy of Information.  All written factual information heretofore furnished by the Issuer for purposes of or in connection with this Agreement or the other Transaction Documents to which the Issuer is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Issuer to any such party will be, true and accurate in every material respect, on the date such information is stated or certified.

(k)         Preference; Voidability.  The Issuer shall have given reasonably equivalent value to the Originator in consideration for the transfer to the Issuer of the Loan Assets from the Originator, and no such transfer has been made for or on account of an antecedent debt owed by the Originator to the Issuer and no such transfer is or may be voidable under any section of the Bankruptcy Code.

(l)          Title.  The Issuer has good and valid title to, and the Issuer is the sole owner of, the Loan Assets transferred by the Originator to the Issuer, and the Indenture Trustee on behalf of the Secured Parties has a first priority perfected Lien in all such Loan Assets, in each case free and clear of any other Lien. The Issuer acquired title to the Loan Assets in good faith, without notice of any adverse claim.

(m)        Taxes, etc.  Any taxes, fees and other charges of Governmental Authorities applicable to the Issuer, except for franchise or income taxes, in connection with the execution, delivery and performance by the Issuer of each Transaction Document to which it is a party, the making of the Advances or otherwise applicable to the Issuer have been paid or will be paid by the Issuer at or prior to the Closing Date or the date of each Advance, as applicable, to the extent then due.

(n)           ERISA.  The Issuer is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments, if any, arising in the ordinary course of business) payable to the Pension Benefit Guaranty Corporation under ERISA.

(o)           Nonconsolidation.  The Issuer conducts its affairs such that it would not be substantively consolidated in the estates of the Originator, GCC VI, GCC V or GCC, and their respective separate existences would not be disregarded in the event of the bankruptcy of any of the Originator, GCC VI, GCC V or GCC.

ARTICLE 4
PERFECTION OF TRANSFER AND
PROTECTION OF SECURITY INTERESTS

SECTION 4.01.      Custody of Underlying Notes and Allonges.  Each Underlying Note and Allonge delivered to the Indenture Trustee shall be held in the custody of the Indenture Trustee under the Indenture for the benefit of, and as agent for, the Secured Parties.

SECTION 4.02.      Protection of Title.

(a)           Filings.  The Originator shall authorize and execute, as applicable, and file such financing statements and cause to be authorized and executed, as applicable, and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under this Agreement in the Loans and the other Loan Assets and in the proceeds thereof. The Originator shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Originator hereby authorizes the Issuer and its assigns to file all such financing statements without its signature. The Servicer, on behalf of the Issuer, shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Indenture Trustee (acting at the direction of the Deal Agent) may reasonably request to perfect and protect the Indenture Trustee’s first priority perfected security interest in the Loan Assets against all other Persons. The Issuer hereby authorizes the Servicer and its assigns to file all such financing statements without its signature.

(b)           Name Change.  Neither the Originator nor the Issuer shall change its state of incorporation or organization or its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Originator, the Issuer or the Issuer’s assigns seriously misleading within the meaning of the UCC, unless it shall have given the Deal Agent, the Indenture Trustee (and in the case of the Originator, the Issuer) at least 60 days prior written notice thereof or such Person shall have otherwise consented to such change in writing.

(c)           Maintenance of Offices.  The Originator and the Servicer shall at all times maintain each office from which it services Loans and its principal executive office within the United States of America.

(d)           New Debtor.  In the event that the Originator or the Issuer shall change the jurisdiction in which it is incorporated or otherwise enter into any transaction which would result in a “new debtor” (as defined in the UCC) succeeding to the obligations of the Originator hereunder, the Originator shall comply fully with the obligations of Section 4.02(a).

SECTION 4.03.      Costs and Expenses.  The Servicer agrees to pay all costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Indenture Trustee’s and Issuer’s right, title and interest in and to the Loan Assets (including, without limitation, the security interest in the Collateral related thereto and the security interests provided for in the Indenture); provided that to the extent permitted by the Underlying Loan Documents, the Servicer may seek reimbursement for such costs and disbursements from the related Obligors.

ARTICLE 5
SERVICING OF LOANS

SECTION 5.01.      Appointment and Acceptance.  GCI is hereby appointed as Servicer pursuant to this Agreement. GCI hereby accepts the appointment and agrees to act as the Servicer pursuant to this Agreement.

SECTION 5.02.      Duties of the Servicer; Credit and Collection Policy.

(a)           The Servicer shall service and administer the Loans in accordance with the Underlying Loan Agreements and with reasonable care and in good faith and shall, in rendering its services as Servicer, use a degree of skill and attention no less than that which the Servicer exercises with respect to comparable assets that it services for itself and for others, and in a manner consistent with the Credit and Collection Policy without regard to (i) any relationship that the Servicer or any Affiliate of the Servicer may have with any Obligor or any Affiliate of any Obligor, (ii) the Servicer’s obligations to incur servicing and administrative expenses with respect to a Loan, (iii) the initial Servicer’s right to receive compensation for its services under the Transaction Documents or with respect to any particular Loan, (iv) the ownership by the Servicer or any Affiliate of any Loans, (v) the ownership, servicing or management for others by the Servicer of any other Loans or property by the Servicer or (vi) any relationship that the Servicer or any Affiliate of the Servicer may have with any holder of mezzanine loans of the Obligor with respect to any of the Loans. The Servicer shall record advances and payment of interest and principal on the Loans and shall maintain accounts and records as to each Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Loan, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Loan and the amounts from time to time deposited in the Collection Account and the other Designated Accounts. The Servicer shall also receive all notices of borrowing or equivalent requests for advances required to be made by the Issuer under the Loans and shall direct the release of Collections to fund such advances pursuant to Section 7.02(d) and Section 7.02(e), and, to the extent necessary, deliver Note Advance Requests on behalf of the Issuer to obtain the funds to make such advances on behalf of the Issuer, and the Servicer shall calculate the Borrowing Base and prepare any applicable Borrowing Base Certificate in connection therewith or in connection with any purchase of Additional Loans on a Transfer Date. The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement and each Assignment of the Loans, the Servicer’s master computer records (including any back-up archives) that refer to any Loan indicate clearly that the Loan is owned by the Issuer. Indication of the Issuer’s ownership of a Loan shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Loan has been paid in full or repurchased by the Originator or other Person in accordance with the terms of the Transaction Documents.

(b)           The Servicer shall, if acting as “administrative agent” or “collateral agent” or in any similar capacity with respect to such Loans, (i) allocate payments on the Loans to interest and principal in its records in accordance with the terms and provisions of the applicable Underlying Loan Agreement, and (ii) in the case of Noteless Loans, maintain the Loan Register. The Servicer, if not acting as “administrative agent” or “collateral agent” or in any similar capacity with respect to such Loans, shall monitor the “administrative agent” or similar agent and request that such Person allocate payments on the Loans to interest and principal in its records in accordance with the terms and provisions of the applicable Underlying Loan Agreement.

(c)           The Servicer, as an independent contract servicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and the Credit and Collection Policy. The Issuer shall furnish (or cause to be furnished) the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing duties hereunder, and the Issuer shall assist the Servicer to the fullest extent to enable the Servicer to collect the Loan Assets and otherwise discharge its duties hereunder. In no event shall the Servicer be entitled to make the Issuer or any assignee a party to any litigation without the Issuer’s (or such assignee’s) consent.

(d)           So long as it is consistent with the Credit and Collection Policy, the Servicer may waive, modify or vary any term of any Loan or related Underlying Loan Documents, if in the Servicer’s determination such waiver, modification or variance will not be materially adverse to the interests of the Secured Parties and the Servicer may execute any such amendments, waivers, modifications or variances related to such Loan or related Underlying Loan Documents on behalf of the Issuer. Any waiver, modification or variance of any Loan or the related Underlying Loan Documents made by the lenders party to such Loan without the consent of the Servicer shall not constitute a breach of the Servicer’s obligations hereunder. The Servicer will, upon request by the Deal Agent or any Noteholder, provide a copy of any such amendment, waiver, modification or variance to the Deal Agent or any Noteholder.

(e)           The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Transaction Documents.

(f)            In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to state and federal tax and securities laws. In accordance with the directions of the Issuer, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Issuer as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer and are reasonably within the capability of the Servicer.

(g)           The Servicer shall notify the Indenture Trustee and the Deal Agent of any material modification to its servicing system.

(h)           The Servicer shall not agree or consent to, or otherwise permit to occur, any material amendment or modification of or to the Credit and Collection Policy, in whole or in part unless the Deal Agent and the Noteholders have given prior written consent of any such proposed amendment or modification to the Servicer and the Servicer shall deliver a copy of the revised Credit and Collection Policy to the Deal Agent promptly following the effectiveness of any such amendment or modification.

SECTION 5.03.      Repayment of Loans and Release of Underlying Notes and Allonges.

(a)           Upon (i) the payment in full of any Loan, (ii) the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, (iii) the deposit into the Collection Account of the amounts received by the Issuer in connection with any Lien Release Dividend or Discretionary Sale pursuant to this Agreement, or any other Transaction Document, (iv) the removal of any Replaced Loan from the Loan Pool pursuant to a substitution effected in accordance with this Agreement, (v) the discovery by the Servicer, the Issuer or the Indenture Trustee of the delivery of a Loan File or any portion thereof in error or (vi) the termination of this Agreement, the Servicer may request delivery to it of the related Loan Files by delivering to the Indenture Trustee and the Deal Agent a certification of a Servicing Officer in the form of Exhibit H attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account have been or will be so deposited), requesting delivery to it of the Loan Files by the Indenture Trustee. Upon receipt of such certification and request, the Indenture Trustee shall release, within two Business Days (if such request was received by 3:00 p.m. (New York time)) on a Business Day, the related Loan Files to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be chargeable to the Collection Account or the Note Distribution Account; provided that the Servicer may collect and retain such expenses from the underlying Obligor.

(b)           From time to time and as appropriate for the servicing or foreclosure of any Loan (including, without limitation, the amendment to documents in the Loan File and/or a revision to Underlying Collateral and/or the replacement of any Underlying Note or Allonge), if the Servicer requires any Loan File or portion thereof, or the release from the Lien of the related Loan of all or part of any Underlying Collateral, subject to Section 5.03(d), the Servicer shall deliver to the Indenture Trustee a certificate in the form of Exhibit H attached hereto signed by a Servicing Officer, requesting such Underlying Note or Allonge or such release. Upon receipt of such certificate, the Indenture Trustee shall deliver to the Servicer within two Business Days of such certificate (if such certificate was received by 3:00 p.m. (New York time)) on a Business Day, the requested Loan File or portion thereof, or such instruments of transfer necessary to release all or the requested part of the Underlying Collateral from the Lien of the related Loan and/or the Lien under the Transaction Documents, as applicable. The Servicer shall return to the Indenture Trustee the Loan File or portion thereof delivered to it by the Indenture Trustee when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Collection Account or the Loan File or portion thereof, or such document, has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure or repossession of Underlying Collateral either judicially or non-judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such Loan File or portion thereof, or such document, was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the request for release of documents relating to such Loan shall be released by the Indenture Trustee to the Servicer.

(c)           The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents provided to it necessary to the foreclosure or trustee’s sale in respect of Underlying Collateral or to any legal action brought to obtain judgment against any Obligor on the related loan agreement (including any Underlying Note or other agreement securing Underlying Collateral) or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related loan agreement (including any Underlying Note or other agreement securing Underlying Collateral) or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Indenture Trustee and certifying as to the reason such documents or pleadings are required, that such documents are necessary for the proposed action and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise adversely affect the Lien of the agreement securing Underlying Collateral, except for the termination of such a Lien upon completion of the foreclosure or trustee’s sale. The Indenture Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Indenture Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required or appropriate by any state or other jurisdiction to discharge the Lien securing Underlying Collateral upon the satisfaction thereof and the Indenture Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Indenture Trustee’s receipt of such certificate or documents. The Indenture Trustee will have no obligation to verify, investigate or determine any documents provided by the Servicer in such written request and shall be fully protected and indemnified by the Servicer for taking any such action at its written request. Such certificate of a Servicing Officer shall state that the related Loan has been paid in full by or on behalf of the Obligor (or subject to a deficiency claim against such Obligor) and that such payment has been deposited in the Collection Account.

(d)           Notwithstanding anything contained in this Section 5.03 to the contrary, in no event may the Servicer possess in excess of 15 Underlying Notes (and the related Allonges) (excluding the Underlying Notes for Loans which have been paid in full or repurchased) at any given time.

SECTION 5.04.      Servicing Compensation.

(a)           As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive the Servicing Fee. The Servicing Fee is payable out of Collections pursuant to the applicable Priority of Payments.

(b)           The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person), and, except to the extent that the Servicer may in its separate capacity as “administrative agent” or “collateral agent” or in any similar capacity be separately entitled to be reimbursed therefor by the Obligor or the lenders under the applicable Underlying Loan Agreement, the Servicer shall not be entitled to any payment therefor other than the Servicing Fee. In addition to the Servicing Fee, the Servicer shall be entitled to retain for itself, as additional servicing compensation, administrative fees paid or payable in connection with any Loan and that do not constitute Collections.

SECTION 5.05.      Legal Existence; Resignation.

(a)           During the term of this Agreement, the Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Servicer and the Issuer will be conducted on an arm’s–length basis.

(b)           Subject to the provisions of Section 8.02, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement, the Note Purchase Agreement and the other Transaction Documents as Servicer except upon determination that the performance of its duties under this Agreement, the Note Purchase Agreement or under such other Transaction Document, as the case may be, is no longer permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Deal Agent, the Indenture Trustee and the Issuer. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.03.

SECTION 5.06.      Delegation of Duties.  With the prior written consent of the Deal Agent, the Servicer may at any time perform specific duties as Servicer through sub-contractors who are in the business of servicing commercial loans. No such delegation or sub-contracting shall relieve the Servicer of its responsibility with respect to such duties.

ARTICLE 6
COVENANTS OF THE ORIGINATOR

SECTION 6.01.       Legal Existence.  During the term of this Agreement, the Originator will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Originator and the Issuer will be conducted on an arm’s–length basis.

SECTION 6.02.       Subsequent Promissory Notes.  The Originator will promptly deliver to the Indenture Trustee each Underlying Note in respect of any Loan (other than a Noteless Loan) included in the Loan Pool.

SECTION 6.03.       Delivery of Principal Collections and Interest Collections.  If, notwithstanding the terms of Section 7.02(a), the Originator receives Collections directly, it shall promptly (but in no event later than two Business Days after receipt) remit such Collections to the Collection Account.

SECTION 6.04.       Compliance with Law.  The Originator hereby agrees to comply in all material respects with all Applicable Law applicable to the Originator except where the failure to do so would not have a material adverse effect on the Secured Parties.

SECTION 6.05.      Other Liens or Interests.  Except for the conveyances hereunder and under the related Assignments, the Originator shall not sell, pledge, assign or transfer the Loans or any other Loans Assets to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Originator shall defend the right, title and interest of the Issuer in, to and under such Loans and any other Loans Assets against all claims of third parties claiming through or under the Originator.

SECTION 6.06.       Credit and Collection Policy.  The Originator shall not agree or consent to, or otherwise permit to occur, any material amendment or modification of or to the Credit and Collection Policy, in whole or in part unless the Deal Agent and the Noteholders have given prior written consent of any such proposed amendment or modification to the Originator and the Originator shall deliver a copy of the revised Credit and Collection Policy to the Deal Agent promptly following the effectiveness of any such amendment or modification.

SECTION 6.07.      Investigations or Proceedings.  The Originator shall provide prompt written notice to the Indenture Trustee and the Deal Agent of any proceedings or, to the Originator’s knowledge, investigations pending, or threatened, before any Governmental Authority having jurisdiction over the Originator or its properties (A) asserting the invalidity of this Agreement, the Assignments and each other Transaction Document to which the Originator is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Assignments and each other Transaction Document to which the Originator is a party, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Originator of its obligations under, or the validity or enforceability of, this Agreement, the Assignments and each other Transaction Document to which the Originator is a party.

SECTION 6.08.       Notice of Events of Default.  The Originator shall deliver to the Indenture Trustee, the Deal Agent and each Noteholder, written notice in an officer’s certificate of any Event of Default within two Business Days of the occurrence thereof.

SECTION 6.09.       [Reserved]

SECTION 6.10.       Weighted Average Spread Test.  Except as otherwise specified in this Agreement, on each Calculation Date the Issuer will ensure that the Weighted Average Spread Test is satisfied.

SECTION 6.11.       Tax Treatment.  Other than for tax and accounting purposes, the Originator shall treat the transfer of Loan Assets made hereunder for all purposes as a sale and purchase on all of its relevant books and records.

SECTION 6.12.       Separateness from Issuer.  The Originator agrees to, and will ensure that GCC, GCC V and GCC VI, take or refrain from taking or engaging in with respect to the Issuer each of the actions or activities specified in the “substantive consolidation” opinion of Dechert LLP (including any certificates of the Originator attached thereto) delivered on the initial Transfer Date and in any bring-down or additional “substantive consolidation” opinion of Dechert LLP (including any certificates of the Originator attached thereto) delivered on any subsequent date, upon which the conclusions therein are based.

ARTICLE 7
ESTABLISHMENT OF ACCOUNTS; COLLECTIONS; DISTRIBUTIONS

SECTION 7.01.       Establishment of Accounts.

(a)          (i)       On or before the Closing Date, the Indenture Trustee, for the benefit of the Secured Parties, shall establish and maintain with and in the name of the Indenture Trustee an Eligible Deposit Account known as the Golub Capital Master Funding LLC Collection Account (the “Collection Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall include two subaccounts, one designated as the Interest Collection Account (the “Interest Collection Account”) and the other designated as the Principal Collection Account (the “Principal Collection Account”).

(ii)       On or before the Closing Date, the Indenture Trustee, for the benefit of the Secured Parties, shall establish and maintain with and in the name of the Indenture Trustee an Eligible Deposit Account known as the Golub Capital Master Funding LLC Note Distribution Account (the “Note Distribution Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

(iii)       On or before the Closing Date, the Indenture Trustee, for the benefit of the Secured Parties, shall establish and maintain with and in the name of the Indenture Trustee an Eligible Deposit Account known as the Golub Capital Master Funding LLC Commitment Reserve Account (the “Commitment Reserve Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

(b)         Each of the Designated Accounts shall be initially established with U.S. Bank, as Indenture Trustee, and shall be maintained with U.S. Bank so long as U.S. Bank is an Eligible Institution. Should U.S. Bank (or any other bank or trust company with which the Designated Accounts are maintained) cease to be an Eligible Institution, then the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Deal Agent shall consent), with the Indenture Trustee’s assistance as necessary, cause the Designated Accounts to be moved to an Eligible Institution consented to in writing by the Deal Agent.

(c)          All amounts held in the Designated Accounts shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Servicer, in Eligible Investments by the bank or trust company at which such accounts are held. Such written direction shall constitute certification by the Servicer that any such investment is authorized by this Section 7.01. Investments in Eligible Investments shall be made in the name of the Indenture Trustee or its nominee, and such investments shall not be sold or disposed of prior to their maturity. All Investment Earnings on investments of funds in the Designated Accounts shall be deposited in the Interest Collection Account pursuant to Section 7.02 and distributed on the next Payment Date pursuant to Section 7.04.

(d)         The Indenture Trustee or other Person holding the Designated Accounts as provided in Section 7.01(b) shall be the “Securities Intermediary”. If the Securities Intermediary shall be a Person other than the Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 7.01.

(i)           With respect to the Designated Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(A)       Any Designated Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts. The Designated Accounts are accounts to which Financial Assets will be credited. Each Designated Account is a “securities account” within the meaning of Section 8-501 of the New York UCC, and the Securities Intermediary is acting hereunder in the capacity of a “securities intermediary” within the meaning of Section 8-102(a)(14) of the New York UCC.

(B)       All securities or other property underlying any Financial Assets credited to the Designated Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Designated Accounts be registered in the name of the Issuer, the Servicer or the Originator, payable to the order of the Issuer, the Servicer or the Originator or specially indorsed to the Issuer, the Servicer or the Originator except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(C)       All property delivered to the Securities Intermediary pursuant to this Agreement will be credited upon receipt of such property to the appropriate Designated Account.

(D)       Each item of property (whether investments, investment property, Financial Asset, security, instrument or cash) credited to a Designated Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(E)       If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Designated Accounts, the Securities Intermediary shall comply with such order without further consent by the Issuer, the Servicer, the Originator, or any other Person.

(F)       The Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Designated Accounts (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York.

(G)       The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Designated Accounts and/or any Financial Assets or other property credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer, the Originator, the Servicer or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 7.01(d)(i)(E) hereof.

(H)       Except for the claims and interest of the Indenture Trustee in the Designated Accounts, the Securities Intermediary has no actual knowledge of claims to, or interests in, the Designated Accounts or in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Designated Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Servicer, the Issuer and the Deal Agent thereof.

(I)       The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Designated Accounts and/or any Designated Account Property simultaneously to each of the Servicer and the Indenture Trustee, at the addresses set forth in Section 13.03 of this Agreement.

(J)       The Indenture Trustee shall maintain each item of Designated Account Property in the particular Designated Account to which such item originated and shall not commingle items from different Designated Accounts.

(ii)         The Servicer shall have the power, revocable by the Indenture Trustee or the Deal Agent to instruct the Indenture Trustee to make withdrawals and payments from the Designated Accounts for the purpose of permitting the Servicer to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(iii)        The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Designated Accounts and in all proceeds thereof. Except as otherwise provided herein or in the Indenture, the Designated Accounts shall be under the exclusive dominion and control of the Indenture Trustee for the benefit of the Secured Parties.

(iv)        The Servicer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person.

(e)         The Indenture Trustee, the Securities Intermediary and each other Eligible Deposit Institution with whom a Designated Account is maintained waives any right of set-off, counterclaim, security interest or bankers’ lien to which it might otherwise be entitled.

SECTION 7.02.       Collections.

(a)         The Servicer shall cause all Collections to be remitted directly to the Collection Account. If, notwithstanding the foregoing, the Servicer receives any Collections directly, it shall promptly (but in no event later than two Business Days after receipt) remit such Collections to the Collection Account. Upon receipt of Collections into the Collection Account, the Collateral Administrator shall cause such Collections to be segregated and deposited into the Interest Collection Account in the case of Interest Collections and the Principal Collection Account in the case of Principal Collections within two Business Days following receipt in such Collection Account.

(b)         The Servicer shall prevent the deposit of any funds other than Collections into the Collection Account (including, without limitation, any Retained Interest or Released Amounts, which funds the Servicer shall be entitled to receive and retain), and if, notwithstanding the foregoing, in the event that the Collateral Administrator receives actual knowledge that any funds other than Collections have been deposited into the Collection Account, the Collateral Administrator shall segregate and remit any such funds to the owner thereof within two Business Days following such deposit.

(c)         Notwithstanding Section 7.03(a), if the Servicer or Indenture Trustee, as applicable, is required to return to any Person any funds previously remitted to the Collection Account in respect of a Collection of a Loan in the Loan Pool as a result of a dishonored check, the Servicer shall be reimbursed for such loss by withholding an amount equal to such funds from future Collections; provided that, if the Servicer or Indenture Trustee, as applicable, is required to return any such funds after the termination of this Agreement, any such previously remitted funds shall be returned by the recipient thereof to the Servicer. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(d)         The Servicer may, at any time upon one Business Day’s written notice to the Indenture Trustee and the Deal Agent, make withdrawals from the Collection Account (and, in the case of clause (iii) and (vi) below, the Commitment Reserve Account, and, in the case of clause (vi) below, the Note Distribution Account) for the following purposes and at the following times:

(i)       on any Business Day, to withdraw solely from Collections on deposit in the Collection Account any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(ii)      on any Business Day, to withdraw any funds deposited in the Collection Account that were not required or permitted to be deposited therein or were deposited therein in error;

(iii)     on any Business Day during the Revolving Period, in the Servicer’s reasonable discretion, and subject to the delivery to the Indenture Trustee and the Deal Agent of a Borrowing Base Certificate dated as of such date and reflecting the application of Principal Collections as described in this clause (iii), to remit solely from Principal Collections on deposit in the Principal Collection Account and from amounts on deposit in the Commitment Reserve Account, on behalf of the Issuer and in accordance with the applicable Underlying Loan Agreement, to any Obligor of a Committed Revolving Loan or Committed Delayed Draw Term Loan that is included in the Loan Pool at such time, funds constituting an additional advance made by the Issuer in respect of its Loan Commitment under such Loan;

(iv)     on any Transfer Date during the Revolving Period, if no Servicer Default or Event of Default then exists, to remit solely from Principal Collections on deposit in the Principal Collection Account, on behalf of the Issuer, to the Originator cash consideration for any purchase of Additional Loans to be made on such Transfer Date pursuant to the terms of Section 2.02;

(v)      on any Business Day following the satisfaction and discharge of the Indenture, and the payment in full of the principal of and interest on the Notes and all other amounts owing to the Secured Parties or any other Persons under the Transaction Documents, to remit to or at the written direction of the Issuer all funds remaining on deposit in the Collection Account, the Note Distribution Account and the Commitment Reserve Account; and

              (vi)       on any Business Day during the Revolving Period, provided that no Servicer Default or Event of Default then exists, to withdraw Principal Collections arising from the sale of Agented Loans from the Principal Collection Account.

(e)         On any Business Day from and after the occurrence of an Event of Default or any failure of any Noteholder to make advances to the Issuer under the terms of the Transaction Documents, the Servicer shall remit solely from Principal Collections on deposit in the Principal Collection Account and from amounts on deposit in the Commitment Reserve Account, on behalf of the Issuer and in accordance with the applicable Underlying Loan Agreement, to any Obligor of a Committed Revolving Loan or Committed Delayed Draw Term Loan included in the Loan Pool at such time, funds constituting an additional advance made by the Issuer in respect of its Loan Commitment under such Loan; provided that the Deal Agent shall have the right (but not the obligation) in its reasonable discretion to direct the Servicer to make such advances only to such Obligors and in respect of such Loans as are selected by the Deal Agent in its sole discretion.

(f)         On the Business Day preceding each Payment Date, the Servicer shall, or shall cause the Indenture Trustee to, withdraw from the Collection Account and the Commitment Reserve Account, as applicable, and remit to the Indenture Trustee for deposit in the Note Distribution Account, (i) the Collections received during the related Collection Period and remaining on deposit in the Collection Account as of the related Calculation Date and (ii) if such Payment Date occurs during the Revolving Period, all amounts on deposit in the Commitment Reserve Account, such sum to be held in trust for the benefit of the Persons entitled thereto.

SECTION 7.03.       Noteholder Distributions.

(a)         Each Noteholder as of the related Record Date shall be paid on the next succeeding Payment Date by check mailed to such Noteholder at the address for such Noteholder appearing on the Note Register or by wire transfer if such Noteholder provides written instructions to the Indenture Trustee at least ten days prior to such Payment Date, which instructions may be in the form of a standing order.

(b)         The Indenture Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Noteholders required hereunder. The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Noteholders.

SECTION 7.04.       Priority of Payments; Allocations and Distributions.

(a)         On each Payment Date during the Revolving Period, the Indenture Trustee (on the basis of the information contained in the Monthly Report delivered on the related Reporting Date pursuant to Section 9.01), shall make the following distributions from the Note Distribution Account in the following order of priority:

(i)        to each Hedge Counterparty, pro rata, based on the respective amounts owed (other than any Hedge Breakage Costs);

(ii)       to the Indenture Trustee, the Indenture Trustee Fee and the Indenture Trustee Expenses up to $1,667;

(iii)       to the Servicer, the Servicing Fee;

(iv)      to any Successor Servicer and the Indenture Trustee, pro rata, any Transition Expenses up to an amount not to exceed the Transition Expenses Cap;

(v)       to the Noteholders, pro rata, based on the respective amounts owed, the Interest Amount;

(vi)      to the Noteholders, pro rata, based on the Outstanding Principal Balance of their respective Notes, the aggregate amount, if any, necessary to reduce the Aggregate Outstanding Principal Balance to an amount not greater than the Maximum Availability;

(vii)     to the Commitment Reserve Account, the amount, if any, necessary to increase the balance of the Commitment Reserve Account to an amount equal to the Commitment Reserve Amount as of the Calculation Date for such Payment Date;

(viii)    to the following Persons, pro rata, based on the respective amounts owed:

 (A)       to the Noteholders, pro rata, based on the respective amounts owed, the Unused Fees;

 (B)       to the Indemnified Parties, pro rata, based on the respective amounts owed, all Facility Expenses;

 (C)       to the Indenture Trustee, any Indenture Trustee Expenses not previously paid pursuant to clause (ii) above; and

 (D)       to the Servicer, any accrued and unpaid fees and expenses due and payable to the Servicer on such Payment Date pursuant to the Transaction Documents;

(ix)       to each Hedge Counterparty, pro rata, any unpaid Hedge Breakage Costs together with interest accrued thereon;

(x)       to any Successor Servicer and the Indenture Trustee, pro rata, any Transition Expenses not previously paid pursuant to clause (iv) above; and

(xi)       to the Issuer.

(b)          On each Payment Date during the Amortization Period (except for any Payment Date in respect of which Section 7.04(c) is applicable), the Indenture Trustee (on the basis of the information contained in the Monthly Report delivered on the related Reporting Date pursuant to Section 9.01), shall make the following distributions from the Note Distribution Account in the following order of priority:

(i)       to each Hedge Counterparty, pro rata, based on the respective amounts owed, including any unpaid Hedge Breakage Costs together with accrued interest thereon; provided that the amount of Hedge Breakage Costs payable under this clause (i) shall not exceed $500,000 in the aggregate;

(ii)       to the Indenture Trustee, the Indenture Trustee Fee and the Indenture Trustee Expenses up to $1,667;

(iii)      to the Servicer, the Servicing Fee;

(iv)      to any Successor Servicer and the Indenture Trustee, pro rata, any Transition Expenses up to an amount not to exceed the Transition Expenses Cap;

(v)       to the Noteholders, pro rata, based on the respective amounts owed, the Interest Amount;

(vi)      to the Commitment Reserve Account, the amount, if any, necessary to increase the balance of the Commitment Reserve Account to an amount equal to the Commitment Reserve Amount as of the Calculation Date for such Payment Date; provided that, if an Event of Default has occurred and is continuing, such distribution (in whole or in part) shall be made only at the direction of the Deal Agent;

(vii)     pro rata, (x) to the Noteholders, pro rata, based on the Outstanding Principal Balance of their respective Notes, the aggregate amount, if any, necessary to reduce the Aggregate Outstanding Principal Balance to zero and (y) to the extent not previously paid pursuant to clause (i) above, to each Hedge Counterparty, pro rata, any unpaid Hedge Breakage Costs together with interest accrued thereon;

(viii)    to the following Persons, pro rata, based on the respective amounts owed:

 (A)       to the Indenture Trustee, any Indenture Trustee Expenses not previously paid pursuant to clause (ii) above;

 (B)       to the Servicer, any accrued and unpaid fees and expenses due and payable to the Servicer on such Payment Date pursuant to the Transaction Documents; and

 (C)       to the Indemnified Parties, pro rata, based on the respective amounts owed, all Facility Expenses;

(ix)      to any Successor Servicer and the Indenture Trustee, pro rata, any Transition Expenses not previously paid pursuant to clause (iv) above; and

(x)       to the Issuer.

(c)         On each Payment Date from and after the date on which the Notes have been declared immediately due and payable following an Event of Default as provided in Section 5.2 of the Indenture and until such time as all Events of Default have been cured or waived in accordance with the Indenture, the Indenture Trustee (on the basis of the information contained in the Monthly Report delivered on the related Reporting Date pursuant to Section 9.01), shall make the following distributions from the Note Distribution Account in the following order of priority:

(i)        to each Hedge Counterparty, pro rata, based on the respective amounts owed, including any unpaid Hedge Breakage Costs together with accrued interest thereon; provided that the amount of Hedge Breakage Costs payable under this clause (i) shall not exceed $500,000 in the aggregate;

(ii)       to the Indenture Trustee, the Indenture Trustee Fee and the Indenture Trustee Expenses up to $1,667;

(iii)      to the Servicer, the Servicing Fee;

(iv)      to any Successor Servicer and the Indenture Trustee, pro rata, any Transition Expenses up to an amount not to exceed the Transition Expenses Cap;

(v)       to the Noteholders, pro rata, based on the respective amounts owed, the Interest Amount;

(vi)      at the direction of the Deal Agent, to the Commitment Reserve Account, the amount, if any, necessary to increase the balance of the Commitment Reserve Account to an amount equal to the Commitment Reserve Amount as of the Calculation Date for such Payment Date (or any portion thereof as directed by the Deal Agent);

(vii)     pro rata, (x) to the Noteholders, pro rata, based on the Outstanding Principal Balance of their respective Notes, the aggregate amount, if any, necessary to reduce the Aggregate Outstanding Principal Balance to zero and (y) to the extent not previously paid pursuant to clause (i) above, to each Hedge Counterparty, pro rata, any unpaid Hedge Breakage Costs together with interest accrued thereon;

(viii)    to the following Persons, pro rata, based on the respective amounts owed:

 (A)       to the Indenture Trustee, any Indenture Trustee Expenses not previously paid pursuant to clause (ii) above;

 (B)       to the Servicer, any accrued and unpaid fees and expenses due and payable to the Servicer on such Payment Date pursuant to the Transaction Documents; and

 (C)       to the Indemnified Parties, pro rata, based on the respective amounts owed, all Facility Expenses;

(ix)      to any Successor Servicer and the Indenture Trustee, pro rata, any Transition Expenses not previously paid pursuant to clause (iv) above; and

(x)       to the Issuer.

SECTION 7.05.       Application of Excess Funds on Deposit in the Commitment Reserve Account.  On each Payment Date during the Amortization Period, the Indenture Trustee (on the basis of the information contained in the Monthly Report delivered on the related Reporting Date pursuant to Section 9.01), shall distribute from the Commitment Reserve Account, the amount, if any, of funds therein in excess of the Commitment Reserve Amount as of the Calculation Date for such Payment Date to the Noteholders, pro rata, based on the outstanding principal balance of each such Noteholder’s Termination Date Advance, or such lesser amount as is necessary to reduce the Outstanding Principal Balance of such Noteholder’s Note to zero.

SECTION 7.06.       Monthly Reconciliation.  On each Business Day during each Collection Period that Principal Collections are received in the Principal Collection Account with respect to any Loan in the Loan Pool where the Originator holds a Retained Interest, and for so long as (i) no payment default has occurred on such Loan or (ii) an Event of Default has not occurred and is continuing, the Servicer shall (A) determine the Outstanding Loan Balance and the principal amount of the portion of such Loan subject to the Retained Interest and (B) on each Determination Date determine the net amount of Principal Collections and Interest Collections from such Loan allocable to the Issuer for purposes of Section 13.14.

ARTICLE 8
SERVICER DEFAULT; SERVICER TRANSFER

SECTION 8.01.       Servicer Default.  “Servicer Default” means the occurrence of any of the following:

(a)       any failure by the Servicer to remit Collections or any other payments when due as required under the terms of this Agreement or the other Transaction Documents or to direct the Indenture Trustee to make any required distributions from a Designated Account, which failure continues unremedied for a period of two Business Days;

(b)       failure on the part of the Servicer to duly observe or perform any covenants or agreements of the Servicer set forth in this Agreement other than the covenants addressed in Sections 8.01(a), the Indenture, the Note Purchase Agreement or the other Transaction Documents which failure continues unremedied for a period of 30 days after written notice of such failure is received by the Servicer from the Indenture Trustee, the Deal Agent or the Issuer or after discovery of such failure by an officer of the Servicer; provided that such 30 day grace period shall not apply if such failure cannot be remedied;

(c)       any representation, warranty or certification made or deemed made by the Servicer in this Agreement or in any certificate or report delivered by the Servicer pursuant to the provisions of this Agreement proves to have been incorrect when made and such failure has a material adverse effect on the Noteholders and such material adverse effect continues for a period of 30 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, the Deal Agent or the Issuer; provided that such 30 day grace period shall not apply if such failure cannot be remedied;

(d)       the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs or the commencement of an involuntary case under the federal bankruptcy laws or similar laws, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(e)       the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(f)       the Servicer effects any material amendment or modification of the Credit and Collection Policy without the prior written consent of the Deal Agent and the Noteholders;

(g)       a Change-in-Control with respect to the Servicer shall occur.

SECTION 8.02.       Servicer Transfer.

(a)       If a Servicer Default has occurred and is continuing, the Required Noteholders may, by written notice (a “Termination Notice”) delivered to the Indenture Trustee, the Issuer and the Deal Agent, terminate all (but not less than all) of the Servicer’s management, administrative, servicing, custodial and collection functions; provided that no Termination Notice shall be required with respect to any Servicer Default described under Section 8.01(d) and Section 8.01(e).

(b)       Upon delivery of the notice required by Section 8.02(a) (or, if later, on a date designated therein), and on the date that a successor Servicer (the “Successor Servicer”) shall have been appointed pursuant to Section 8.03 (such appointment being herein called a “Servicer Transfer”), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise, shall, subject to Section 8.03, pass to and be vested in such Successor Servicer pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Loans. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Loans in such electronic form as the Successor Servicer may reasonably request and (ii) any Loan Files, Underlying Notes or Allonges in the Servicer’s possession. In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee at reasonable times during normal business hours, upon reasonable advance notice to the Servicer. Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee for performing the obligations of the Servicer. Any indemnities provided in this Agreement or the other Transaction Documents in favor of the Servicer and any fees, costs, expenses which have accrued and/or are unpaid to the Servicer shall survive the resignation or termination of the Servicer.

SECTION 8.03.       Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act.

(a)       Upon delivery of the notice required by Section 8.02(a) (or, if later, on a date designated therein), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or, if no such date is specified, until a date mutually agreed by the Servicer, the Indenture Trustee and the Deal Agent. From and after such date, the Indenture Trustee shall be the Successor Servicer until a replacement Successor Servicer is retained or the Indenture Trustee is removed (with or without cause) as Successor Servicer by the Deal Agent. The Indenture Trustee shall (at the direction of the Required Noteholders) as promptly as possible after the giving of or receipt of a Termination Notice, appoint a Successor Servicer and such named Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and the Deal Agent.

(b)       The Indenture Trustee may, in its discretion, or shall, if it is unable to so act or if the Required Noteholders request in writing to the Indenture Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established servicing institution having a net worth of not less than $50,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

(c)       As compensation, any Successor Servicer so appointed shall be entitled to receive the Servicing Fee. In addition, any such Successor Servicer shall be entitled to receive reimbursement of Transition Expenses payable out of Collections pursuant to the applicable Priority of Payments.

(d)       Neither the Successor Servicer nor the Indenture Trustee shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer shall be effective until written notice of such proposed appointment shall have been provided by the Indenture Trustee to the Deal Agent and each Noteholder.

(e)       On or after a Servicer Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicer Transfer; provided that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.02, (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement, (iii) the Successor Servicer shall have no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iv) the Successor Servicer shall have no obligation to pay any taxes required to be paid by the Servicer, (v) the Successor Servicer shall have no obligation to pay any of the fees and expenses of any other party involved in this transaction, (vi) the Successor Servicer shall have no duty to perform the obligations of the Servicer contained in Sections 5.02(e) and (f), and (vii) the Successor Servicer shall have no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer. The indemnification obligations of the Indenture Trustee, in its capacity as Successor Servicer, are expressly limited to those instances of gross negligence or willful misconduct of the Indenture Trustee in its role as Successor Servicer. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee. The Noteholders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(f)       Notwithstanding anything contained in this Agreement to the contrary, any Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Loans (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and such successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided that the Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Successor Servicer becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Deal Agent, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The costs of the Successor Servicer expended in connection with such reconstruction and reconciliation shall constitute Transition Expenses.

SECTION 8.04.       Notification of Servicer Default.  Promptly following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Indenture Trustee and the Deal Agent at the addresses specified in Section 13.03, and to the Noteholders at their respective addresses appearing on the Note Register, as provided under the Indenture.

SECTION 8.05.       Effect of Transfer.

(a)       After a Servicer Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Loans and the Successor Servicer appointed pursuant to Section 8.03 shall, subject to Section 8.03, have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Loans.

(b)       A Servicer Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer) other than those relating to the management, administration, servicing, custody or collection of the Loans.

SECTION 8.06.       Database File.  Upon reasonable request by the Indenture Trustee, the Servicer will provide the Successor Servicer with a magnetic tape or Microsoft Excel or similar spreadsheet file containing the database file for each Loan (a) current as of the Initial Cut-Off Date, (b) current as of the Subsequent Cut-Off Dates, (c) if a Servicer Default has occurred and is continuing, current as of the last day of the Collection Period preceding such Servicer Default and (d) on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

SECTION 8.07.       Waiver of Defaults.  The Deal Agent may, on behalf of all the Noteholders with the written consent of the Required Noteholders, waive any events permitting removal of the Servicer pursuant to this Article 8; provided that the Deal Agent may not waive a default in making a required distribution on a Note without the consent of each Holder of such Note. Upon any waiver or cure of a past default, such default shall cease to exist, and any Servicer Default or Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver or cure shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

SECTION 8.08.       Responsibilities of the Successor Servicer.

(a)       The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

(b)       The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all Records reflecting all applicable Loan information. The initial Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer.

(c)       The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer or the Indenture Trustee or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Loan with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Loan.

(d)       If the Indenture Trustee or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to the benefits of (and subject to the provisions of) Section 5.06 concerning delegation of duties to subservicers.

ARTICLE 9
REPORTS

SECTION 9.01.       Monthly Reports.  With respect to each Payment Date and the related Collection Period, the Collateral Administrator shall provide to the Servicer, the Indenture Trustee, the Deal Agent and the Noteholders, on the related Reporting Date, a monthly statement (a “Monthly Report”) substantially in the form of Exhibit J hereto with respect to the preceding Collection Period.

SECTION 9.02.       Officer’s Certificate.  Each Monthly Report delivered pursuant to Section 9.01 shall be accompanied by an Officer’s Certificate of a Responsible Officer of the Servicer substantially in the form of Exhibit N hereto.

SECTION 9.03.       Borrowing Base Certificate.  The Servicer shall prepare and deliver a Borrowing Base Certificate to the Indenture Trustee, the Deal Agent and the Noteholders on each of the following dates, and, in the case of clauses (a) – (d) below, calculated with respect to the related Borrowing Base Determination Date:

(a)       at 11:00 a.m. (New York City time) on each Business Day following any day on which the Issuer has applied Principal Collections or amounts on deposit in the Commitment Reserve Account to fund draws by Obligors on Committed Revolving Loans and Committed Delayed Draw Term Loans, or to purchase Additional Loans;

(b)       on each date a Note Advance Request is delivered under the Note Purchase Agreement;

(c)       on each Transfer Date on which Additional Loans are purchased pursuant to Section 7.02(d);

(d)       on each date that any Loan ceases to be an Eligible Loan; and

(e)       on each date a Monthly Report is delivered pursuant to Section 9.01.

Notwithstanding the foregoing, in no event shall the Servicer be required to deliver on any day more than one Borrowing Base Certificate calculated with respect to the same Borrowing Base Determination Date.

SECTION 9.04.       Other Data; Obligor Financial Information.

(a)       The Collateral Administrator shall, upon the request of the Servicer, the Indenture Trustee, any Noteholder or the Deal Agent, furnish the Indenture Trustee or the Deal Agent, as the case may be, such underlying data used to generate a Monthly Report or Borrowing Base Certificate as may be reasonably requested. The Indenture Trustee shall be under no duty or obligation to request such underlying data.

(b)       The Servicer shall, upon the request of the Deal Agent or any Noteholder, forward to the Deal Agent or such Noteholder, as applicable, within 30 days after receipt by the Servicer, copies of any annual financial statements of Obligors then received by the Servicer with respect to the prior fiscal year of each Obligor.

(c)       The Servicer will forward to the Deal Agent or any Noteholder promptly upon request any additional financial information as the Deal Agent or such Noteholder, as applicable, shall reasonably request with respect to an Obligor as to which any Scheduled Payment is past due for at least 10 days.

(d)       The Servicer shall, at its expense, deliver to the Indenture Trustee, the Deal Agent and each Noteholder, on or before March 31 of each year, beginning March 31, 2008, an officer’s certificate signed by the President, any Vice President, any Vice Chairman, or the Chief Financial Officer of the Servicer dated as of December 31 of the immediately preceding year, in each instance stating that (i) a review of the activities of the Servicer during the preceding 12- month period (or, with respect to the first such certificate, such period as shall have elapsed from the Closing Date to the date of such certificate) and of its performance under this Agreement, the Indenture and the Note Purchase Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under such agreements throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(e)       The Servicer shall deliver to the Indenture Trustee, the Deal Agent, each Hedge Counterparty and each Noteholder (i) written notice in an Officer’s Certificate of any Servicer Default which has occurred and is continuing within two Business Days of the occurrence thereof; and (ii) written notice in an officer’s certificate of any Event of Default within two Business Days of the occurrence thereof.

(f)       The Servicer shall provide prompt written notice to the Indenture Trustee and the Deal Agent of any proceedings, or to the Servicer’s knowledge investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which the Servicer is a party.

SECTION 9.05.       Annual Independent Accountants’ Report.  The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Indenture Trustee, the Deal Agent and each Noteholder on or before March 31 of each year, beginning on March 31, 2008, a report addressed to the Servicer, indicating that (i) the firm has reviewed certain Monthly Reports and documents and records relating to the servicing of the Loans, and based on such examination, such firm is of the opinion that the Monthly Reports for the preceding fiscal year were prepared in compliance with this Agreement, except for such exceptions it believes to be immaterial and (ii) such firm has applied certain agreed-upon procedures approved by the Issuer and the Deal Agent (a copy of which is attached hereto as Schedule 2, as amended from time to time by mutual agreement of the Issuer and the Deal Agent) to certain documents and records relating to the servicing of Loans under this Agreement and compared the information contained in the Monthly Reports and the Borrowing Base Certificates and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Agreement. The Independent Accountants’ report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 9.05, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

ARTICLE 10
TERMINATION

SECTION 10.01.       Termination.  This Agreement shall terminate upon notice to the Indenture Trustee and the Deal Agent of the earlier of the following events: (i) the Commitment Termination Date has occurred and all amounts owed in respect of the Notes and the other obligations owed to the Secured Parties, the Indenture Trustee (including in its capacity as Collateral Administrator) and the Collateral Administrator under the Transaction Documents have been satisfied in full or (ii) mutual written consent of the Servicer, the Indenture Trustee, the Issuer, each Hedge Counterparty, the Originator, the Deal Agent and all Noteholders.

ARTICLE 11
REMEDIES UPON MISREPRESENTATION; REPURCHASE OPTION

SECTION 11.01.       Repurchases of Loans for Breach of Representations and Warranties.

(a)       Upon (i) a discovery by a Responsible Officer of the Servicer or any subservicer or a Responsible Officer of the Indenture Trustee of a breach of any representation or warranty set forth in Section 3.02(b) with respect to a Loan, Related Property and other related Collateral or (ii) notice by the Indenture Trustee in the applicable final certification, delivered pursuant to Section 2.06(a), that it has not received an original Underlying Note and Allonge with respect to any Loan (each such Loan and related Underlying Collateral, an “Ineligible Loan”), other than a Noteless Loan, no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Servicer and (y) receipt by the Servicer of written notice thereof given by the Deal Agent or the Indenture Trustee (each such event, a “Warranty Event”), the Servicer shall immediately notify the Issuer and the Originator of such breach, and the Originator shall (1) promptly cure such breach (if such breach is susceptible to cure) in all material respects (except breaches of those representations and warranties qualified by materiality or by reference to a material adverse effect, which shall be cured in all respects), (2) repurchase each such Ineligible Loan by depositing in the Collection Account an amount equal to the amount that would be required to repay or apply Availability to reduce Advances outstanding such that after giving effect to such repurchase the Availability will be equal to or greater than zero, or (3) substitute for such Ineligible Loan a Substitute Loan; provided that with respect to a breach of a representation or warranty relating to the Loans in the aggregate and not to any particular Loan, the Originator may select Loans (without adverse selection) to repurchase, or substitute Substitute Loans therefor, such that had such Loans not been included as part of the Loan Pool (and, in the case of a substitution, had such Substitute Loan been included as part of the Loan Pool instead of the Replaced Loan) there would have been no breach of such representation or warranty. The Indenture Trustee on behalf of the Secured Parties shall release to the Issuer any such Ineligible Loan(s) and any Lien created pursuant to this Agreement or otherwise shall be automatically released upon any such repurchase or substitution effected pursuant to this Section 11.01(a), and the Secured Parties shall, in connection with such release and without further action, be deemed to represent and warrant that they have the corporate authority and have taken all necessary corporate action to accomplish such release, but without any other representation or warranty, express or implied. In the foregoing instances, on and after the date of such repayment, each Ineligible Loan so released shall not be included in the Loan Pool. Upon each repurchase or substitution effected pursuant to this Section 11.01(a), the Indenture Trustee on behalf of the Secured Parties shall automatically and without further action be deemed to release to the Issuer all the right, title and interest of the Secured Parties in, to and under such Ineligible Loan(s) and all monies due or to become due with respect thereto, all proceeds thereof and all rights to security for any such Ineligible Loan, and all proceeds and products of the foregoing. The Deal Agent and the Indenture Trustee shall, at the request and sole expense of the Issuer, execute such documents and instruments of transfer as may be prepared by the Issuer and take such other actions as shall reasonably be requested by the Issuer to effect the transfer of such Ineligible Loan pursuant to this Section 11.01.

(b)       Without prejudice to the provisions of Section 11.01(a), in lieu of the Originator effecting a repurchase or substitution of any Third Party Acquired Loan that is an Ineligible Loan, the Servicer acting on behalf of the Issuer may sell such Loan in accordance with Section 2.07 for a purchase price not less than the Outstanding Loan Balance of such Loan; provided that if the Servicer fails to sell such Ineligible Loan within 15 days after the applicable Warranty Event for a purchase price not less than the Outstanding Loan Balance of such Loan, the Originator shall effect a repurchase or substitution of such Ineligible Loan within the next 15 days.

SECTION 11.02.       Reassignment of Repurchased Loans.  Upon receipt by the Indenture Trustee for deposit in the Collection Account of the amounts described in Section 11.01, and upon receipt of an Officer’s Certificate of the Servicer in the form attached hereto as Exhibit G, the Issuer shall (a) assign to the Originator, with the written consent (such consent to be based solely on receipt of the Officer’s Certificate referred to above) of the Indenture Trustee, to the Originator all of the Issuer’s right, title and interest in the repurchased Loan and related Loan Assets without recourse, representation or warranty; and (b) release (or cause the Indenture Trustee to release) to the Servicer for release to the Originator the related Underlying Note and Allonge (if any). Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances required to be made hereunder or otherwise be deemed a part of the Loan Pool. All costs of any such transfer shall be borne by the Originator.

ARTICLE 12
INDEMNITIES

SECTION 12.01.       Indemnification by Servicer.

(a)       The Servicer shall indemnify, defend and hold harmless the Indenture Trustee (including, for avoidance of doubt, in its capacity as Collateral Administrator), the Issuer, the Deal Agent, the Noteholders and the Indemnified Parties from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Indenture Trustee, the Issuer, the Deal Agent, the Noteholders or the Indemnified Parties through the willful misfeasance, bad faith or gross negligence of the Servicer in the performance of its duties under this Agreement, the Indenture or any other Transaction Document or by reason of reckless disregard of its obligations and duties under this Agreement, the Indenture or any other Transaction Document.

(b)       Indemnification under this Section 12.01 shall include, without limitation, reasonable fees and expenses of external counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 12.01 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

(c)       The Servicer’s indemnification obligations under this Section 12.01 shall survive the termination or resignation of the Servicer or the Indenture Trustee and the termination of this Agreement or any other Transaction Document.

SECTION 12.02.       Indemnification by Originator.  The Originator shall indemnify the Issuer for any liability as a result of the failure of a Loan to be originated in compliance with all Applicable Law. This indemnity obligation shall be in addition to any obligation that GCI may otherwise have.

ARTICLE 13
MISCELLANEOUS

SECTION 13.01.       Amendment.

(a)       No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Originator, the Servicer, the Issuer, each Hedge Counterparty and the Indenture Trustee with the written consent of the Deal Agent and the Required Noteholders; provided that no such amendment or waiver of any provision of this Agreement shall (i) increase the Commitment of any Party or Noteholder without the written consent of such Party or Noteholder, (ii) reduce the principal amount of any Note or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Noteholder affected thereby and, in the case of any Note, each Party affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Note, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Party or Noteholder, as applicable, affected thereby (it being understood that a waiver of an Event of Default or Servicer Default by the Required Noteholders shall not be deemed to have effected any such postponement), (v) change the Priority of Payments without the written consent of each Party and Noteholder affected thereby, (vi) release the Lien in favor of the Indenture Trustee in all or substantially all of the Indenture Collateral without the written consent of each Noteholder, except in the case of any such release in connection with a collateralized loan obligation term securitization backed by all or a portion of the Loan Assets if, before and after giving effect to such release, the Aggregate Outstanding Principal Balance is not greater than the Maximum Availability, or (vii) change any of the provisions of this Section or the definition of “Required Noteholders” or any other provision hereof specifying the number or percentage of Noteholders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Noteholder. Notwithstanding the foregoing and any other provision herein to the contrary, the Issuer may effect any amendment to or waiver of any provision of this Agreement without the consent or signature of any other Person if the Issuer has been advised in writing by counsel of recognized national standing, which may be Dechert LLP or another counsel reasonably acceptable to the Deal Agent, that such amendment or waiver is necessary or advisable to achieve compliance by the Issuer with the requirements of Rule 3a-7 under the 1940 Act.

(b)       Prior to the execution of any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and conclusively rely upon an Officer’s Certificate stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects its own rights, duties or immunities under this Agreement or otherwise.

SECTION 13.02.       Protection of Indenture Collateral.

(a)       The Originator or the Servicer or both shall authorize and/or execute, as applicable, and file such financing statements and cause to be authorized and/or executed, as applicable, and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Noteholders and the Indenture Trustee under this Agreement of the Loans and in the proceeds thereof. The Originator or the Servicer or both shall deliver (or cause to be delivered) to the Deal Agent and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)       In the event that the Originator shall change the jurisdiction in which it is incorporated or otherwise enter into any transaction which would result in a “new debtor” (as defined in the UCC) succeeding to the obligations of the Originator hereunder, the Originator shall comply fully with the obligations of Section 13.02(a).

(c)       If at any time the Originator or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in loans to any prospective purchaser, lender or other transferee, the Originator and the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any Loan, indicate clearly that such Loan has been sold and is owned by the Issuer unless such Loan has been paid in full or repurchased by the Originator or purchased by the Servicer.

SECTION 13.03.       Notices.  All demands, notices and communications upon or to the Originator, the Servicer, the Indenture Trustee, the Issuer or the Deal Agent under this Agreement shall be delivered as specified in Appendix A hereto.

SECTION 13.04.       GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 13.05.       Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the holders thereof.

SECTION 13.06.       Assignment.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Originator without the prior written consent of the Deal Agent and the Required Noteholders. The Originator shall provide notice of any such assignment to the Deal Agent and the Noteholders in connection with soliciting such written consent. Notwithstanding anything to the contrary contained herein, upon any consolidation or merger, or transfer or conveyance of all or a portion of the assets of the Issuer in accordance with Section 3.10 or Section 3.11 of the Indenture or Section 2.12 hereof to a “Successor Entity” (as defined therein), the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Agreement with the same effect as if such Person had been named as the Issuer herein and the Issuer shall be released from its obligations and liabilities under this Agreement.

SECTION 13.07.       Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and the Deal Agent, the Noteholders, the Indemnified Parties, each Hedge Counterparty and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other person shall have any right or obligation hereunder.

SECTION 13.08.       Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 13.09.       Headings and Cross-References.  The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 13.10.       Assignment to Indenture Trustee.  The Originator hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under the Loan Assets and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

SECTION 13.11.       No Petition Covenants.  Notwithstanding any prior termination of this Agreement, each of the parties to this Agreement shall not, prior to the date which is one year and one day (or such longer preference period as shall then be in effect) after the final distribution with respect to the Notes, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 13.12.       Limitation of Liability of Indenture Trustee.  Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by U.S. Bank, not in its individual capacity but solely as Indenture Trustee and in no event shall U.S. Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. In acting hereunder, the Indenture Trustee shall have all of the rights and protections that are afforded to it under the Indenture.

SECTION 13.13.       Tax Treatment.  The Servicer covenants that for all tax purposes the Servicer shall regard and treat the Notes in a manner consistent with the agreements in Section 2.10 of the Indenture.

SECTION 13.14.       Allocation of Payments on Loans Subject to the Retained Interest Provisions.

(a)       With respect to any Loan in the Loan Pool where the Originator holds a Retained Interest, the Issuer will own only the principal portion of such Loan outstanding as of the applicable Cut-off Date. Principal Collections received by the Servicer on any such Loan will be allocated first to the portion of such Loan owned by the Issuer, until the principal amount of such portion is reduced to zero, and then to the portion not owned by the Issuer; provided that if a payment with respect to such Loan is delinquent beyond any applicable grace period, then Principal Collections received on the applicable Loan will be allocated between the portion owned by the Issuer and the portion not owned by the Issuer, pro rata based upon the outstanding principal amount of each such portion.

(b)       With respect to any Loan in the Loan Pool subject to the Retained Interest provisions of this Agreement, Interest Collections received by the Servicer on such Loan will be allocated between the portion not owned by the Issuer and the portion owned by the Issuer on a pro rata basis according to the outstanding principal amount of each such portion.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

GOLUB CAPITAL MASTER FUNDING LLC, as the Issuer

By:
Name: David B. Golub
Title: Vice Chairman

Sale and Servicing Agreement

GOLUB CAPITAL INCORPORATED, as the Originator and as the Servicer

By:
Name: David B. Golub
Title: Vice Chairman

Sale and Servicing Agreement

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as the Indenture Trustee

By:
Name:
Title:

Sale and Servicing Agreement

EXHIBIT A
to Sale and
Servicing Agreement

PORTFOLIO ACQUISITION AND DISPOSITION REQUIREMENTS CERTIFICATE
(Certificate of the Servicer Delivered Pursuant
to Section 2.11 of the Sale and Servicing Agreement.)

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Corporate Trust Services

Re:	Sale, Substitution, Lien Release Dividend or Acquisition of any Loan

Reference is hereby made to (i) the Indenture, dated as of July 27, 2007 (the “Indenture”) among Golub Capital Master Funding LLC, as Issuer, and U.S. Bank National Association, as Indenture Trustee, and (ii) the Sale and Servicing Agreement, dated as of July 27, 2007 (the “Agreement”) among Golub Capital Master Funding LLC, as Issuer, Golub Capital Incorporated, as Originator and as Servicer, and U.S. Bank National Association, as Indenture Trustee and Collateral Administrator. Capitalized terms used but not defined herein shall have the meanings given them in the Sale and Servicing Agreement.

The undersigned, a Responsible Officer of the Servicer, hereby certifies on behalf of the Servicer that the [disposition] [acquisition] of [insert description of Loan] by the Issuer, complies with the Portfolio Acquisition and Disposition Requirements, including each of the following:

a.       the Loan, if being acquired by the Issuer, is an Eligible Loan;

b.       the Loan is being acquired or disposed of in accordance with the terms and conditions set forth in the Agreement;

c.       the Loan is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

d.       this Certificate, delivered by the Issuer, is substantially in the form of Exhibit A to the Sale and Servicing Agreement and certifies that the foregoing requirements, listed here and in the Agreement, are satisfied.

The primary purpose of the [disposition][acquisition] is to [select one of the items below]:

[Acquire/Sell Initial Loans]
[Adjust the Aggregate Concentration Excess]
[Comply with the Portfolio Yield Test]
[Comply with Eligible Loan requirement]
[Other – Please Specify].

*****

A-1

IN WITNESS WHEREOF, I have affixed my signature hereto this __ day of _______.

GOLUB CAPITAL INCORPORATED,
as Servicer

By:
Name:
Title:

A-2

EXHIBIT B
to Sale and
Servicing Agreement

LIST OF LOANS

(To be provided)

B-1

EXHIBIT C
to Sale and
Servicing Agreement

FORM OF CLOSING CERTIFICATE OF ISSUER
GOLUB CAPITAL MASTER FUNDING LLC

The undersigned certifies that he/she is the [ ] of Golub Capital Master Funding LLC, a Delaware limited liability company, as the Issuer (the “Issuer”), and that, in the capacity as such [officer], is duly authorized to execute and deliver this certificate on behalf of the Issuer in connection with the Sale and Servicing Agreement (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), dated as of July 27, 2007, by and among Golub Capital Master Funding LLC, as the Issuer, U.S. Bank National Association, as the Indenture Trustee and Collateral Administrator, and Golub Capital Incorporated, a New York corporation, as the Originator and as the Servicer (all capitalized terms used herein without definition have the respective meanings set forth in the Agreement), and further certifies in his/her capacity as such [officer] as follows (it being understood that these certifications are being relied upon by, among others, the Noteholders and its counsel in connection with the Noteholders’ undertakings in connection with the subject transactions):

1.       Attached hereto as Annex I is a true and correct copy of the Certificate of Formation of the Issuer, together with all amendments thereto as in effect on the date hereof, which documents were in full force and effect on [_________], 200[__], and at all times subsequent thereto, and no other amendments have been authorized by the members or managers of the Issuer.

2.       Attached hereto as Annex II is a Certificate of the Secretary of State of the State of Delaware, dated [_________] [__], 2007, stating that the Issuer is duly formed under the laws of the State of Delaware and is in good standing.

3.       Attached hereto as Annex III is a true and correct copy of the Limited Liability Company Operating Agreement of the Issuer, together with all amendments thereto in effect on the date hereof, which documents were in full force and effect on [_________] [__], 2007, and at all times subsequent thereto.

4.       Attached hereto as Annex IV is a true and correct copy of resolutions adopted pursuant to the unanimous written consent of the [sole] member of the Issuer relating to the authorization, execution, delivery and performance of (among other things) the Agreement and the other Transaction Documents. Said resolutions have not been amended, modified, annulled or revoked, and the same were in full force and effect on [_________] [__], 2007, and at all times subsequent thereto, and said resolutions are the only resolutions relating to these matters which have been adopted by the sole member.

5.       Each person named on Annex V attached hereto is a duly elected, qualified and incumbent officer of the Issuer and the signature set forth opposite each name on such Annex V is that person’s genuine signature.

6.       No event with respect to the Issuer has occurred and is continuing that would constitute a Default or an Event of Default.

7.       All representations and warranties of the Issuer contained in the Transaction Documents or any other related documents, or in any document, certificate or financial or other statement delivered in connection therewith, are true and correct in all material respects (other than any representations and warranties qualified by materiality or by reference to a material adverse effect, which shall be true and correct in all respects) as of the date hereof.

8.       None of (a) the Originator’s transfer and assignment of the Loan Assets to the Issuer; (b) the Issuer’s execution and delivery of the Transaction Documents; nor (c) the Issuer’s consummation of any of the transactions contemplated by the Transaction Documents, will violate or conflict with any agreement or instrument to which the Issuer is a party or by which it or its property is otherwise bound.

9.       In connection with the transfer of the Loan Assets contemplated in the Transaction Documents, the Issuer (a) is not making such transfer with the actual intent to hinder, delay or defraud any creditor of the Issuer; (b) is not receiving less than a reasonably equivalent value in exchange for such transfer; (c) is not on the date hereof insolvent (nor will it become insolvent as a result thereof); (d) is not engaged (or about to engage) in a business or transaction for which it has unreasonably small capital; and (e) does not intend to incur or believe it will incur debts beyond its ability to pay when matured.

10.     Each of the agreements and conditions of the Issuer to be performed on or before the Closing Date pursuant to the Transaction Documents have been performed in all material respects.

11.     Each of the conditions precedent set forth in Sections 4.01 and 4.02, as applicable, of the Note Purchase Agreement is satisfied.

12.     The Issuer has not executed for filing any UCC financing statements other than financing statements relating to the transactions contemplated in the Agreement.

* * * *

IN WITNESS WHEREOF, I have affixed my signature hereto this [____] day of July, 2007.

By:
Name:
Title:

ANNEX I
to Closing Certificate of Issuer

CERTIFICATE OF FORMATION

Annex I-1 to Exhibit C

ANNEX II
to Closing Certificate of Issuer

GOOD STANDING CERTIFICATE

Annex II-1 to Exhibit C

ANNEX III
to Closing Certificate of Issuer

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

Annex III-1 to Exhibit C

ANNEX IV
to Closing Certificate of Issuer

RESOLUTIONS

Annex IV-1 to Exhibit C

ANNEX V
to Closing Certificate of Issuer

INCUMBENCY OF SIGNING OFFICERS

Name of Officer	Title	Signature

Annex V-1 to Exhibit C

EXHIBIT D
to Sale and
Servicing Agreement

FORM OF CLOSING CERTIFICATE OF SERVICER/ORIGINATOR
GOLUB CAPITAL INCORPORATED

The undersigned certifies that he/she is the [ ] of Golub Capital Incorporated, a New York corporation (“Golub Capital”), and that, in the capacity as such officer, he is duly authorized to execute and deliver this certificate on behalf of Golub Capital, as the Originator and as the Servicer, in connection with the Sale and Servicing Agreement (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), dated as of July 27, 2007, by and among Golub Capital, as the Originator and as the Servicer, U.S. Bank National Association, as the Indenture Trustee and Collateral Administrator and Golub Capital Master Funding LLC, as the Issuer (all capitalized terms used herein without definition having the respective meanings set forth in the Agreement) and further certifies in his capacity as such officer as follows (it being understood that these certifications are being relied upon by, among others, the Noteholder and its counsel in connection with the Noteholder’s undertakings in connection with the subject transactions):

1.           Attached hereto as Annex I is a true and correct copy of the Certificate of Incorporation of Golub Capital (the “Certificate of Formation”), together with all amendments thereto as in effect on the date hereof, which documents were in full force and effect on [ ], and at all times subsequent thereto, and no other amendments have been authorized by the members of managers of Golub Capital.

2.           Attached hereto as Annex II is a Certificate of the Secretary of State of the State of New York, dated [   ] [    ], 2007, stating that Golub Capital is duly incorporated under the laws of the State of New York and is in good standing.

3.           Attached hereto as Annex III is a true and correct copy of the By-Laws of Golub Capital, dated as of [   ], together with all amendments thereto, which are in full force and effect, and have been at all times subsequent to their adoption.

4.           Attached hereto as Annex IV is a true and correct copy of resolutions adopted by the Board of Directors of Golub Capital on [_________] [__], 2007 relating to the authorization, execution, delivery and performance of (among other things) the Agreement and the other Transaction Documents. Said resolutions have not been amended, modified, annulled or revoked, and the same were in full force and effect on [_________] [__], 2007, and at all times subsequent thereto, and said resolutions are the only resolutions relating to these matters which have been adopted by the Board of Directors.

5.           Each person named on Annex V attached hereto is a duly elected, qualified and incumbent officer of Golub Capital and the signature set forth opposite each name on such Annex V is that person’s genuine signature.

6.           No event with respect to Golub Capital has occurred and is continuing that would constitute a Default or an Event of Default.

7.           All representations and warranties of Golub Capital contained in the Transaction Documents or in any document, certificate or financial or other statement delivered in connection therewith are true and correct in all material respects (other than any representations and warranties qualified by materiality or by reference to a material adverse effect, which shall be true and correct in all respects) as of the date hereof.

8.           None of (a) Golub Capital’s transfer and assignment of the Loan Assets to the Issuer; (b) Golub Capital’s entering into of the Transaction Documents; or (c) Golub Capital’s consummation of any of the transactions contemplated in the Transaction Documents, will violate or conflict with any agreement or instrument to which Golub Capital is a party or by which it or its property is otherwise bound.

9.           In connection with the transfers of the Loan Assets contemplated in the Transaction Documents, Golub Capital (a) is not making such transfer with actual intent to hinder, delay or defraud any creditor of Golub Capital; (b) is not receiving less than a reasonably equivalent value in exchange for such transfer; (c) is not on the date hereof insolvent (nor will Golub Capital become insolvent as a result thereof); (d) is not engaged (or about to engage) in a business or transaction for which it has unreasonably small capital; and (e) does not intend to incur or believe it will incur debts beyond its ability to pay when matured.

10.           Each of the agreements and conditions of Golub Capital to be performed or satisfied on or before the Closing Date under the Transaction Documents has been performed or satisfied in all material respects.

11.           Each of the conditions precedent set forth in Sections 4.01 and 4.02, as applicable, of the Note Purchase Agreement is satisfied.

12.           Golub Capital has not executed for filing any UCC financing statements listing the Loan Assets as collateral other than financing statements relating to the transactions contemplated in the Agreement.

* * * *

IN WITNESS WHEREOF, I have affixed my signature hereto this [____] day of July, 2007.

By:
Name:
Title:

ANNEX I
to Closing Certificate of
Servicer/Originator

CERTIFICATE OF INCORPORATION

Annex I-1 to Exhibit D

ANNEX II
to Closing Certificate of
Servicer/Originator

GOOD STANDING CERTIFICATE

Annex II-1 to Exhibit D

ANNEX III
to Closing Certificate of
Servicer/Originator

BY-LAWS

Annex III-1 to Exhibit D

ANNEX IV
to Closing Certificate of
Servicer/Originator

RESOLUTIONS

Annex IV-1 to Exhibit D

ANNEX V
to Closing Certificate of
Servicer/Originator

INCUMBENCY OF SIGNING OFFICERS

Name of Officer	Title	Signature

Annex V-1 to Exhibit D

EXHIBIT E
to Sale and
Servicing Agreement

FORM OF INITIAL CERTIFICATION

[Date]

To:	Golub Capital Incorporated,
as Originator and as Servicer
551 Madison Ave, 4th Floor
New York, New York 10022
Attention: Mr. John Geisler
Facsimile No.: (212)750-3756

Re:
Sale and Servicing Agreement, dated as of July 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Golub Capital Master Funding LLC as Issuer, Golub Capital Incorporated as Originator and as Servicer and U.S. Bank National Association, as Indenture Trustee and Collateral Administrator. All capitalized terms used herein without definition have the respective meanings set forth in the Agreement.

Ladies and Gentlemen:

In accordance with Section 2.06 of the Agreement, the undersigned, as the Indenture Trustee, hereby certifies that, except as noted on the attachment hereto, if any (the “Loan Exception Report”), (i) it has received the Loan Checklist for each Loan identified on the List of Loans delivered pursuant to Section 2.05 of the Agreement in respect of the Transfer Date to which this Initial Certification relates; (ii) it has received each of the original, executed Underlying Notes and Allonges identified on each such Loan Checklist (or, in the case of any Advance-Funded Loan, a copy of the executed Underlying Note accompanied by a Certificate of Issuer’s Counsel); and (iii) it has received the Loan File associated with each Loan (except as otherwise permitted by Section 2.05 of the Agreement).

The Indenture Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Agreement.

E-1

The Indenture Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Loans identified on the List of Loans, or (ii) the collectibility, insurability, effectiveness or suitability of any such Loan.

U.S. BANK NATIONAL ASSOCIATION,
as the Indenture Trustee

By:
Name:
Title:

E-2

EXHIBIT F
to Sale and
Servicing Agreement

FORM OF FINAL CERTIFICATION

[Date]

Golub Capital Incorporated, as the Servicer and as the Originator 551 Madison Ave, 4th Floor New York, New York 10022 Attention: Mr. John Geisler Facsimile No.: (212) 750-3756	Citigroup Global Markets Realty Corp., as the Deal Agent and as the Note Purchaser 388 Greenwich Street, 19th Floor New York, NY 10013 Attention: Asset Back Finance Facsimile: (212) 816-0216

Re:
Sale and Servicing Agreement, dated as of July 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Golub Capital Master Funding LLC as Issuer, Golub Capital Incorporated as Originator and as Servicer and U.S. Bank National Association, as Indenture Trustee and Collateral Administrator. All capitalized terms used herein without definition have the respective meanings set forth in the Agreement.

Ladies Gentlemen:

In accordance with Section 2.06 of the Agreement, the undersigned, as the Indenture Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Loan listed in the List of Loans (other than any Loan paid in full or listed on the attachment hereto) (i) it has possession of the Loan File in respect of such Loan (other than with respect to the Advance-Funded Loans, if any, listed on Annex A hereto); (ii) it has possession of each Underlying Note and Allonge identified in the Loan Checklist for such Loan; and (iii) it has reviewed the Underlying Notes and Allonges, if any, delivered to it and it has reviewed the Loan Files delivered to it pursuant to Section 2.05 of the Agreement and has determined that (a) each Loan File contains each of the items included in the related Loan Checklist; (b) such Underlying Notes and Allonges and the documents included in the Loan Files have been reviewed by it and have not, based upon the scanned electronic images of such documents in the case of the documents included in the Loan Files, been mutilated, damaged, torn or otherwise physically altered so as to modify the meaning or affect the readability thereof and relate to such Loan; and (c) based on its examination, and only as to the foregoing documents, the information set forth in the List of Loans respecting such Loan is correct. The Indenture Trustee has made no independent examination or inquiry of such documents beyond the review specifically required in the Agreement.

The Indenture Trustee makes no representations as to (i) the validity, legality, enforceability or genuineness of any such documents or any of the Loans identified on the List of Loans, (ii) the collectibility, insurability, effectiveness or suitability of any such Loan, or (iii) the compliance by such documents with statutory or regulatory guidelines.

U.S. BANK NATIONAL ASSOCIATION,
as the Indenture Trustee

By:
Name:
Title:

Annex A
to Exhibit F

Exception Report

EXHIBIT G
to Sale and
Servicing Agreement

[RESERVED]

G-1

EXHIBIT H
to Sale and
Servicing Agreement

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:	U.S. Bank National Association,
as the Indenture Trustee
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Corporate Trust Services

with a copy to:

U.S. Bank National Association
1719 Range Way
Florence, South Carolina 29501
Attention: Sandra Farrow
Ref: Golub Capital Partners Funding 2007-1 Ltd.
Mail Code: Ex-SC FLOR

Citigroup Global Markets Realty Corp.,
as the Deal Agent and as the Note Purchaser
388 Greenwich Street, 19th Floor
New York, NY 10013
Attention: Asset Back Finance
Facsimile: (212) 816-0216

Re:
Sale and Servicing Agreement, dated as of July 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Golub Capital Master Funding LLC as Issuer, Golub Capital Incorporated as Originator and as Servicer and U.S. Bank National Association, as Indenture Trustee and Collateral Administrator.

In connection with the administration of the pool of Loans held by you, the undersigned requests the Indenture Trustee to deliver the Underlying Notes and Allonges (if any) for the Loan described below to the Servicer, for the reason indicated below. Capitalized but undefined terms have the meanings set forth in the Agreement.

Obligor’s Name, Address & Zip Code:

Loan Number:

Reason for Requesting Documents (check one):
☐ 1.	Loan paid in full

(Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account.)

☐ 2.	Substitution

☐ 3.	Lien Release Dividend

☐ 4.	Discretionary Sale

☐ 5.	Repurchase

(Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account.)

☐ 6.	Loan liquidated

(Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)

☐ 7.	Loan in foreclosure

☐ 8.	Other (explain)

If box 7 or 8 above is checked, upon our return of the Loan File to you as the Indenture Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Capitalized terms used but not defined herein have the meanings provided in the Agreement.

[SIGNATURES FOLLOW ON NEXT PAGE]

GOLUB CAPITAL INCORPORATED,
as the Servicer

By:
Name:
Title:

Date:

Acknowledgment of Loan File returned to the Indenture Trustee:

U.S. BANK NATIONAL ASSOCIATION,
as the Indenture Trustee

By:
Name:
Title:

The Deal Agent hereby consents to the Indenture Trustee’s releasing the Loan File to the Servicer designated above:

CITIGROUP GLOBAL MARKETS REALTY CORP.,
as the Deal Agent

By:
Name:
Title:

EXHIBIT I
to Sale and
Servicing Agreement

[RESERVED]

I-1

EXHIBIT J
to Sale and
Servicing Agreement

FORM OF MONTHLY REPORT

(To be provided)

J-1

EXHIBIT K
to Sale and
Servicing Agreement

FORM OF HEDGING AGREEMENT
(INCLUDING SCHEDULE AND CONFIRMATION)

(To be provided)

K-1

EXHIBIT L
to Sale and
Servicing Agreement

[RESERVED]

L-1

EXHIBIT M
to Sale and
Servicing Agreement

FORM OF CERTIFICATE OF ISSUER’S COUNSEL

[________________ ___, 2007]

Citigroup Global Markets Realty Corp.
388 Greenwich Street, 19th Floor
New York, N.Y. 10013
Attention: Asset Backed Finance

U.S. Bank National Association
  as the Indenture Trustee
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Corporate Trust Services

with a copy to
U.S. Bank National Association
1719 Range Way
Florence, South Carolina 29501
Attention: Sandra Farrow
Ref: Golub Capital Partners Funding 2007-1 Ltd.
Mail Code: Ex-SC FLOR

Re:
Loans in the aggregate principal amount of $ , from Golub Capital Incorporated (the “Originator”) to Golub Capital Master Funding LLC (the “Issuer”) in connection with [Obligor] (the “Obligor”) (collectively, the “Loan”). Capitalized terms used but not defined herein shall have the meanings given them in that certain Sale and Security Agreement dated as of July 27, 2007, by and among the Originator, Golub Capital Incorporated, as servicer, the Issuer and the Indenture Trustee.

To whom it may concern:

In connection with the Loan, the undersigned (i) acknowledges that the Originator has granted a security interest to U.S. Bank National Association, as the Indenture Trustee on behalf of the Secured Parties (the “Indenture Trustee”) in each of the items indicated on the closing checklist attached hereto (the “Checklist”), and (ii) certifies to you that as of the day of funding the Loan:

A.	It has received, reviewed and approved the Checklist items, in the form and subject to those exceptions or matters indicated on the Checklist;

B.
A copy of the executed promissory note has been faxed to the Indenture Trustee. The original promissory note(s) and related indorsements are in our possession and will be forwarded to the Indenture Trustee or as otherwise directed in writing to(hereinafter referred to as “Issuer’s Counsel”) by the Indenture Trustee, for receipt within two (2) business days after the funding date of the transaction;

C.
Within ten (10) business days after the closing, all remaining Security Documents which are in our possession and indicated on Schedule 1 attached hereto, will be forwarded to the Indenture Trustee; and

D.
Notwithstanding any contrary instruction from the Originator, in the event the Loan is funded, it will follow the written direction of the Indenture Trustee with regard to the original promissory note(s) in its possession; provided that in the event it reasonably believes that a dispute exists as to custody of any Security Documents, it may deposit them with a court of competent jurisdiction and be relieved of its obligations hereunder with respect to any and all documents so deposited.

The Indenture Trustee, the Originator and Issuer’s Counsel acknowledge and agree that:

1.	The security interest and the rights in the Security Documents granted to the Indenture Trustee, on behalf of the Secured Parties, are paramount and superior to the rights of the Originator.

2.
Issuer’s Counsel shall not be required to perform any duties other than the duties expressly set forth in this letter. No implied obligations or duties shall be inferred by any other agreement, written or verbal, or any representation made by any party.

3.
Issuer’s Counsel is authorized to comply with and obey laws, orders, judgments, decrees and regulations of any governmental authority, court, tribunal, or arbitrator. If Issuer’s Counsel complies with any such law, order, judgment, decree, or regulation Issuer’s Counsel shall not be liable to the Indenture Trustee or the Originator or to any other person even if such law, order, judgment, decree or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation or beyond the scope of the law.

4.
Issuer’s Counsel shall be responsible hereunder solely to hold the original promissory note(s) for the Indenture Trustee’s account and other documents for the Indenture Trustee’s and the Originator’s account and to deliver the same in accordance with the terms of this letter.

5.
Issuer’s Counsel may act relative hereto upon the advice of counsel in reference to any matter in connection herewith and shall not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind unless caused by its own willful misconduct or gross negligence.

6.
Issuer’s Counsel shall be entitled to rely or act upon any notice, direction, instrument or document believed by Issuer’s Counsel to be genuine and to be executed and delivered by the proper person and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.

7.
Issuer’s Counsel shall not be responsible or liable in any manner whatsoever for (a) the sufficiency, correctness, genuineness or validity of any document, agreement or instrument delivered to it, (b) the form of execution of any such document, agreement or instrument, (c) the identity, authority or rights of any person executing or delivering any such document, agreement or instrument, or (d) the terms and conditions of any instrument pursuant to which the parties may act.

8.
Issuer’s Counsel may serve and shall continue to serve as counsel to the Originator in connection with the transactions contemplated by the Loan and other matters, and notwithstanding anything herein to the contrary, may represent the Originator (or any affiliate) as its counsel in any action, suit or other proceeding in which Indenture Trustee or Originator (or any affiliate) may be involved.

9.
Issuer’s Counsel shall be deemed to have satisfied any delivery requirement set forth herein if it shall have deposited the relevant documents for uninsured overnight delivery (properly addressed) with Federal Express, UPS or other overnight courier of national standing.

Very truly yours,

By:
Name:
Title:

(Acceptance on following page)

ACCEPTED AND AGREED:

GOLUB CAPITAL INCORPORATED,
as the Originator

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as the Indenture Trustee

By:
Name:
Title:

SCHEDULE 1
SECURITY DOCUMENTS

Security Documents are defined as the following documents:

(a)          other than in the case of a Participation, an executed copy of the Assignment for such Loan, as identified on the Loan Checklist;

(b)          with the exception of Noteless Loans and Participations, the original (or, as permitted by the Sale and Servicing Agreement for Advance-Funded Loans, faxed) executed Underlying Note endorsed by the Issuer or the prior holder of record in blank or to the Indenture Trustee;

(c)          an executed copy of the Underlying Loan Agreement (which may be included in the Underlying Note if so indicated in the Loan Checklist), together with a copy of all amendments and modifications thereto, as identified on the Loan Checklist;

(d)          a copy of any related security agreement (if any) signed by the applicable Obligor(s), as identified on the Loan Checklist;

(e)          a copy of the Loan Checklist;

(f)           a copy of any related guarantees then executed in connection with such Loan, as identified on the Loan Checklist;

(g)          a copy of any recorded UCC financing statements filed securing any related Underlying Collateral naming the Originator, or, with respect to syndicated loans, the collateral agent named thereunder, as “Secured Party”, as identified on the Loan Checklist;

(h)          if the Originator is the only lender under the credit facility and the Underlying Collateral includes a pledge of stock, the original stock certificate serving as Underlying Collateral for such Loan, along with an executed, original stock power executed in blank, as identified on the Loan Checklist; and

(i)           if the Originator is the only lender under the credit facility all other items listed in the related Loan Checklist that have not previously been delivered, or a certificate from a Responsible Officer of the Originator that such delivery has been waived consistent with the prudent lending practices and the Credit and Collection Policy of the Originator and such waiver shall not have a material adverse effect on the Secured Parties.

EXHIBIT N
to Sale and
Servicing Agreement

[Date]

CERTIFICATE OF SERVICER ACCOMPANYING THE [MONTHLY] [QUARTERLY] REPORT

The undersigned hereby certifies that she/he is the [title] of Golub Capital Incorporated (“GCI”), and that, in such capacity as [title], he is duly authorized to execute and deliver this certificate on behalf of GCI, as the Servicer, pursuant to Section 9.02 of the Sale and Servicing Agreement (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), dated as of July 27, 2007, by and among GCI, as the Originator and as the Servicer, U.S. Bank National Association, as the Indenture Trustee, and Golub Capital Master Funding LLC, as the Issuer (all capitalized terms used herein without definition having the respective meanings set forth in the Agreement) and further certifies in her/his capacity as [title] as follows (it being understood that these certifications are being relied upon by, among others, the Noteholder and its counsel in connection with the Noteholder’s undertakings in connection with the subject transactions):

1.           The [Monthly Report] dated as of [_______] [__], 20[__] is complete, accurate and correct in all material respects.

2.            Except as otherwise provided (in an attached document specifying the event and its status), no Servicer Default or, to knowledge of the undersigned, no event that with notice or the passage of time or both, would constitute a Servicer Default has occurred and is continuing.

N-1

IN WITNESS WHEREOF, I have affixed my signature here this __th day of _______.

GOLUB CAPITAL INCORPORATED

By:
Name:
Title:

N-2

SCHEDULE 1
to Sale and
Servicing Agreement

DIVERSITY CALCULATION

(To be provided)

Schedule 1-1

SCHEDULE 2
to Sale and
Servicing Agreement

AGREED UPON PROCEDURES

In accordance with Section 6.12 of the Sale and Servicing Agreement, the Servicer will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared, or recalculated each of the following accounts in the Servicing Report to applicable system or records of the Servicer:

[________________________]

At the discretion of the nationally recognized independent public accountant, three random Servicer Reports from the fiscal year will be chosen and reviewed.

The report provided by the accountants may be in a format such typically utilized for a report of this nature, however it will consist of at a minimum, (i) a list of deviations from the Servicer Report and (ii) discuss with the Servicer the reason for such deviations, and set forth the findings in such report.

Schedule 2-1

SCHEDULE 3
to Sale and
Servicing Agreement

[RESERVED]

Schedule 3-1

SCHEDULE 4
to Sale and
Servicing Agreement

[RESERVED]

Schedule 4-1

SCHEDULE 5
to Sale and
Servicing Agreement

MOODY’S INDUSTRY CLASSIFICATION GROUPS

Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

Automobile: Automotive Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottling, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

Chemicals, Plastics and Rubber: Chemicals (non-agriculture), Industrial Gases, Sulfur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

Personal and Non Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

Diversified/Conglomerate Manufacturing

Diversified/Conglomerate Service

Diversified Natural Resources, Precious Metals and Minerals: Fabricating, Distribution, Mining and Sales

Ecological: Pollution Control, Waste Removal, Waste Treatment, Waste Disposal

Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service, Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

Finance: Investment Brokerage, Leasing, Syndication, Securities

Schedule 5-1

Farming and Agriculture: Livestock, Grains, Produce, Agricultural Chemicals, Agricultural Equipment, Fertilizers

Grocery: Grocery Stores, Convenience Food Stores

Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

Home and Office Furnishings, Housedress, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

Hotels, Motels, Inns and Gaming

Insurance: Life, Property and Casualty, Broker, Agent, Surety

Leisure, Amusement, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production, Theatres, Motion Picture Distribution

Machinery (Non-Agriculture, Non-Construction, Non-Electronic): Industrial, Machine Tools, Steam Generators

Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales

Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

Personal, Food and Miscellaneous

Printing and Publishing: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks

Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalogue, Showroom

Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes Personal Transportation: Air, Bus, Rail, Car, Rental

Utilities: Electric, Water, Hydro Power, Gas, Diversified

Schedule 5-2

Broadcasting and Entertainment: Recording Industry, Motion Exhibition Theatres, Motion Picture Production and Distribution, Radio, TV, Cable Broadcasting, Broadcasting Equipment

Schedule 5-3

APPENDIX B
to Sale and
Servicing Agreement

NOTICE INFORMATION

Appendix B-1

If to the Issuer:

Mr. John Geisler
Golub Capital Incorporated
551 Madison Ave, 4th Floor
New York, New York 10022
Facsimile: (212) 750-3756
Telephone: (212) 660-7269

with a copy to:
Golub Master Funding LLC
c/o Deutsche International Corporate Services (Delaware) LLC
1011 Centre Road, Suite 200
Wilmington, DE 19805
Facsimile: (302) 636-3399
Telephone: (302) 636-3391

If to the Originator/Servicer:

Mr. John Geisler
Golub Capital Incorporated
551 Madison Ave, 4th Floor
New York, New York 10022
Facsimile: (212) 750-3756
Telephone: (212) 660-7269

If to the Indenture Trustee and Collateral Agent:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services
Facsimile: (866) 724-8497

And (if with respect to Loan Files):

U.S. Bank National Association
1719 Range Way
Florence, South Carolina 29501
Attn: Sandra Farrow
Ref: Golub Capital Partners Funding 2007-1 Ltd.
Mail Code: Ex-SC-FLOR
Facsimile: (843) 673-4925
Telephone: (843) 673-4929

Appendix B-2